Exhibit 10.14

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING	PAGE OF PAGES 1 | 53

2. CONTRACT (Proc. Inst. Ident.) NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
75A50119C00033	See Block 20C	OS240472

5. ISSUED BY — CODE ASPR-BARDA	6. ADMINISTERED BY (If other than Item 5) — CODE
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	SCD-C

7. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)	8. DELIVERY
SPECTRAL MD, INC. 1178833 Dr. Michael DiMaio, MD 2515 MCKINNEY AVE STE 1000 DALLAS TX 752012150	☐ FOB ORIGIN ☒ OTHER (See below)
	9. DISCOUNT FOR PROMPT PAYMENT
	10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN — ITEM
CODE 1178833 — FACILITY CODE	

11. SHIP TO/MARK FOR — CODE HHS/OS/ASPR	12. PAYMENT WILL BE MADE BY — CODE ASPR-BARDA02
HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201	ASPR-BARDA02 200 C St SW Washington DC 20201

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:	14. ACCOUNTING AND APPROPRIATION DATA
☐ 10 U.S.C. 2304 (c) ( ) ☒ 41 U.S.C. 3304 (a) ( )	2019.1992019.25106

15A. ITEM NO	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	Continued				
		15G. TOTAL AMOUNT OF CONTRACT			$27,338,284.00

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
	A	SOLICITATION/CONTRACT FORM			I	CONTRACT CLAUSES	
	B	SUPPLIES OR SERVICES AND PRICES/COSTS				PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
	C	DESCRIPTION/SPECS./WORK STATEMENT			J	LIST OF ATTACHMENTS	
	D	PACKAGING AND MARKING				PART IV - REPRESENTATIONS AND INSTRUCTIONS	
	E	INSPECTION AND ACCEPTANCE			K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
	F	DELIVERIES OR PERFORMANCE					
	G	CONTRACT ADMINISTRATION DATA			L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (*Contractor is required to sign this document and return* ______ *copies to issuing office.*) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (*Attachments are listed herein.*)

18. ☐ SEALED-BID AWARD (*Contractor is not required to sign this document.*) Your bid on Solicitation Number ______ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (Type or print)		20A. NAME OF CONTRACTING OFFICER	
		JAMES P. BOWERS	
19B. NAME OF CONTRACTOR	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA	20C. DATE SIGNED
BY [signature: M DiMaio] (Signature of person authorized to sign)	1 July 2019	BY [signature: James P. Bowers] (Signature of the Contracting Officer)	7/1/2019

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 26 (Rev. 3/2013)
Prescribed by GSA - FAR (48 CFR) 53.214(a)

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50119C00033	PAGE 2 OF 53

NAME OF OFFEROR OR CONTRACTOR
SPECTRAL MD, INC. 1178833

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Tax ID Number: 26-4412146 DUNS Number: 829852339 Delivery: 05/11/2019 Appr. Yr.: 2019 CAN: 1992019 Object Class: 25106 Period of Performance: 07/01/2019 to 11/01/2023				
1	ASPR-19-01743 -- base period funding to Spectral for development of Burn Wound Imaging Device Obligated Amount: $27,338,284.00	1	1	25,790,834.00	27,338,284.00

AUTHORIZED FOR LOCAL REPRC
OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

CONTRACT TABLE OF CONTENTS

PART I – THE SCHEDULE	1
SECTION B – SUPPLIES OR SERVICES AND PRICE/COSTS	1
SECTION C – DESCRIPTIONS/SPECIFICATIONS/WORK STATEMENT	5
SECTION D – PACKAGING, MARKING, & SHIPPING	7
SECTION E – INSPECTION AND ACCEPTANCE	7
SECTION F – DELIVERIES OR PERFORMANCE	8
SECTION G – CONTRACT ADMINISTRATION DATA	23
SECTION H – SPECIAL CONTRACT REQUIREMENTS	29
PART II – CONTRACT CLAUSES	43
SECTION I – CONTRACT CLAUSES	43
PART III – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS	49
SECTION J – LIST OF ATTACHMENTS	49

i

PART I – THE SCHEDULE

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The Pandemic and All Hazards Preparedness Act (PAHPA) of 2006 established the Biomedical Advanced Research and Development Authority (BARDA) and was reauthorized under the PAHPA of 2013 to support development and acquisition of medical countermeasure (MCMs) to prevent or treat the medical consequences of chemical, biological, radiological, and nuclear (CBRN) threats, pandemic influenza (PI), and emerging infectious diseases (EID). These MCMs include vaccines, therapeutics, diagnostics, and medical devices. Additionally, BARDA is entrusted to foster innovation of technologies that enable better manufacturing, testing, and utilization of these medical countermeasures.

Under a previous BARDA contract (concluded Jan 2019), Spectral MD of Dallas, TX successfully developed a device that demonstrated superior burn assessment performance in a single center clinical trial versus the current standard of care, and obtained FDA clearance for the Gen 2 version. BARDA seeks to support continued development of the next generation of DeepView® wound imaging device for faster, more accurate performance to assess the healing potential of burn wounds, which is critical for mass casualty patient triage and access to downstream medical care. This work includes an expanded proof of concept, multicenter clinical trial both in about 5 burn centers. The data would allow SMD to finalize the imaging hardware and software under the BASE Period. Following submission and guidance from FDA, SMD would conduct Verification and Validation studies in the Option Periods to seek either a 510(k) or a de novo 510(k) clearance. It is BARDA’s goal that such a new technology with Machine Learning capabilities could transform the efficiency and quality of routine burn care while also building the capacity and preparedness for triage in a burn mass casualty. The DeepView® machine will also have functional modules for other treatment indications, which will expand and sustain its marketability when integrated into the US health care system.

The Government has determined a Bona Fide Need for each non-severable discrete work segment which will conclude upon the completion of a defined task or defined tasks that provide(s) independent merit and value to the Government. The Contractor's success in completing the required tasks under the work segments must be demonstrated through the Deliverables and Milestones specified under Article F of this contract. As set forth in the Contract WBS Milestones/Deliverables and Technical Deliverables chart under Article F of this contract, the GO/NO GO Contract Milestones and Decision Gates will constitute the basis for the Government’s decision, at its sole discretion, to exercise any follow-on option period(s).

The base under Contract Line Item (CLIN) 0001and option period segments are event driven work segments rather than time driven CLINs. The funds for each independent, non-severable discrete work segment (requirement), regardless of duration, shall only be used for the scope of work covered in each discrete work segment (i.e., the base period work segment and each option work segment). The periods of performance listed under each of the CLINs under Article B.2 and Article B.3 below are estimated time periods It is possible that more than one option period (requirement), may be awarded at one time and that individual CLINs may overlap and/or proceed concurrently.

B.2 BASE PERIOD

1.	The estimated cost of this contract is $25,790,834.

FIXED FEE: The fixed fee for this contract is $1,547,450. The fixed fee shall be paid to contractor on a pro-rated monthly basis determined by the number of months in a given CLIN and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract. For example, if the base period spans 22 months, the Contractor should invoice the Government for approximately 1/22 of the total Fixed Fee each month until the balance of the fixed fee has been expended. However, the Contractor shall not invoice for the final two Fixed-Fee payments of a given period until the Final Report (as defined in Article F.2.) for that period has been reviewed and approved by the Government.

2.	The total estimated amount of the contract, represented by the sum of the estimated cost plus the fixed fee, is $27,338,284.

3.	The amount currently obligated will cover base performance of the contract through May 1, 2021.

CLIN	Period of Performance	Supplies/Services	Cost	Fee	Not To Exceed Total
0001	Base Period 07/1/2019 through 05/1/2021	ePOC Clinical Studies, Device Design/Selection, Algorithm Training Study Design	$25,790,834	$1,547,450	$27,338,284

B.3. OPTION PERIODS

B.3.1 COST REIMBURSMENT OPTIONS

a.	The contract includes optional, cost reimbursement CLINs 0002 and 0003. The Government may exercise Option Periods in accordance with FAR 52.217-9 Option to Extend the Term of the Contract (March 2000), as set forth in Section I of the contract.

b.	Unless the government exercises its option pursuant to the option clause contained in ARTICLE I.2, the contract consists only of the Base Work segment specified in the Statement of Work as defined in SECTONS C and F, for the price set forth in ARTICLE B.2 of the contract.

c.	The Government may modify the contract unilaterally and require the contractor to provide supplies and services for Option Periods listed below, in accordance with FAR 52.217-9.

d.	If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent as referenced in the clause. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION G of this contract. The estimated cost of the contract will be increased as set forth below:

Option	CLIN	Period of Performance	Supplies/Services	Cost	Fee	Not to Exceed Total
1	0002	05/02/2021 through 12/31/2022	Option 1 Period: Algorithm Training Clinical Study, Completed Design implementation of ML algorithm, hardware, and software, Burn Market Assessment	$39,460,468	$2,367,628	$41,828,097
2	0003	1/01/2023 through 11/01/2023	Option 2 Period: Device Validation Clinical Study, Regulatory Submission, Product Launch Plan	$20,704,470	$1,242,268	$21,946,738
		TOTALS	Base + options			$91,113,118

B.5. LIMITATIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses and unless authorized in writing by the Contracting Officer or set forth in the Statement of Work, the cost of the following items or activities shall be unallowable as direct costs:

1)	Acquisition, by purchase or lease, of any interest in real property;

2)	Special rearrangement or alteration of facilities;

3)	Accountable Government Property (see the HHS Contracting Guide for Control for Government Property incorporated by Section G.9. of this contract);

Note: this includes the lease or purchase of any item of general purpose office furniture or office equipment regardless of dollar value.

4)	Purchase or lease of scientific instruments or equipment over $10,000 except for instruments and equipment specifically included in the Statement of Work;

5)	Travel to attend general scientific meetings/conferences;

6)	Printing Costs (as defined in the Government Printing and Binding Regulations);

7)	Overtime (premium) compensation

8)	Entering into certain types of subcontracting arrangements (See Section B.6(c) for specific obligations). Note that most consulting agreements require CO’s written consent.

9)	Foreign Travel (see Subparagraph b.3);

10)	Patient care costs (see Section J-List of Attachments);

11)	Light Refreshment and Meal Expenditures - Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer’s Representative (COR), with a copy to the Contracting Officer, at least six (6) weeks in advance of the event and are subject to “HHS Policy on Promoting Efficient Spending: Use of Appropriate Funding for Conferences and Meetings, Food and Promotional Items and Printing and Publications.” The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provide; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshments and/or meals costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held at a government facility.

b.	Travel Costs

1)	Total expenditures for travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract during the Base Period (CLIN 0001) shall not exceed $395,128 without the prior written approval of the Contracting Officer. The Contractor shall notify the Contracting Officer in writing when travel expenditures have exceeded 80% of the base period travel expenses. Costs must be consistent with Federal Acquisition Regulations (FAR) 52.247-63 – Preference for U.S. Air Flag carriers.

2)	Subject to the dollar limitation specified under B.5.b.1. above, the Contactor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulation (FAR) 31.2 – Contracts with Commercial Organizations, Sub-Section 31.205- 46, Travel Costs.

3)	If foreign travel is necessary, a Contracting Officer Authorization (COA) will be required. Expenditures for foreign travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed the amount specified in each approved COA, without the prior written approval of the Contracting Officer.

Requests for foreign travel must be submitted at least four weeks in advance and shall contain the following:

●	Meeting(s) and place(s) to be visited, with costs and dates; name(s) and title(s) of Contractor personnel to travel and their functions in the contract project;

●	Contract purposes to be served by the travel;

●	How travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of BARDA contract funds;

●	How such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and

●	What additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

B.6. ADVANCE UNDERSTANDINGS

a.	Person-in-Plant

With seven (7) days advance notice to the Contractor in writing from the Contracting Officer, the Government may place a man-in-plant in the Contractor’s or Subcontractor’s facility, who shall be subject to the Contractor’s or Subcontractor’s policies and procedures regarding security and facility access at all times while in the Contractor’s or Subcontractor’s facility. The Government’s representative shall be provided reasonable access, during normal business hours, of the production areas being utilized in performance on the Contract. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a contractor or subcontractor plant.

An article substantially similar to this Person-in-Plant article shall be incorporated into any subcontract for experimental or manufacturing work.

b.	Security

No security plan is required at this point for this effort. It is anticipated that a security waiver will be approved.

c.	Subcontracts

Prior written consent from the Contracting Officer in the form of Contracting Officer Authorization (COA) is required for any subcontract that:

●	Is of the cost-reimbursement type; or

●	Is of the fixed price type and exceeds $250,000 or 5% of the contract, whichever is less.

The Contracting Officer shall request appropriate supporting documentation in order to review and determine authorization, pursuant with FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, the Contractor shall provide a copy of the signed, executed subcontract and consulting agreement to the Contracting Officer within ten (10) calendar days.

Note: Consulting services are treated as subcontracts and subject to the ‘consent to subcontract’ provisions set forth in this Section.

d.	Overtime Compensation

No overtime (premium) compensation is authorized under the subject contract.

e.	Sharing of contract deliverables within United States Government (USG)

In an effort to build a robust medical countermeasure pipeline through increased collaboration, the Government may share technical deliverables with Government entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio Advisory Committee (PAC) Charter, and agreements between BARDA and the Department of Defense, the National Institutes of Health, the Centers for Disease Control, and the Food and Drug Administration, BARDA may share technical deliverables and test results created in the performance of this Contract with colleagues within the Integrated Portfolio. This advance understanding does not authorize the Government to share financial information outside of the United States Government. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data – General, regarding the government’s rights to deliverables submitted during performance as well as the government’s rights to data contained within those deliverables.

f.	Approval of Human and Animal Protocols

The Contractor shall submit all human and animal protocols and human informed consent documents as referenced under this Contract to the COR for review and approval prior to seeking other approvals (Institutional Review Board, Human Use Committee, Institutional Animal Care and Use Committee). The Government requires no fewer than eight (8) business days to perform a review. The Contractor shall take this review time into account and submit protocols as early as possible to avoid delays. The Government’s comments and feedback shall be addressed prior to approval. The COR will review and provide approval of protocols. Human informed consents shall also be submitted and reviewed with any human protocol.

g.	Rights in Data

The contract will incorporate the FAR Clause 52.227-14, Rights in Data—General. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data, regarding the government’s rights to deliverables submitted during performance as well as the government’s rights to data contained within those deliverables.

h.	Invoice Submission during end of Fiscal Year

The government will not accept invoices for processing from Sep 6th through Oct 5th because of end of year fiscal requirements. Any invoices received from September 6th through October 5th will be canceled and returned to the Contractor for resubmission beginning on October 6th.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work attached to this contract as Attachment 1 (Section J-List of Attachments).

C.2. REPORTING REQUIREMENTS

Refer to Section F.2 for specific instructions regarding Reporting Requirements.

C.3. PROJECT MEETING CONFERENCE CALLS

A conference call between the Contract Officer, the Contracting Officer’s Representative (COR) and designees and the Contractor’s Project Leader/delegate and designees shall occur bi-weekly or as otherwise mutually agreed upon by the Government and the Contractor or determined by the Contracting Officer. During this call the Contractor’s Project Leader/delegate and designees will discuss the activities since the last call, any problems that have arisen and the activities planned until the next call takes place. The Contractor’s Project Leader/delegate may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested bythe Contracting Officer’s Representative. Electronic copy of conference call meeting minutes/summaries shall be provided via e-mail to the CO, COR, and uploaded in eRoom by the Contractor within five (5) business days after the conference call is held.

C.4. PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the COR. These meetings may include face-to-face meetings with BARDA in Washington, D.C. and at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor’s and subcontractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts (subject to appropriate protections for Contractor confidential or proprietary data) and Government personnel as required by the COR in order to facilitate review of contract activities.

a.	Kickoff Meeting

The Contractor and Government shall conduct a kickoff meeting within 45 calendar days after contract award to review HHS procedures, processes and expectations. Contractor shall provide an itinerary/agenda no later than 5 business days before meeting. Minutes from the kickoff meeting must be provided within 10 business days of the event.

b.	Quarterly and Ad-Hoc Meetings

At the discretion of the CO or COR, the Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer’s Representative. These meetings may be conducted via teleconferences or face-to-face meetings in Washington, D.C. or at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor’s and subcontractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts (subject to appropriate protections for Contractor’s confidential or proprietary data) and Government personnel as required by the Contracting Officer’s Representative, giving reasonable prior notice of such requirement to Contractor, in order to facilitate review of contract activities.

Contractor shall provide itinerary/agenda at least 2 business days in advance of face-to-face meeting.

Contractor shall provide a meeting summary to the BARDA COR no later than 5 business days after the meeting.

c.	Face-to-Face Project Review Meetings

The Contractor shall, at a time to be determined later, present a comprehensive review of contract progress to date in a face-to-face meeting in Washington, DC. The Contractor will be responsible for updating the BARDA program on technical progress under the Statement of Work. Presentation must be delivered seven (7) business days prior to the scheduled meeting.

C.5 RISK MANAGEMENT

The Contractor shall establish and maintain an active, enterprise-wide risk management system as well as a specific risk management plan that includes the SOPs governing risk management, a description of the risk management activities required to oversee the project across its range of scope, and the processes for reviewing completed risk mitigations. The Contractor shall complete risk management documentation for the program as applicable, such as:

1.	Preliminary hazard analyses as necessary for each product component

2.	Design, user, and process FMEA plans

3.	Risk control plans to verify the proposed mitigations

C.6 REGULATORY ACTIVITIES

The Contractor shall provide the COR the opportunity to review and comment upon any draft documents, including draft pre-submission packages, and meeting requests, to be submitted to the FDA or other regulatory agency. The Contractor shall provide the COR with five (5) business days for review and comments. An acceptable version shall be provided to the COR prior to FDA submission.

The Contractor shall provide the COR initial draft minutes and final draft minutes of any - meeting with the FDA and other regulatory agencies.

The Contractor shall communicate the dates and times of any meeting with the FDA and other regulatory agencies to the COR and ensure participation for appropriate COR and BARDA SME staff to attend the meetings.

The Contractor shall forward Standard Operating Procedures (SOPs) upon request from Contracting Officer’s Representative/Contracting Officer.

The Contractor shall work to support BARDA in development of FDA submissions and meeting for seeking a Pre-Emergency Use Authorization if deemed necessary by BARDA. The support may require the Contractor to develop unique deliverables other than the ones related to the SOW for submission to the FDA by BARDA.

The Contractor shall support FDA audits. Within thirty (30) calendar days of an FDA audit of Contractor or subcontractor facilities, the Contractor shall provide copies of the audit findings, final report, and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report.

C.7 QUALITY

The Contractor shall establish and maintain a Quality Management System with sufficient content to include but not limited to the elements contained in the Code of Federal Regulations Title 21 Part 820.

The Contractor shall establish routine internal reviews, documentation, and evidence of the ability to maintain, and adhere to the Code of Federal Regulations Title 21 Part 820.

The Contractor shall contract for an independent audit of its system quality system adherence, resolve any issues noted by the auditor, and provide the audit findings and resolutions to the Government.

SECTION D – PACKAGING, MARKING, AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications and Section F. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition

Unless otherwise specified by the CO, delivery of reports to be furnished to the Government under this contract (including invoices) shall be delivered to the CO and COR electronically along with a concurrent email notification to the CO and COR (as defined in Section F.3. Electronic Submission) summarizing the electronic delivery.

SECTION E – INSPECTION AND ACCEPTANCE

E.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. On request, the CO will make the full text available. Also, the full text of a clause may be accessed electronically at: https://www.acquisition.gov/FAR (for the FAR) and at: http://www.hhs.gov/policies/hhsar/subpart352.html. (for the HHSAR)

FAR Clause	Title and Date

FAR 52.246-3,	Inspection of Supplies – Cost-Reimbursement (May 2001)
FAR 52.246-5,	Inspection of Services - Cost-Reimbursement (April 1984)
FAR 52.246-9,	Inspection of Research and Development (Short Form) (April 1984)
FAR 52.246-16,	Responsibility for Supplies (April 1984)

E.2. DESIGNATION OF GOVERNMENT PERSONNEL

For the purpose of this Section E, the designated Contracting Officer’s Representative (COR) is the authorized representative of the Contracting Officer. The COR will assist in resolving technical issues that arise during performance. The COR however is not authorized to change any contract terms or authorize any changes in the Statement of Work or modify or extend the period of performance, or authorize reimbursement of any costs incurred during performance.

E.3. INSPECTION, ACCEPTANCE AND CONTRACT MONITORING

Inspection and acceptance of the product, services, and documentation called for herein shall be accomplished by the Contracting Officer or a duly authorized representative. Delivery, technical inspection and acceptance will take place at a location designated by the Contracting Officer or at:

Office of the Assistant Secretary for Preparedness and Response

Biomedical Advanced Research and Development Authority

O’Neill House Office Building

Washington, DC 20515

a.	Site Visits and Inspections

At the discretion of the Government and independent of activities conducted by the Contractor, with 48 hours’ notice to the Contractor, the Government reserves the right to conduct site visits and inspections related to this Contract on an as needed basis during normal business hours, including collection of product samples and intermediates held at the location of the Contractor, or its subcontractor. All costs reasonably incurred by the Contractor and subcontractor for such visit and/or inspection shall be allowable costs subject to the Allowable cost requirements in FAR Subpart 31.2. The Contractor shall coordinate these visits and shall have the opportunity to accompany the Government on any such visits. Under time-sensitive or critical situations, the Government reserves the right to suspend the 48 hour notice to the Contractor. The areas included under the site visit could include, but are not limited to: security, regulatory and quality systems, manufacturing processes and cGMP/GLP/GCPcompliance related to activities funded under this Contract.

If the Government, Contractor, or other party identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government for review and acceptance:

●	If issues are identified during the audit, the Contractor shall submit a report to the CO and COR within five (5) business days detailing the finding and corrective action(s) of the audit.

●	COR and CO will review the report and provide a response to the Contractor within ten (10) business days.

●	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

SECTION F – DELIVERIES OR PERFORMANCE

F.1. ESTIMATED PERIOD OF PERFORMANCE

The estimated period of performance for this contract shall be consistent with the dates set forth in the Base Period in Section B.2. If the Government exercises the Options Period(s) pursuant to the Option Clause in Section I.3 of the contract, the period of performance shall be increased as shown in the table in Section B.3.

F.2. DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set forth in the Statement of Work dated April 15, 2019, set forth in Section J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the COR, of each of the deliverables described in Section C, Section F, and Section J.

All deliverables and reporting documents listed within this Section shall be delivered electronically (as defined in Section F.3 Electronic Submission) to the CO, CS, and the COR unless otherwise specified by the CO.

Unless otherwise specified by the CO, the deliverables identified in this Section F shall also be delivered electronically to the designated eRoom along with a concurrent email notification sent to the CO, CS, COR, and Alternate COR stating delivery has been made.

All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b). Hard copies of deliverables and reports furnished to the Government under the resultant Contract (including invoices) shall be addressed as follows:

HHS/ASPR/BARDA/CMA:

ATTN: James P. Bowers (Contracting Officer)

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response

Biomedical Research and Development Authority (BARDA)

Division of Contract Management and Acquisition (DCMA)

O’Neill House Office Building

Room Number: 21B05

Washington, DC 20515

Email: james.bowers@hhs.gov

HHS/ASPR/BARDA:

ATTN: Julio Barrera-Oro (COR)

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response

Biomedical Advanced Research & Development Authority (BARDA)

O’Neill House Office Building

Room Number: 24L19

Washington, DC 20515

Email: julio.Barrera-Oro@hhs.gov

Contract Data Requirements List (CDRL)

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
01	Kickoff Meeting	The Contractor shall complete a Kickoff meeting after contract award

●     Within 45 calendar days after contract award.

●     Materials: Contractor shall provide itinerary and agenda to CO and COR at least 5 business days in advance of meeting. CO approves and the COR distributes itinerary and agenda within 3 business days.

●     Due out: Contractor provides meeting minutes to CO and COR within 5 business days after the meeting. The CO and COR reviews, comments, and the CO approves minutes within 10 business days of the event.

02	Quarterly Meetings	At the discretion of the government the Contractor shall hold recurring teleconference or face-to-face Project Review Meetings up to four per year either in Washington D.C or at work sites of the Contractor or subcontractors. Face-to-face meetings shall alternate between Washington DC and Contractor, sub-contractor sites. The meetings will be used to discuss contract progress in relation to the Program Management deliverables described below as well as study designs, technical, regulatory, and ethical aspects of the program.

●     Materials: Contractor shall provide itinerary and agenda to CO and COR at least 2 business days in advance of site visit. The COR approves and distributes itinerary and agenda within 2 business days.

●     Due out: Contractor provides meeting minutes to the CO and the COR within 5 business days after the meeting. The CO and COR reviews, comments, and the CO approves minutes within 10 business days.

03	Biweekly Teleconference Meetings	The Contractor shall participate in teleconferences every two weeks with the CO and the COR to discuss the performance of the contract.

●     Materials: Contractor provides agenda to the CO and COR no later than 2 business days in advance of meeting. The COR approves and distributes agenda prior to meeting.

●     Due out: Contractor provides meeting minutes to the CO and COR within 5 business days following the meeting. The CO and COR reviews, comments, and the COR approves minutes within 10 business days following the meeting.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
04 (Monthly) 05 (Annual)	Monthly & Annual Technical Progress Reports

The Monthly and Annual Technical Progress report shall address each of the below items and be cross-referenced to the Work Breakdown Structure (WBS), Statement of Work (SOW), Integrated Master Schedule (IMS), and Contract Performance Report (CPR).

1.    An Executive Summary highlighting the progress, issues and relevant manufacturing, non-clinical, clinical and regulatory activities. The Executive Summary should highlight only critical issues for that reporting period and resolution approach; limited to 2-3 pages.

2.    Progress in meeting contract milestones – broken out by subtasks within each milestone, overall project assessment, problems encountered and recommended solutions. The reports shall detail the planned and actual progress during the period covered, explaining occurrences of any differences between the two and the corrective steps.

3.    The reports shall also include a three-month rolling forecast of the key planned activities, referencing the WBS/IMS.

4.    A tracking log of progress on regulatory submissions with the FDA number, description of submission, date of submission, status of submission and next steps.

5.    Estimated and Actual Expenses.

6.    This report shall also contain a narrative or table detailing whether there is a significant discrepancy (>10%) at this time between the % of work completed and the cumulative costs incurred to date. Monthly and actual expenses should be broken down to the appropriate WBS level. This section of the report should also contain estimates for the Subcontractors' expenses from the previous month if the Subcontractor did not submit a bill in the previous month. If the subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors.

●     Due: Monthly Reports shall be submitted on the 25th day of the month after the end of each month with an Annual Report submitted on the 30th calendar day of the final month of each contract year for the previous twelve calendar months.

●     When the 25th or 30th falls on a weekend or a US Holiday, the reports will be due the next business day.

●     Monthly progress reports are not required for the periods when the Annual Report(s) and Final Report are due. The CO and the COR will review the monthly reports and provide feedback within 5 business days of receiving the report. The CO approves acceptance of monthly and annual reports.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
06	Risk Management Plan	The Contractor shall provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost, schedule, and performance objectives. The plan shall include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

●     Due: Within 180 days of contract award.

●     Due out: Contractor provides updated Risk Management Plan in Monthly Progress Report. The COR shall provide Contractor with written comments in response submitted plan. Contractor must address, in writing, all commercially reasonable concerns raised by the COR within 20 business days of Contractor’s receipt of COR’s concerns for CO approval.

07	Deviation Notification and Mitigation Strategy	Process for changing IMS activities associated with cost and schedule. Contractor shall notify BARDA of significant changes the IMS defined as increases in cost above 5% or schedule slippage of more than 30 days, which would require a PoP extension. Contractor shall provide a high-level management strategy for risk mitigation.	● Due: As needed and communicated by the COR/CO.

08	Go/No-Go In- Process Review (IPR) or Decision Gate Presentation	Contractor shall provide a presentation detailing technical progress made towards completion of Go/No-Go decision gate milestones following a prescribed template provided by BARDA prior to the IPR.	● Materials: Contractor shall provide presentation materials to the CO and COR 10 business days prior to the In-Process Review (IPR). Contractor shall submit written justification of progress towards satisfying Go/No-Go criteria. After reviewing, the CO and COR will provide a written response within 10 business days.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
09	Incident Report	Contractor shall communicate and document all critical programmatic concerns, risks, or potential risks with the CO and COR.

•      Due: Within 48 hours of activity or incident or within 24 hours for a security activity or incident via email or telephone, with written follow-up to the CO and COR. Additional updates due within 48 hours of additional developments.

•      Due out: Contractor shall submit, within 5 business days, a Corrective Action Plan (if deemed necessary by either party) to address any potential issues. If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by the CO, within 5 business days of receiving such concerns in writing.

10	Draft and Final Reports for Clinical and Non-Clinical Studies	Contractor shall provide Draft and Final Clinical/Non-Clinical Study Reports to the CO and COR for review and comment.

•     Draft - within 45 calendar days after completion of analysis and at least 15 business days prior to submission to FDA. Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and comment no later than 5 business days after receipt by Contractor. The CO shall provide written comments to the Draft Final Report for Clinical and Non- Clinical Studies within 15 business days after the submission.

•     Final - due 30 calendar days after receiving comments on the Draft Final Report for Clinical and Non-Clinical Studies. If corrective action is recommended, Contractor must address, in writing, all reasonable concerns raised by the CO in writing. Contractor shall consider revising reports to address CO’s recommendations prior to FDA submission.

● Final FDA submissions shall be provided to the CO and COR concurrently or no later than 5 business days after submission to the FDA.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
11	Standard Operating Procedures	The Contractor shall make internal and, to the extent possible, subcontractor Standard Operating Procedures (SOPs) available for review electronically.	Upon request from the CO.

12	FDA Correspondence	The Contractor shall memorialize any correspondence between Contractor and FDA and submit to the CO and COR. All documents shall be duly marked as either “Draft” or “Final”.	● Due: Contractor shall provide written summary of any FDA correspondence within 5 business days of correspondence.

13	FDA Meetings

The Contractor shall forward the dates and times of any meeting with the FDA to the CO and COR and make arrangements for appropriate government staff to attend the FDA meetings.

Government staff shall include up to a maximum of four people (COR, CO and up to 2 subject matter experts).

●    Contractor shall schedule upcoming FDA meetings, so at a minimum the CO, COR, and RQA persons from BARDA can attend. Additionally, a pre-meeting needs to be held with BARDA to review slides and discuss meeting strategies.

●    Contractor shall notify the CO and COR of upcoming FDA meeting within 24 hours of scheduling.

●     The Contractor shall forward initial Contractor and FDA- issued draft minutes and final minutes of any meeting with the FDA to the CO and COR within 5 business days of receipt. All documents shall be duly marked as either “Draft” or “Final”.

14	FDA Submissions	The Contractor shall provide the CO and COR the opportunity to review and comment upon all draft submissions before submission to the FDA. Contractor shall provide the CO and COR with an electronic copy of the final FDA submission. All documents shall be duly marked as either “Draft” or “Final”.

●     Due: Contractor shall submit draft FDA submissions to the CO and COR at least 15 business days prior to FDA submission. The CO and COR will provide feedback to Contractor within 10 business days of receipt.

●     Due out: If corrective action is recommended, the Contractor must address, in writing, its consideration of all concerns raised by the CO.

●     The Contractor shall consider revising their documents to address CO’s concerns and/or recommendations prior to FDA submission.

●     Final FDA submissions shall be submitted to the CO and COR concurrently or no later than 5 calendar day of its submission to CDER.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
15	FDA Audits	In the event of an FDA inspection which occurs as a result of this contract and for the product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the Government with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). The Contractor shall provide the COR and CO with copies of the plan for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report, status updates during the plans execution and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements for BARDA representative(s) to be present during the final debrief by the regulatory inspector.

●     Contractor shall notify the CO and COR within 10 business days of a scheduled FDA audit or within 24 hours of an ad hoc site visit/audit if the FDA does not provide advanced notice.

●     Contractor shall provide copies of any FDA audit report received from subcontractors that occur as a result of this contract or for this product within 5 business days of receiving correspondence from the FDA or third party.

●     Within 10 business days of audit report, Contractor shall provide CO with a plan for addressing areas of nonconformance, if any are identified.

16	QA Audit Reports

BARDA Quality group and /or their qualified representatives reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to the CO and COR. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

●     Contractor shall notify the CO and COR 10 days in advance of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.

●    Contractor shall notify the CO and COR within 5 business days of report completion.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
17	BARDA Audit

Contractor shall accommodate periodic or ad hoc site visits by the CO and COR.

Contractor shall also accommodate any ‘for cause’ audit if and when there are potential issues identified in the program during the period of performance. Such issues include but are not limited to stability failures, GLP issues etc.

If the CO, COR, Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the CO and COR.

●     If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

●     Due out: The CO and COR will review the report and provide a response to the Contractor with 10 business days. Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

18	Technical Documents	Upon request, Contractor shall provide CO and COR with deliverables from the following contract funded activities: process Development Reports, Assay Qualification Plan/Report, Assay Validation Plan/Report, Assay Technology Transfer Report, Batch Records, SOPs, Master Production Records, Certificate of Analysis, Clinical Studies Data or Reports. The CO and COR reserve the right to request within the PoP a non-proprietary technical document for distribution within the Government.

●     Contractor shall provide technical document within 10 business days of COR’s request. Contractor can request additional time on an as needed basis.

●     If corrective action is recommended by the COR, the Contractor must address, in writing, concerns raised by the COR to the COR and CO in writing.

19	Raw Data or Data Analysis

Contractor shall provide raw data and/or data analysis to the CO and COR upon request.

Contractor shall address and adjudicate all concerns from BARDA review of the data/analysis and amend the reports as required.

● Contractor shall provide data or data analysis to the CO and COR within 20 business days of request. ● Contractor shall amend the reports if required and adjudicate all comments.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
20	Publications	Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to the CO and COR for review prior to submission.

●     Contractor must submit all manuscript or scientific meeting abstract to the CO and COR within 30 days for manuscripts and 15 days for abstracts.

●     Contractor must address in writing all concerns raised by the CO and COR in writing.

●     Final submissions shall be submitted to the CO and COR concurrently or no later than five (5) calendar days after its submission.

21	Press Releases	Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

●     With the exception of ad-hoc press releases required by applicable law or regulations, Contractor shall ensure that the CO and COR has received and approved an advanced copy of any draft press release to this contract not less than 2 business days prior to the issuance of the press release. The CO shall reply with comments within 1 business day of receipt of the draft press release. Should no comments be forthcoming from the CO by end of the 1st business day, Contractor will be permitted to issue the press release

●     If corrective action is required, the Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

●     Any final press releases shall be submitted to the CO and COR no later than 1 (one) calendar day prior to its release.

22	Integrated Master Schedule (IMS)-Gantt	The Contractor shall provide an IMS including WBS, critical path, and milestones.	● Due: Contractor shall provide the draft IMS-Gantt within 90 days of contract award with final due 8 months after award and updated monthly as part of the Monthly Progress Report.
● Contractor must address, in writing, all concerns raised by the COR in writing and provide response to the CO and COR.

23	Draft and Final Technical Progress Report

A Draft Final Technical Progress Report containing a summation of the work performed and the results obtained for the entire contract PoP. The draft report shall be duly marked as ‘Draft’.

The Final Technical Progress Report incorporating feedback received from the CO and COR and containing a summation of the work performed and the results obtained for the entire contract PoP. The final report shall document the results of the entire contract. This report shall be in sufficient detail to fully describe the progress achieved under all milestones. The final report shall be duly marked as ‘Final’.

●     Due: Contractor shall provide a draft Technical Progress Report 75 calendar days before the end of the PoP and the Final Technical Progress Report on or before the completion date of the PoP.

●    Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and comment no later than 5 business days after receipt by the Contractor.

●     Due out: the CO shall provide feedback on draft report within 15 calendar days of receipt, which the Contractor shall consider incorporating into the Final Report.

●     Contractor shall submit, with the Final Technical Progress Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
24	Draft and Final Study Protocols

Contractor shall provide all Draft and Final Study Protocols to the COR for evaluation. (The CO and COR reserves the right to request within the period of performance a non-proprietary Study Protocol for distribution within the US Government.

●     The Contractor will submit all proposed protocols to the CO and COR at least 10 business days prior to study start. If corrective action is required, the Contractor must address in writing all concerns raised by the CO and COR to the satisfaction of the COR before study execution and provide the CO and COR a revised draft protocol that addresses the CO’s comments and requested changes.

●     After receiving the revised Study Protocol that satisfies the COR, the CO will approve the revised Study Protocol and will provide a written approval to the Contractor that provides authorization to the Contractor to execute the specific study.

● Contractor shall not proceed with any study protocol until the COR gives its approval and the Contractor has provided the CO and COR with a final and approved Study Protocol.

25	Clinical Study Status Update

Contractor shall provide COR with a status update of clinical studies that are actively enrolling patients to include by study site: cumulative enrollment; new enrollments; screen failures; patients dropped from study; AE and SAEs; activation or inactivation of study sites; investigator appointments or changes; and status of IRB/IEC review/approval/renewal. Contractor will provide proposed format for the COR’s review and approval.

●    Update will be submitted by e-mail or other electronic format to be provided by the COR by the end of the 25th business day of each new month.

●    When the 25th falls on a weekend or US Holiday, the update will be due the next business day.

●    Updates, to the extent they are available, will be presented during biweekly teleconferences.

●     If no changes have occurred since the prior update only a simple statement that there is no new data is required.

NOTE: Pursuant to federal law, no Government personnel shall publish, divulge, disclose, or otherwise make known to any non-Government entity any Contractor data marked according to FAR 52.227-14, unless permitted to do so by law or regulation.

Detailed Description of Select Contract Deliverables

A.	Monthly and Annual Progress Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with this Section F of this contract, and in the Statement of Work, attached to this contract (see Section J-List of Attachments).

i.	Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report according to the dates set forth in the summary table (“Summary of Contract Deliverables”) under this Section. The progress report shall conform to the requirements set forth in the Deliverables Chart in Section F of this contract.

The format should include:

●	A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission;

●	SECTION I – EXECUTIVE SUMMARY

●	SECTION II - PROGRESS

●	SECTION II Part A: OVERALL PROGRESS - A description of overall progress.

●	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE - A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g., evaluating, and managing subcontractor performance, and personnel changes).

●	SECTION II Part C: TECHNICAL PROGRESS - For each activity related to Gantt chart, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project.

●	SECTION II Part D: PROPOSED WORK - A summary of work proposed related to Gantt chart for the next reporting period and preprints/reprints of papers and abstracts.

●	SECTION III: Estimated and Actual Expenses.

a.	This Section of the report shall contain a narrative or table detailing whether there is a significant discrepancy (>10%) at this time between the % of work completed and the cumulative costs incurred to date. Monthly and actual expenses should be broken down to the appropriate WBS level.

b.	This Section of the report should also contain estimates for the Subcontractors’ expenses from the previous month if the Subcontractor did not submit a bill in the previous month. If the subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors.

A Monthly Progress Report will not be required in the same month that the Annual Progress Report is submitted.

ii.	Annual Progress Report

This report shall include a summation of the results of the entire contract work for the period covered. Monthly Progress Reports shall not be submitted in the same month when an Annual Progress Report is due. Furthermore, an Annual Progress Report will not be required for the period when the Final Report is due. The first Annual Progress Report shall be submitted in accordance with the date set forth in the table (“Summary of Contract Deliverables”) under Section F.2. of this contract. The progress report shall conform to the requirements set forth in the Deliverables Chart in Section F of this contract.

Each Annual Progress Report shall include:

●	A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and email address; and the date of submission;

●	SECTION I: EXECUTIVE SUMMARY - A brief overview of the work completed, and the major accomplishments achieved during the reporting period.

●	SECTION II: PROGRESS

●	SECTION II Part A: OVERALL PROGRESS - A description of overall progress.

●	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE - A high level summary of critical meetings, etc. that have taken place during the reporting period. Include progress on administration and management to critical factors of the project (e.g. regulatory compliance audits and key personnel changes).

●	SECTION II Part C: TECHNICAL PROGRESS - A detailed description of the work performed structured to follow the activities and decision gates outlined at the Integrated Baseline Review and as described in the Integrated Master Schedule. The Report should include a description of any problems (technical or financial) that occurred or were identified during the reporting period, and how these problems were resolved.

●	SECTION II Part D: PROPOSED WORK - A summary of work proposed for the next year period to include an updated Gantt Chart.

Contractor also should include the following in the Annual Progress Report:

1.	Copies of manuscripts (published and unpublished), abstracts, and any protocols or methods developed specifically under the contract during the reporting period; and

2.	A summary of any Subject Inventions per the requirements under FAR Clause 52.227-11.

iii.	Draft Final Report and Final Report

These reports are to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Report and Final Report shall be submitted in accordance with the Deliverables Chart in Section F of the contract. An Annual Progress Report will not be required for the period when the Final Report is due. The Draft Final Report and the Final Report shall be submitted in accordance with the dates set forth in the table (“Summary of Contract Deliverables”) under SECTION F.2. of this contract. The report shall conform to the following format:

1.	Cover page to include the contract number, contract title, performance period covered, Contractor’s name and address, telephone number, fax number, email address and submission date.

2.	SECTION I: EXECUTIVE SUMMARY - Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

3.	SECTION II: RESULTS - A detailed description of the work performed related to WBS and Gantt chart, the results obtained, and the impact of the results on the scientific and/or public health community including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance and a summary of all inventions.

Draft Final Report: The Contractor is required to submit the Draft Final Report to the Contracting Officer’s Representative and Contracting Officer. The Contracting Officer’s Representative and Contracting Officer will review the Draft Final Report and provide the Contractor with comments in accordance with the dates set forth in Section F.2. of the contract.

Final Report: The Contractor will deliver the final version of the Final Report on or before the completion date of the contract. The final version shall include or address the COR’s and CO’s written comments on the draft report. Final Report shall be submitted on or before the completion date of the contract.

iv.	Summary of Salient Results

The Contractor shall submit, with the Final Report, a summary of salient results achieved during the performance of the contract.

v.	Audit Reports

Within thirty (30) calendar days of an audit related to conformance to FDA regulations and guidance, including adherence to GLP, GMP, GCP guidelines, the Contractor shall provide copies of the audit report (so long as received from the FDA) and a plan for addressing areas of nonconformance to FDA regulations and guidelines for GLP, GMP, or GCP guidelines as identified in the final audit report and as related to activities funded under this contract.

vi.	Periodic Document Review

Upon request, Contractor shall provide CO and COR with the following contract funded documents as specified below but not limited to: Process Development Reports; Assay Qualification Plan/Report, Assay Validation Plan/Report, Assay Technology Transfer Report, Batch Records, Contractor/Subcontractor Standard Operating Procedures (SOP’s), Master Production Records, Certificate of Analysis, Clinical Studies Data or Reports. The CO and COR reserve the right to request within the Period of Performance a non-proprietary technical document for distribution within the Government. Contractor shall provide technical document within 10 business days of CO or COR request. Contractor can request additional time on an as needed basis. If edits are recommended, the Contractor must address, in writing, concerns raised by BARDA in writing.

vii.	Risk Management Plan

The Contractor shall provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost, schedule, and performance objectives. The plan shall include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

●	Due within 180 days of contract award

●	Contractor provides updated Risk Management Plan in Monthly Progress Report

●	The COR shall provide Contractor with a written list of concerns in response plan submitted

Contractor must address, in writing, all concerns raised by COR within 20 business days of Contractor’s receipt of COR’s concerns.

B.	Deliverables Arising from FDA Correspondence

i.	FDA Meetings

The Contractor shall forward the dates and times of any meeting with the FDA to BARDA and make arrangements for appropriate BARDA staff to attend the FDA meetings. BARDA staff shall include up to a maximum of four people (COR, CO and up to 2 subject matter experts).

●	Contractor shall notify BARDA of upcoming FDA meeting within 24 hours of scheduling.

●	The Contractor shall forward initial Contractor and FDA-issued draft minutes and final minutes of any meeting with the FDA to the CO and COR within 5 business days of receipt. All documents shall be duly marked as either “Draft” or “Final.”

ii.	FDA Submissions

The Contractor shall provide the COR all documents submitted to the FDA.

Contractor shall provide the COR with an electronic copy of the final FDA submission. All documents shall be duly marked as either “Draft” or “Final.”

●	If draft documents are submitted to the COR for review, the COR will provide feedback to Contractor within 10 business days of receipt.

●	If BARDA reviews draft documents, the Contractor shall revise their documents to address BARDA’s written concerns and/or recommendations prior to FDA submission.

●	Final FDA submissions shall be submitted to the CO and COR concurrently or no later than 5 calendar days of their submission to FDA.

iii.	FDA Audits

In the event of an FDA inspection which occurs as a result of this contract and for the product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the CO and COR with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR) within five (5) business days after the Contractors receipt of those documents. The Contractor shall provide the COR and CO with copies of the plan for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report, status updates during the plans execution and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements for BARDA representative(s) to be present during the final debrief by the regulatory inspector.

●	Contractor shall notify CO and COR within 10 business days of a scheduled FDA audit or within 24 hours of an ad hoc site visit/audit if the FDA does not provide advanced notice.

●	Contractor shall provide copies of any FDA audit report received from subcontractors that occur as a result of this contract or for this product within 5 business days of receiving correspondence from the FDA, Subcontractor, or third party.

●	Within 15 business days of audit report, Contractor shall provide CO with a plan for addressing areas of nonconformance, if any are identified.

Other FDA Correspondence

The Contractor shall memorialize any correspondence between Contractor and FDA as related to activities funded under this contract and submit to BARDA. All documents shall be duly marked as either “Draft” or “Final.” Contractor shall provide written summary of any FDA correspondence within 5 business days of correspondence.

F.3.	ELECTRONIC SUBMISSION

For electronic delivery, the Contractor shall upload documents to the appropriate folder on https://eroom.bardatools.hhs.gov/eRoom (“eRoom”) which is the designated Government file sharing system. The Government shall provide two contractor representatives authorized log in access to the file share program. Each representative must complete a mandatory training provided by the Government prior to gaining user access. A notification email should be sent to the CO and COR upon electronic delivery of any documents.

F.4.	SUBJECT INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. A final invention statement (see FAR 27.303 (b) (2) (ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

Reports and documentation submitted to the Contracting Officer shall be sent to the address set forth in Section G – Contract Administration Data.

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

F.5.	FEDERAL ACQUISITION REGULATION CLAUSES INCORPORATED BY REFERENCE

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. The full text of each clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html.

FAR 52.242-15, Stop Work Order (August 1989), Alternate 1 (April 1984)

SECTION G - CONTRACT ADMINISTRATION DATA

G.1.	CONTRACTING OFFICER

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

James P. Bowers (Contracting Officer)

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response (ASPR)

Biomedical Advanced Research and Development Authority (BARDA)

Contract Management and Acquisition (CMA)

O’Neill House Office Building

Room Number: 21B05

Washington, DC 20515

202-205-4857 (Office)

james.bowers@hhs.gov

1)	The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

2)	The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract.

3)	No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, other otherwise, shall be considered grounds for deviation from any stipulation of this contract.

4)	The Government may unilaterally change its CO designation, after which it will notify the Contractor in writing of such change.

G.2.	CONTRACTING OFFICER’S REPRESENTATIVE (COR)

The following Contracting Officer’s Representative (COR) will represent the Government for the purpose of this contract: In the absence of the COR the Branch Chief or his designee will act for the COR.

ATTN: Julio Barrera-Oro (COR)

U.S. Department of Health & Human Services

Office of the Assistant Secretary for Preparedness and Response

Biomedical Advanced Research & Development Authority (BARDA)
O’Neill House Office Building

Room Number: 24L19
Washington, DC 20515

Email: Julio.Barrera-Oro@hhs.gov

The COR is responsible for:

1)	Monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;

2)	Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;

3)	Performing technical evaluation as required;

4)	Performing technical inspections and acceptances required by this contract; and

5)	Assisting in the resolution of technical problems encountered during performance. The Government may unilaterally change its COR designation, after which it will notify Contractor in writing of such change.

G.3.	KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individuals are considered to be essential to the work being performed hereunder:

Name	Title
J. Michael DiMaio, MD	Chief Executive Officer, President, PI
Wensheng Fan, MSEE	Executive VP, Chief Technology Officer
Jeff Thatcher, PhD,	Chief Scientist
Maria Cadic, PhD	Senior Project Manager
Louis Percoco	Engineering Production Manager

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) and qualifications of the individual proposed as a substitute to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the contractor or Government. At a minimum, the key personnel should include the project manager, principal investigator, quality assurance director, regulatory lead, and manufacturing lead.

G.4.	CONTRACT FINANCIAL REPORT

a.	Financial reports on the attached Financial Report of Individual Project/Contract shall be submitted by the Contractor to the CO with a copy to the COR in accordance with the instructions for completing this form, which accompany the form, in an original and one electronic copy, not later than the 30th business day after the close of the reporting period. The line entries for subdivisions of work and elements of cost (expenditure categories), which shall be reported within the total contract, are discussed in paragraph e., below. Subsequent changes and/or additions in the line entries shall be made in writing.

b.	Unless otherwise stated in the instructions for completing this form, all columns A through J, shall be completed for each report submitted.

c.	The first financial report shall cover the period consisting of the first full three calendar months following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis.

d.	The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7.

e.	The listing of expenditure categories to be reported is incorporated as a part of this contract and can be found under Section J entitled, “Financial Report of Individual Project/Contract,”.

f.	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

g.	Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests and Contract Financial Reporting, and be sent to the following points of contact:

CO	COR	PSC
James Bowers(Contracting Officer) HHS/ASPR/BARDA/CMA O’Neill House Office Bldg Room Number: 21B05 Washington, DC 20515 Email:james.bowers@hhs.gov	Julio Barrera-Oro COR HHS/ASPR/BARDA O’Neill House Office Bldg Room Number: 24L19 Washington, DC 20515 202- 260-0393 (Office) Julio.Barrera-Oro@hhs.gov	PSC_Invoices@psc.hhs.gov & “e-Room”

The Contractor agrees to immediately notify the CO in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10%) of the estimated costs for the base period or any option period(s) (See estimated costs under Section B) and the reasons for the variance. These requirements are in addition to the specified requirements of FAR Clause 52.232-20, Limitation of Cost that is incorporated by reference under Section I.1 which states;

Limitation of Cost (Apr 1984)

●	The parties estimate that performance of this contract, exclusive of any fee, will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Government’s share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Government’s and the Contractor’s share of the cost.

●	The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe that—

●	The costs the Contractor expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the estimated cost specified in the Schedule; or

●	The total cost for the performance of this contract, exclusive of any fee, will be either greater or substantially less than had been previously estimated.

●	As part of the notification, the Contractor shall provide the Contracting Officer a revised estimate of the total cost of performing this contract.

●	The Government is not obligated to reimburse the Contractor for costs incurred in excess of (i) the estimated cost specified in the Schedule or, (ii) if this is a cost-sharing contract, the estimated cost to the Government specified in the Schedule; and

●	The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of the estimated cost specified in the Schedule, until the Contracting Officer (i) notifies the Contractor in writing that the estimated cost has been increased and (ii) provides a revised estimated total cost of performing this contract. If this is a cost-sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule.

●	No notice, communication, or representation in any form other than that specified in paragraph (d)(2) of this clause, or from any person other than the Contracting Officer, shall affect this contract’s estimated cost to the Government. In the absence of the specified notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the estimated cost or, if this is a cost-sharing contract, for any costs in excess of the estimated cost to the Government specified in the Schedule, whether those excess costs were incurred during the course of the contract or as a result of termination.

●	If the estimated cost specified in the Schedule is increased, any costs the Contractor incurs before the increase that are in excess of the previously estimated cost shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice directing that the increase is solely to cover termination or other specified expenses.

●	Change orders shall not be considered an authorization to exceed the estimated cost to the Government specified in the Schedule, unless they contain a statement increasing the estimated cost.

●	If this contract is terminated or the estimated cost is not increased, the Government and the Contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each.

h.	The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor’s name, contract number, and unique invoice number.

i.	An electronic copy of the payment request shall be uploaded into the designated eRoom (as defined in Section F.3 ELECTRONIC SUBMISSION). An e-mail notification of the upload will be provided to the CO and COR.

j.	All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment (Oct 2008).

k.	Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget.

The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

1.	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), and amount claimed.

2.	Fringe Benefits - Cite rate and amount

3.	Overhead - Cite rate and amount

4.	Materials & Supplies - Include detailed breakdown when total amount is over $10,000.

5.	Travel - Identify travelers, dates, destination, purpose of trip, and total breaking out amounts for transportation (plane, car etc), lodging, M&IE. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

6.	Consultant Fees - Identify individuals, amounts and activities. Cite appropriate COA

7.	Subcontracts - Attach subcontractor invoice(s). Cite appropriate COA

8.	Equipment - Cite authorization and amount. Cite appropriate COA

9.	Other Direct Costs - Include detailed breakdown when total amount is over $10,000.

10.	G&A - Cite rate and amount.

11.	Total Cost (and applicable cost-shared ratio)

12.	Fixed Fee (if applicable)

13.	Total Cost Plus Fixed Fee

Additional instructions and an invoice template are provided in Section J-List of Attachments, Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for Cost- Reimbursement Contracts. All invoices must be signed by a representative of the contractor authorized to certify listed charges are accurate and comply with government regulations. Invoices shall be signed and submitted electronically (in accordance with Section F.3 Electronic Submission).

If applicable, the Contractor shall convert any foreign currency amount(s) in the monthly invoice to U.S. dollars each month, on the 1st of the month, using the foreign exchange rate index published on www.federalreserve.gov. Payment of invoices is subject to the U.S. dollar limits within the Total Costs of CLIN 0001 in Section B of the contract.

The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232-33, Payment by Electronic Funds Transfer–System for Award Management, in Section I requires the Contractor to designate in writing a financial institution for receipt of electronic funds transfer payments.

G.5. REIMBURSEMENT OF COST

The Government shall reimburse the Contractor the cost determined by the Contracting Officer to be allowable (hereinafter referred to as allowable cost) in accordance with FAR Clause 52.216-7, Allowable Cost and Payment incorporated by reference in Section I, Contract Clauses, of this contract, and FAR Subpart 31.2. Examples of allowable costs include, but are not limited to, the following:

a)	All direct materials and supplies that are used in performing the work provided for under the contract, including those purchased for subcontracts and purchase orders.

b)	All direct labor, including supervisory, that is properly chargeable directly to the contract, plus fringe benefits.

c)	All other items of cost budgeted for and accepted in the negotiation of this basic contract or modifications thereto.

d)	Travel costs including per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract subject to the following:

(i)	Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless it is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

(ii)	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.

(iii)	Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

(iv)	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

G.6. INDIRECT COST RATES

a.	The following provisional rates are established and incorporated into the contract for interim reimbursement of indirect costs (include specific CLINS or Base period if needed) pending the establishment of final indirect cost rates in accordance with FAR 52.216-7. The provisional rates may be revised during contract performance by mutual agreement of the contracting officer and the contractor at either party’s request, to prevent substantial overpayment or underpayment. Use of the provisional rates does not change any cost ceilings or specific obligations in the contract.

Rate Type	Rate	Allocation Base
Fringe Benefits	27.19%	Applied to total Direct Labor
G&A	46.77%	Applied to Total Cost Input

b.	The above indirect cost rates are also established as ceiling rates in the contract. The Government will not be obligated to pay any additional amounts should the final indirect cost rates exceed the ceiling rates, and in the event the final indirect cost rates are less than the above established ceiling rates, the negotiated final rates will be reduced to conform to the lower rates.

c.	In accordance with FAR Part 52.216-7(d), the contractor shall submit an adequate final indirect cost rates proposal to the contracting officer within the 6-months period following the end of its fiscal years during the period of contract performance.

G.7. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, an interim evaluation shall be submitted annually.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address: http://www.cpars.csd.disa.mil/cparsmain.htm

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact that will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

G.8. CONTRACT COMMUNICATIONS/CORRESPONDENCE (JULY 1999)

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number from Page 1 of the contract.

G.9. GOVERNMENT PROPERTY

In addition to the requirements of the Government Property clause incorporated in Section I of this contract, the Contractor shall comply with the provisions of HHS Publication, “HHS Contracting Guide for Control of Government Property,” which is incorporated into this contract by reference. This document can be accessed at: https://archive.org/details/contractorsguide00unit

Among other issues, this publication provides a summary of the Contractor’s responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

Notwithstanding the provisions outlined in the HHS Publication, “HHS Contracting Guide for Control of Government Property,” which is incorporated in this contract in paragraph 1 above, the Contractor shall use the form entitled, “Report of Government Owned, Contractor Held Property” for submitting summary reports required under this contract, as directed by the Contracting Officer or his/her designee. This form is attached to this contract (see Section J- List of Attachments). Title will vest in the Government for equipment purchased as a direct cost.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

The Contractor, depending upon the nature of the work, is responsible for following the provisions below in conducting its own work under this contract. The Contractor also is responsible for incorporating these provisions into any subcontract awarded, if applicable to the specific nature of the work in the subcontract. Accordingly, those provisions shall be flowed- down as applicable.

H.1 CLINICAL AND NON-CLINICAL TERMS OF AWARD

BARDA has a responsibility to obtain documentation concerning mechanisms and procedures that are in place to protect the safety of participants and animals in BARDA funded clinical trials and non-clinical studies. Therefore, the Contractor shall develop a protocol for each clinical trial and non-clinical study funded under this contract and submit all such protocols and protocol amendments to the Contracting Officer’s Representative (COR) for evaluation and comment.

Approval by the COR is required before work under a protocol may begin. The COR comments will be forwarded to the Contractor within ten (10) business days. The Contractor must address, in writing, all concerns (e.g. study design, safety, regulatory, ethical, and conflict of interest) noted by the COR.

If the draft protocols are to be submitted to the FDA, the COR review shall occur before submission, pursuant to the terms set forth by Section F.2 of this contract. The Contractor shall revise their protocols to address BARDA’s concerns and recommendations prior to FDA submission. The Contractor must provide BARDA with a copy of FDA submissions, within the time frame set forth by Section F.2 of this contract.

Execution of clinical and non-clinical studies requires written authorization from the Government. The Government will provide written authorization to the Contractor upon either 1) receiving documentation in which all COR comments have been satisfactorily addressed; or 2) receiving documentation that the FDA has reviewed and commented on the protocol.

The Government shall have unlimited rights to all protocols, data resulting from execution of these protocols, and final reports funded by BARDA under this contract, as set forth in the FAR clauses referenced in PART II of this contract. The Government reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form to ensure the Government has the ability to review and distribute the deliverables as the Government deems necessary.

Important information regarding performing human subject research is available at https://www.niaid.nih.gov/research/clinical-research.

Any updates to technical reports are to be addressed in the Monthly and Annual Progress Reports. The Contractor shall advise the Contracting Officer’s Representative or designee in writing and via electronic communication in a timely manner of any issues potentially affecting contract performance.

1.	Non-Clinical Terms of Award

This contract does not involve the use of animals.

2.	Clinical Terms of Award

These Clinical Terms of Award detail an agreement between the Government and the Contractor; they apply to all grants and contracts that involve clinical research.

BARDA shall have unlimited rights to all protocols, data generated from the execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Contractor provide any contract deliverable in a without any restrictive legends to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

a.	Safety and Monitoring Issues

i.	Institutional Review Board or Independent Ethics Committee Approval

Within 30 days of award and then with the annual progress report, the Contractor must submit to the COR a copy of the current IRB-or IEC-approved informed consent document, documentation of continuing review and approval and the OHRP federal wide assurance number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution’s IRB or IEC must review and approve the protocol. They must also provide BARDA initial and annual documentation of continuing review and approval, including the current approved informed consent document and federal wide number.

The Contractor must ensure that the application as well as all protocols is reviewed by their IRB or IEC.

To help ensure the safety of participants enrolled in BARDA-funded studies, the Contractor must provide the COR copies of documents related to all major changes in the status of ongoing protocols, including the following:

●	All amendments or changes to the protocol, identified by protocol version number, date, or both and dates it is valid.

●	All changes in informed consent documents, identified by version number, dates, or both and dates it is valid.

●	Termination or temporary suspension of patient accrual.

●	Termination or temporary suspension of the protocol.

●	Any change in IRB approval.

●	Any other problems or issues that could affect the participants in the studies.

The Contractor must notify the COR and CO of any of the above changes within five (5) working days by email or fax, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

If a clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

ii.	Data and Safety Monitoring Requirements

BARDA strongly recommends independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trial of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take a variety of forms. Phase III clinical trials must be reviewed by an independent data and safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Contractor shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of CROs as BARDA deems necessary.

A risk is minimal where the probability and magnitude of harm or discomfort anticipated in the proposed research and not greater than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests. For examples, the risk of drawing a small amount of blood from a healthy individual for research purposes is no greater than the risk of doing so as part of a routine physical examination (45 CFR 46.102I).

Final decisions regarding the type of monitoring to be used must be made jointly by BARDA and the Contractor before enrollment starts. Discussions with the responsible BARDA Project Officer regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following.

●	Independent Safety Monitor – a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

●	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) – a small group of independent investigators and biostatisticians who review data from a particular study.

●	Data and Safety Monitoring Board – an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Contractor may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well. Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy

When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by the COR before enrollment starts. The Contractor will also ensure that the monitors and board members report any conflicts of interest and the Contractor will maintain a record of this. The Contractor will share conflict of interest reports with the CO and COR.

Additionally, the Contractor must submit written summaries of all reviews conducted by the monitoring group to the BARDA within thirty (30) days of reviews or meetings.

iii.	BARDA Protocol Review Process Before Patient Enrollment Begins The COR has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA- supported clinical trials. Therefore, before patient accrual or participant enrollment, the Contractor must ensure the following (as applicable) are in place at each participating institution, prior to patient accrual or enrollment:

●	IRB- or IEC-approved clinical research protocol identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria.

●	Documentation of IRB or IEC approval, including OHRP federal wide number, IRB or IEC registration number, and IRB and IEC name.

●	IRB- or IEC- approved informed consent document, identified by version number, date, or both and dates it is valid.

●	Plans for the management of side effects.

●	Procedures for assessing and reporting adverse events.

●	Plans for data and safety monitoring (see above) and monitoring of the clinical study site, pharmacy, and laboratory.

●	Documentation that the Contractor and all study staff responsible for the design or conduct of the research have received training in the protection of human subjects.

Documentation to demonstrate that each of the above items are in place shall be submitted to the COR) for evaluation and comment in conjunction with the protocol. Execution of clinical studies requires written authorization from the COR in accordance with this Section of this contract.

iv.	Investigational New drug or Investigational Device Exemption Requirements

Consistent with federal regulations, clinical research projects involving the use of investigational therapeutics, vaccines, or other medical interventions (including licensed products and devices for a purpose other than that for which they were licensed) in humans under a research protocol must be performed under a Food and Drug Administration (FDA) investigational new drug (IND) or investigational device exemption (IDE).

Exceptions must be granted in writing by FDA. If the proposed clinical trial will be performed under an IND or IDE, the Contractor must provide BARDA with the name and institution of the IND or IDE sponsor, the date the IND or IDE was filed with FDA, the FDA IND or IDE number, any written comments from FDA, and the written responses to those comments.

Unless FDA notifies Contractor otherwise, The Contractor must wait thirty (30) calendar days from FDA receipt of an initial IND or IDE application before initiating a clinical trial.

The Contractor must notify BARDA if the FDA places the study on clinical hold and provide BARDA any written comments from FDA, written responses to the comments, and documentation in writing that the hold has been lifted. The Contractor must not use grant or contract funds during a clinical hold to fund clinical studies that are on hold. The Contractor must not enter into any new financial obligations related to clinical activities for the clinical trial on clinical hold.

v.	Required Time-Sensitive Notification

Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Contractor must submit copies to the responsible Contracting Officer’s Representative (COR) as follows:

i.	Expedited safety report of unexpected or life-threatening experience or death:

A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven (7) days after the IND sponsor’s receipt of the information, must be submitted to the COR within 24 hours of FDA notification.

ii.	Expedited safety reports of serious and unexpected adverse experiences: A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 days after the IND sponsor’s receipt of the information, must be submitted to the COR within 24 hours of FDA notification. For medical devices, adverse events should be reported under the MedWatch (MDR) program with reporting timelines of 5 days for serious adverse events or 30 days for reportable events.

iii.	IDE reports of unanticipated adverse device effect: A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the COR within 24 hours of FDA notification.

iv.	Expedited safety reports: Sent to the COR concurrently with the report to FDA.

v.	Other adverse events documented during the course of the trial should be included in the annual IND or IDE report and reported to BARDA annually.

In case of problems or issues, the Contracting Officer’s Representative will contact the Contractor within ten (10) business days by email or fax, followed within thirty (30) calendar days by an official letter to the Contractor’s Project Manager, with a copy to the institutions’ office of sponsored programs, listing issues and appropriate actions to be discussed.

vi.	Safety reporting for research not performed under an IND or IDE: Final decisions regarding ongoing safety reporting requirements for research not performed under an IND or IDE must be made jointly by the COR and the Contractor.

H.2. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (December 2015)

a.	The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor’s current federal wide Assurance of Compliance on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

b.	The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

c.	Contractors involving other agencies or institutions in activities considered to be engaged in research involving human subjects must ensure that such other agencies or institutions obtain their own FWA if they are routinely engaged in research involving human subjects or ensure that such agencies or institutions are covered by the Contractors’ FW’ via designation as agents of the institution of via individual investigator agreements (see OHRP website at: http//:www.hhs.gov/ohrp/policy/guidanceonalternativeofwa.pdf).

d.	If at any time during the performance of this contract, the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part.

H.3. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable Federal, State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP- approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self-designated form provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

H.4. RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts (“Guide”) Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

H.5. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs should report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800- 447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services TIPS HOTLINE

P.O. Box 23489 Washington, D.C. 20026

H.6. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

H.7. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be relevant to this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

H.8. EXPORT CONTROL NOTIFICATION

Contractors are responsible for ensuring compliance with all export control laws and regulations that may be applicable to the export of and foreign access to their proposed technologies. Contractors may consult with the Department of State with any questions regarding the International Traffic in Arms Regulation (ITAR) (22 CRF Parts 120-130) and /or the Department of Commerce regarding the Export Administration Regulations (15 CRF Parts 730-774).

H.9. CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor’s knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR 2.101 and Subpart 9.5, and that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

H.10. NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

H.11. RESTRICTION ON ABORTIONS

The Contractor shall not use contract funds for any abortion.

H.12. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells. Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

H.13. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

H.14. ACCESS TO DOCUMENTATION/DATA

The Government shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Contractor performance; all data generated; all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Offeror commitments and responses. Contractor shall provide the Government with an electronic copy of all correspondence and submissions to the FDA within 5 business days of receipt. The Government shall acquire unlimited rights to all data funded or furnished without proprietary restrictions under this contract in accordance with FAR Subpart

27.4 and FAR Clause 52.227-14.

H.15. EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment), all microcomputers, including personal computers, monitors, and printers that are purchased using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

H.16. ACKNOWLEDGMENT OF FEDERAL FUNDING

Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

Publication and Publicity

No information related to data obtained under this contract shall be released or publicized without providing BARDA with at least thirty (30) days advanced notice and an opportunity to review the proposed release or publication.

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in Section I of this contract, Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. Contractors are required to state:

(1) The percentage and dollar amounts of the total program or project costs financed with Federal money and;

(2) The percentage and dollar amount of the total costs financed by non-governmental sources. For purposes of this contract “publication” is defined as an issue of printed material offered for distribution or any communication or oral presentation of information, including any manuscript or scientific meeting abstract. Any publication containing data generated under this contract must be submitted for BARDA review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No. 75A50119C00033.”

Press Releases

Misrepresenting contract results or releasing information that is injurious to the integrity of BARDA may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. With the exception of ad-hoc press releases required by applicable law or regulations, the Contractor shall ensure that the COR has received an advance copy of any press release related to the contract not less than two (2) business days prior to the issuance of the press release.

The Contractor shall acknowledge the support of the Department of Health and Human Service, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No..”

H.17. PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES AND HHSAR 352.203-70 ANTI-LOBBYING (December 2015)

Pursuant to the HHS annual appropriations acts, except for normal and recognized executive- legislative relationships, the Contractor shall not use any HHS contract funds for:

(a)	Publicity or propaganda purposes;

(b)	The preparation, distribution, or use of any kit, pamphlet, booklet, publication, electronic communication, radio, television, or video presentation designed to support or defeat the enactment of legislation before the Congress or any State or local legislature or legislative body, except in presentation to the Congress or any state or local legislature itself; or designed to support or defeat any proposed or pending regulation, administrative action, or order issued by the executive branch of any state or local government, except in presentation to the executive branch of any state or local government itself; or

(c)	Payment of salary or expenses of the Contractor, or any agent acting for the Contractor, related to any activity designed to influence the enactment of legislation, appropriations, regulation, administrative action, or Executive order proposed or pending before the Congress or any state government, state legislature or local legislature or legislative body, other than for normal and recognized executive-legislative relationships or participation by an agency or officer of a state, local, or tribal government in policymaking and administrative processes within the executive branch of that government.

(d)	The prohibitions in subsections (a), (b), and (c) above shall include any activity to advocate or promote any proposed, pending, or future federal, state, or local tax increase, or any proposed, pending, or future requirement for, or restriction on, any legal consumer product, including its sale or marketing, including, but not limited to, the advocacy or promotion of gun control.

H.18. PRIVACY ACT APPLICABILITY

Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at https://www.gpo.gov/fdsys/granule/CFR-2007-title45-vol1/CFR-2007-title45-vol1-part5b

The Project Officer is hereby designated as the official who is responsible for monitoring contractor compliance with the Privacy Act.

The Contractor shall follow the Privacy Act guidance as contained in the Privacy Act System of Records number 09-25- 0200. This document may be obtained at the following link: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm

H.19. LABORATORY LICENSE REQUIREMENTS

The Contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended) (42 U.S.C. 263a and 42 CFR Part 493). This requirement shall also be included in any subcontract for services under the contract.

H.20. QUALITY ASSURANCE (QA) AUDIT REPORTS

BARDA reserves the right to participate in QA audits as related to activities funded under this contract. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

●	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.

●	Contractor shall notify the COR and CO within five (5) business days of report completion.

H.21. BARDA AUDITS

Contractor shall accommodate periodic or reasonable ad hoc site visits during normal business hours by the Government with forty-eight (48) hours advance notice. If the Government, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government.

●	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

●	COR and CO will review the report and provide a response to the Contractor with ten (10) business days.

●	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

H.22. RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS

The Contractor shall not use contract funds to employ workers described in Section 274A (h)(3) of the Immigration and National Act, which reads as follows:

“(3) Definition of unauthorized alien – As used in this Section, the term ‘unauthorized alien’ with respect to the employment of an alien at a particular time, that the alien is not at that time either an alien lawfully admitted for permanent residence, or (B) authorized to be so employed by this Act or by the Attorney General.”

H.23. NOTIFICATION OF CRITICAL PROGRAMMATIC CONCERNS, RISKS, OR POTENTIAL RISKS

If any action occurs that creates a cause for critical programmatic concern, risk, or potential risk to BARDA or the Contractor and Incident Report shall be delivered to BARDA.

●	Within 48 hours of activity or incident or within 24 hours for a security related activity or incident, Contractor must notify BARDA.

●	Additional updates due to COR and CO within 48 hours of additional developments.

●	Contractor shall submit within 5 business days a Corrective Action Plan (if deemed necessary by either party) to address any potential issues.

If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by BARDA within 5 business days.

H.24. DISSEMINATION OF INFORMATION (May 2004)

Other than scientific and technical Sections for which the contractor can assert a copyright under FAR Clause 52.227-14 I no information related to data obtained under this contract shall be released or publicized without the prior written consent of the Contracting Officer. In the event that the contractor seeks to publicize data through a scientific or technical Section, the contractor shall provide BARDA, through the COR, with a minimum of thirty (30) business days to review the Section prior to publication.

H.25. REGISTRATION WITH THE SELECT AGENT PROGRAM FOR WORK INVOLVING THE POSSESSION, USE, AND/OR TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the Contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (https://www.ecfr.gov/cgi- bin/retrieveECFR?gp=&SID=8a4be60456973b5ec6bef5dfeaffd49a&r=PART&n=42y1.0.1.6.61) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the Contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the Contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract. Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at https://www.selectagents.gov/regulations.html

H.26. MANUFACTURING STANDARDS

The Good Manufacturing Practice Regulations (GMP)(21 CFR Parts 820) will be the standard to be applied for manufacturing, processing, packaging, storage and delivery of this product.

If at any time during the life of the contract, the Contractor fails to comply with GMP in the manufacturing, processing, packaging, storage, stability and other testing of the manufactured drug substance or product and delivery of this product and such failure results in a material adverse effect on the safety, purity or potency of the product (a material failure) as identified by the FDA, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If, within the thirty (30) calendar day period, the Contractor fails to take such an action to the satisfaction of the Government Project Officer, or fails to provide a remediation plan that is acceptable to the COR, then the contract may be terminated.

H.27. IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending the development of the project. Deliverables such as an overall project summary report and/or slides will be required when the IPRs are conducted. The Contractor’s success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under Section F. Those deliverables will constitute the basis for the Government’s decision, at its sole discretion, to proceed with the work segment, or institute changes to the work segment, or terminate the work segment.

IPRs may be scheduled at the discretion of the Government to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the Government at least 30 business days prior to the IPR. Subsequently, the contractor will be requested to provide a revised/final presentation to the Contracting Officer at least 10 business days prior to the IPR.

H.28. HUMAN SUBJECTS

The Contractor shall submit all human clinical protocols and informed consent documents to BARDA for review and comment prior to submission to another entity.

Research involving human subjects shall not be conducted under this contract until the study protocol has been approved by the Department of Health and Human Services, written notice of such approval has been provided by the CO, and the Contractor has provided to the CO a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor’s self-designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

H.29. SHARING RESEARCH DATA

The Contractor’s data sharing plan, due date to be determined at contract award, is hereby incorporated by reference. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan. BARDA endorses the sharing of final research data to serve health. This contract is expected to generate research data that must be shared with the public and other researchers.

BARDA recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Health Information Privacy at http://www.hhs.gov/ocr/privacy/index.html). The rights and privacy of people who participate in BARDA-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

H.30. CONTINUED BAN ON FUNDING ABORTION AND CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH, HHSAR 352.270-13 (December 2015)

a.	The Contractor shall not use any funds obligated under this contract for any abortion.

b.	The Contractor shall not use any funds obligated under this contract for the following:

i.	The creation of a human embryo or embryos for research purposes; or

ii.	Research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury of death greater than that allowed for research on fetuses in utero under 45 CFR part 46 and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).

c.	The term “human embryo or embryos’’ includes any organism, not protected as a human subject under 45 CFR part 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes of human diploid cells.

d.	The Contractor shall not use any Federal funds for the cloning of human beings.

H.31. PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM ASPR FUNDED RESEARCH

All ASPR-funded investigators shall submit to the NIH National Library of Medicine’s (NLM) PubMed Central (PMC) an electronic version of the author’s final manuscript, upon acceptance for publication, of any peer-reviewed scientific publications resulting from research supported in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response. ASPR defines the author’s final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and ASPR. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

H.32. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct, or reporting of research funded under BARDA contracts) will not be biased by any conflicting financial interest. 45 CFR Part 94 is available at the following Web site: https://www.ecfr.gov/cgi-bin/text-idx?tpl=/ecfrbrowse/Title45/45cfr94_main_02.tpl

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a.	Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator’s reporting responsibilities, and the applicable regulations. The Contractor must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

b.	Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in BARDA-funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions should be taken to manage, reduce, or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the BARDA-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c.	Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d.	Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e.	Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer, the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct, or reporting of the BARDA-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research.

The Contracting Officer may at any time inquire into the Contractor’s procedures and actions regarding conflicts of interests in BARDA-funded research, including a review of all records pertinent to compliance with 45 CFR Part 94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the BARDA-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced, or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an investigator with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

PART II SECTION I CONTRACT CLAUSES

I.1.	FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of a clause may be accessed electronically at: http://www.acquisition.gov/far. HHSAR clauses at http://www.hhs.gov/policies/hhsar/subpart352.html

General Clauses for Cost-Reimbursement Research and Development Contract

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR Clause	Date	Clause Title
52.202-1	Nov 2013	Definitions
52.203-3	Apr 1984	Gratuities
52.203-5	May 2014	Covenant Against Contingent Fees
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government
52.203-7	May 2014	Anti-Kickback Procedures
52.203-8	May 2014	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity
52.203-11	Sept 2007	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions
52.203-13	Oct 2015	Contractor Code of Business Ethics and Conduct
52.203-14	Oct 2015	Display of Hotline Poster(s)
52.203-17	Apr 2014	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights
52.204-1	Dec 1989	Administrative Matters Provisions and Clauses
52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper
52.204-5	Oct 2014	Women-Owned Business (Other Than Small Business)
52.204-7	Oct 2016	System for Award Management
52.204-10	Oct 2016	Reporting Executive Compensation and First-Tier Subcontract Awards
52.204-13	Oct 2016	System for Award Management Maintenance
52.204-16	Jul 2016	Commercial and Government Entity Code Reporting
52.204-17	Jul 2016	Ownership of Control or Offeror
52.204-18	Jul 2015	Commercial and Government Entity Code Maintenance
52.207-1	May 2006	Notice of Standard Competition
52.209-5	Oct 2015	Certification Regarding Responsibility Matters
52.209-6	Oct 2015	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment
52.209-9	Jul 2013	Updates of Publicly Available Information Regarding Responsibility Matters
52.209-10	Nov 2015	Prohibition on Contracting with Inverted Domestic Corporations
52.210-1	Apr 2011	Market Research
52.211-5	Aug 2000	Material Requirements
52.215-2	Oct 2010	Audit and Records – Negotiation
52.215-8	Oct 1997	Order of Precedence – Uniform Contract Format
52.215-10	Aug 2011	Price Reduction for Defective Cost or Pricing Data
52.215-11	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data—Modifications.
52.215-12	Oct 2010	Subcontractor Certified Cost or Pricing Data
52.215-13	Oct 2010	Subcontractor Certified Cost or Pricing Data—Modifications
52.215-14	Oct 2010	Integrity of Unit Prices (Over the Simplified Acquisition Threshold
52.215-15	Oct 2010	Pension Adjustments and Asset Reversions
52.215-16	June 2003	Facilities Capital Cost of Money
52.215-17	Oct 1997	Waiver of Facilities Capital Cost of Money
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes
52.215-20	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data
52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data – Modifications
52.215-22	Oct 2009	Limitations on Pass-Through Charges—Identification of Subcontract Effort
52.215-23	Oct 2009	Limitations on Pass-Through Charges
52.216-7	Aug 2018	Allowable Cost and Payment
52.216-8	Jun 2011	Fixed Fee
52.219-8	Nov 2018	Utilization of Small Business Concerns
52.219-9	Aug 2016	Small Business Subcontracting Plan
52.219-10	Oct 2014	Incentive Subcontracting Program
52.219-14	Jan 2017	Limitations on Subcontracting
52.219-16	Jan 1999	Liquidated Damages – Subcontracting Plan
52.219-28	Jul 2013	Post-Award Small Business Program Representation
52.222-3	Jun 2003	Convict Labor
52.222-21	Apr 2015	Prohibition of Segregated Facilities
52.222-24	Feb 1999	Pre-award On-Site Equal Opportunity Compliance Evaluation
52.222-25	Apr 1984	Affirmative Action Compliance
52.222-26	Sept 2016	Equal Opportunity
52.222-35	Oct 2015	Equal Opportunity for Veterans ($150,000 or more)
52.222-36	Jul 2014	Equal Opportunity for Workers with Disabilities
52.222-37	Feb 2016	Employment Reports on Veterans
52.222-38	Feb 2016	Compliance with Veterans’ Employment Reporting Requirements
52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act
52.222-50	Mar 2015	Combating Trafficking in Persons
52.222-54	Oct 2015	Employment Eligibility Verification
52.222-59	Dec 2016	Compliance With Labor Laws (Executive Order 13673)
52.222-60	Oct 2016	Paycheck Transparency (Executive Order 13673)
52.222-61	Dec 2016	Arbitration of Contractor Employee Claims (Executive Order 13673)
52.222-62	Jan 2017	Paid Sick Leave Under Executive Order 13706
52.223-6	May 2001	Drug-Free Workplace
52.223-18	Aug 2011	Encouraging Contractor Policy to Ban Text Messaging While Driving
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.225-25	Aug 2018	Prohibition on Contracting with Entities Engaging in Certain Activities or Transactions Relating to Iran—Representation and Certifications
52.226-1	Jun 2000	Utilization of Indian Organizations and Indian-Owned Economic Enterprises.
52.227-1	Dec 2007	Authorization and Consent, Alternate 1 (APR 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-3	Apr 1984	Patent Indemnity

52.227-11	May 2014	Patent Rights – Ownership by the Contractor
52.227-14	May 2014	Rights in Data – General
52.227-14 Alt. II	Dec 2007	Rights in Data – General – Limited Rights Notice
52.227-15	Dec 2007	Representation of Limited Rights Data and Restricted Computer Software
52.227-16	June 1987	Additional Data Requirements
52.228-7	Mar 1996	Insurance – Liability to Third Persons
52.230-2	Oct 2015	Cost Accounting Standards
52.230-3	Oct 2015	Disclosure and Consistency of Cost Accounting Practices
52.230-6	Jun 2010	Administration of Cost Accounting Standards
52.230-7	Apr 2005	Proposal Disclosure—Cost Accounting Practice Changes
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	May 2014	Interest
52.232-20	Apr 1984	Limitation of Cost
52.232-23	May 2014	Assignment of Claims
52.232-25	Jan 2017	Prompt Payment
52.232-33	Jul 2013	Payment by Electronic Funds Transfer–System for Award Management
52.232.39	Jun 2013	Unenforceability of Unauthorized Obligations
52.232-40	Dec 2013	Providing Accelerated Payments to Small Business Subcontractors
52.233-1	May 2014	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate 1 (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2014	Penalties for Unallowable Costs
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy
52.243-2	Aug 1987	Changes – Cost-Reimbursement Alternate V (Apr 1984)
52.244-2	Oct 2010	Subcontracts, Alternate 1 (Jun 2007)
52.244-5	Dec 1996	Competition in Subcontracting
52.244-6	Aug 2018	Subcontracts for Commercial Items
52.245-1	Apr 2012	Government Property
52.245-9	Apr 2012	Use and Charges
52.246-23	Feb 1997	Limitation of Liability
52.249-6	May 2004	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR	352.203-70	Dec 2015	Anti-Lobbying
HHSAR	352.208-70	Dec 2015	Printing and Duplication
HHSAR	352.211-3	Dec 2015	Paperwork Reduction Act

HHSAR	352.219-70	Dec 2015	Mentor-Protégé Program
HHSAR	352.219-71	Dec 2015	Mentor-Protégé Program Reporting Requirements
HHSAR	352.222-70	Dec 2015	Contractor Cooperation in Equal Employment Opportunity Investigations
HHSAR	352.223-70	Dec 2015	Safety and Health
HHSAR	352.224-70	Dec 2015	Privacy Act
HHSAR	352.224-71	Dec 2016	Confidential Information
HHSAR	352.227-70	Dec 2015	Publications and Publicity
HHSAR	352.231-70	Dec 2015	Salary Rate Limitation
HHSAR	352.233-71	Dec 2015	Litigation and Claims
HHSAR	352.237-75	Dec 2015	Key Personnel
HHSAR	352.239-74	Dec 2015	Electronic and Information Technology Accessibility
HHSAR	352.270-9	Dec 2015	Non-discrimination for Conscience

I.2.	ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR Clause 52.217-8 Option to Extend Services (Nov 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days of end of period of performance.

FAR Clause 52.217-9, Option to Extend the Term of the Contract (Mar 2000)

The Government may extend the term of this contract by written notice to the Contractor within 15 days provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

●	If the Government exercises this option, the extended contract shall be considered to include this option clause.

●	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 10 years.

FAR Clause 52.219-28, Post-Award Small Business Program Representation (July 2013)

a.	Definitions As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend services, or other appropriate authority.

Small business concern means a concern, including its affiliates, which is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is "not dominant in its field of operation" when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

b.	If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall re-represent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1)  Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2)  Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts--

(i)	Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)	Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

c.	The Contractor shall represent its size status in accordance with the size standard in effect at the time of this re- representation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards

d.	The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

e.	Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Representations and Certifications Section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

f.	If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

g.	If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following representation and submit it to the contracting office, along with the contract number and the date on which the representation was completed:

The Contractor represents that it [ X ] is, [ ] is not a small business concern under NAICS Code 541714 assigned to contract number 75A50119C00033.

FAR 52.204-21 Basic Safeguarding of Covered Contractor Information Systems (Jun 2016)

(a) Definitions. As used in this clause--

“Covered contractor information system” means an information system that is owned or operated by a contractor that processes, stores, or transmits Federal contract information.

“Federal contract information” means information, not intended for public release, that is provided by or generated for the Government under a contract to develop or deliver a product or service to the Government, but not including information provided by the Government to the public (such as on public Web sites) or simple transactional information, such as necessary to process payments.

“Information” means any communication or representation of knowledge such as facts, data, or opinions, in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual (Committee on National Security Systems Instruction (CNSSI) 4009).

“Information system” means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information (44 U.S.C. 3502).

“Safeguarding” means measures or controls that are prescribed to protect information systems.

(b) Safeguarding requirements and procedures.

(1)  The Contractor shall apply the following basic safeguarding requirements and procedures to protect covered contractor information systems. Requirements and procedures for basic safeguarding of covered contractor information systems shall include, at a minimum, the following security controls:

(i)  Limit information system access to authorized users, processes acting on behalf of authorized users, or devices (including other information systems).

(ii)  Limit information system access to the types of transactions and functions that authorized users are permitted to execute.

(iii) Verify and control/limit connections to and use of external information systems.

(iv) Control information posted or processed on publicly accessible information systems.

(v) Identify information system users, processes acting on behalf of users, or devices.

(vi)  Authenticate (or verify) the identities of those users, processes, or devices, as a prerequisite to allowing access to organizational information systems.

(vii)  Sanitize or destroy information system media containing Federal Contract Information before disposal or release for reuse.

(viii)  Limit physical access to organizational information systems, equipment, and the respective operating environments to authorized individuals.

(ix)  Escort visitors and monitor visitor activity; maintain audit logs of physical access; and control and manage physical access devices.

(x)  Monitor, control, and protect organizational communications (i.e., information transmitted or received by organizational information systems) at the external boundaries and key internal boundaries of the information systems.

(xi)  Implement subnetworks for publicly accessible system components that are physically or logically separated from internal networks.

(xii)  Identify, report, and correct information and information system flaws in a timely manner.

(xiii)  Provide protection from malicious code at appropriate locations within organizational information systems.

(xiv)  Update malicious code protection mechanisms when new releases are available.

(xv)  Perform periodic scans of the information system and real-time scans of files from external sources as files are downloaded, opened, or executed.

(2)  Other requirements. This clause does not relieve the Contractor of any other specific safeguarding requirements specified by Federal agencies and departments relating to covered contractor information systems generally or other Federal safeguarding requirements for controlled unclassified information (CUI) as established by Executive Order 13556.

(c)  Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (c), in subcontracts under this contract (including subcontracts for the acquisition of commercial items, other than commercially available off-the-shelf items), in which the subcontractor may have Federal contract information residing in or transiting through its information system.

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS: The following documents are attached and incorporated in this contract:

1.	Statement of Work

Statement of Work, dated 04/15/2019, 42 pages

2.	Invoice/Financing Request Instructions for AMCG Cost-Reimbursement Type Contracts,

Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for Cost-Reimbursement Type Contracts, 2 pages.

3.	Sample Invoice, 1 page

4.	Financial Report of Individual Project/Contract, 1 page

5.	Instructions for Completing Financial Report of Individual Project/Contract, 2 pages

6.	Inclusion Enrollment Report

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

7.	Research Patient Care Costs

Research Patient Care Costs, 1 page.

8.	Report of Government Owned, Contractor Held Property

Report of Government Owned, Contractor Held Property,1 page. Located at: http://rcb.cancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf

ATTACHMENT 1

BARDA Broad Agency Announcement (BAA)
(Solicitation # BAA-18-100-SOL-00003)
(DEEPVIEW SNAPSHOT PORTABLE)

Topic Area of Interest No. (#6), Burn Medical Countermeasures
Contractual Statement of Work

April 15, 2019

PREAMBLE

Independently and not as an agency of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the BARDA Broad Agency Announcement (BAA) BARDA BAA-18-100-SOL-00003.

The Government reserves the right to modify the milestones, progress, schedule, budget, or deliverables to add or delete deliverables, process, or schedules if the need arises. Because of the nature of this research and development (R&D) contract and the complexities inherent in this and prior programs, at designated milestones the Government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. The Government reserves the right to change the product, process, schedule, or events to add or delete part or all of these elements as the need arises.

Overall Objectives and Scope

The overall objective of this contract is to advance the development of “DeepView SnapShot Portable” as a Portable Optical Imaging Device and Machine Learning Algorithm to classify burn wound healing potential in mass casualty and conventional burn injuries. The scope of work for this contract includes preclinical, clinical and manufacturing development activities that fall into the following areas: non- clinical efficacy studies; clinical activities; manufacturing activities; and all associated regulatory, quality assurance, management, and administrative activities. The Research and Development (R&D) effort for the DeepView SnapShot Portable will progress in specific stages that cover the base performance segment (I) and two option segments (II and III) as specified in this contract. The Contractor must complete specific tasks required in each of the three (3) discrete work segments. The scope of work has been broken into the following three phases which are discrete work segments:

I.	Expanded Proof-of-Concept (ePOC) Clinical Study

II.	Algorithm Training Clinical Study

III.	Device Validation Clinical Study

1.	BASE PHASE (PHASE I: EXPANDED PROOF-OF-CONCEPT CLINICAL STUDY)

Spectral MD (SMD) shall complete the following tasks as outlined below in order to complete the contract deliverables. The list of associated deliverables is provided in Table 4. The list of Go/No-Go Decision gates is provided in Table 5.

1.1	Program Management (WBS 1.1)

The Contractor shall provide for the following as outlined below and in the contract deliverables list (Article F.2):

1.1.1	Project Initiation and Planning

1.1.1.1. Crossed Linked SOW and WBS

SMD shall prepare and maintain a Work Breakdown Structure (WBS) agreed upon by the Government for reporting on the contract. SMD shall expand and delineate the contract Work Breakdown Structure to a level agreed upon by the government as part of their Integrated Master Plan for contract reporting. The WBS shall be discernable and consistent, and crossed linked with the Statement of Work (SOW). The Contract Officer (CO) may require SMD to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task. SMD shall prepare and maintain a responsibility matrix outlining responsibility for key activities and deliverables defined in the agreed- upon SOW.

1.1.1.2 IMS Preparation

Within 90 calendar days of the effective date of the contract, SMD shall submit a first draft of an updated Integrated Master Schedule (IMS) to the Contracting Officer (CO) and Contracting Officer’s Representative (COR) for review and comment. The IMS will be used to monitor performance of the contract. SMD shall include the key milestones and Go/No-Go Decision Gates as defined in the agreed- upon SOW.

1.1.1.3 EVMS Framework Establishment

SMD shall enlist professionals with experience in Earned Value Management System (EVMS) reporting to design and implement the framework for EVMS federal reporting in compliance with the earned value Management BARDA guidelines (EVM Lite guidelines).

1.1.1.4 Risk Management Plan Preparation

SMD shall develop a risk management plan within 90 days of contract award highlighting potential problems and/or issues that may arise during the life of the contract; their impact on cost, schedule, and performance; and appropriate remediation plans. This plan should reference relevant WBS elements where appropriate. Updates to this plan shall be included, at a minimum, on a quarterly basis (every three months) in the monthly Project Status Report.

1.1.1.5 Project Monitoring and Tracking

SMD shall monitor and track day to day progress of all project activities, including subcontractor and consultants, update timelines. SMD will hold internal meetings for status updates and when project decisions are needed and SMD shall document decisions and key takeaways in meeting minutes to be kept as records in the project management folder.

The SMD Senior Project Manager shall coordinate monthly teleconferences with the BARDA Project Coordinating Team (PCT). The Senior Project Manager shall be responsible for providing any presentation materials and agenda to the BARDA CO/COR no later than 2 business days before the meeting. In addition, the SMD Senior Project Manager shall be responsible for providing meeting minutes to the BARDA CO/COR no later than 5 business days after conclusion of the meeting.

The SMD Senior Project Manager shall be responsible for holding “touch base” teleconferences with the BARDA CO/COR to occur bi-weekly, which can be adjusted as necessary. The SMD Senior Project Manager shall provide project task updates using the template to be provided by the BARDA COR/CO (Meeting summary can be provided by the Senior Project Manager via email as necessary and formal meeting minutes may not be required unless specified by the BARDA COR).

1.1.2 Federal Reporting

The Senior Project Manager will be the main liaison point of contact responsible for effective communication with the CO and the COR. All contractual documentation and BARDA requests for information and regular project status updates shall be submitted by the Senior Project Manager by email to the CO and COR as well as uploaded in eRoom.

1.1.2.1 EVMS and Financial Tracking

SMD shall utilize Project Progress Management tools/techniques to track and monitor the cost and schedule of the project. SMD and the government agree that at a minimum, SMD shall utilize the cost and schedule tools/techniques in the contract deliverables list (see Table 4) for project management purposes. SMD shall submit the project progress management report to the CO and COR on a monthly basis. EVMS Lite will be used for measuring the progress and performance of the project.

1.1.2.2 Integrated Master Plan

The Senior Project Manager will maintain the Integrated Master Schedule and WBS to ensure it reflects the scope and timeline as agreed by BARDA. The Integrated Master Plan shall include key milestones with “Go/No-Go” decision criteria (entrance and exit criteria for each phase of the project). The project plan should include, but not be limited to, milestones in manufacturing, non-clinical and clinical studies, and regulatory submissions.

1.1.2.3 Contract Modification Requests, SOW and WBS

During the course of contract performance, in response to a need to change IMS activities as baselined, SMD shall submit a Deviation Report. This report shall request a change in the agreed upon IMS and timelines. This report shall include: (i) discussion of the rationale/justification for the proposed change; (ii) options for addressing the needed changes from the agreed upon timelines, including a cost-benefit analysis of each option; and (iii) recommendations for the preferred option that includes a full analysis and discussion of the effect of the change on the entire product development program, timelines, and budget. The Senior Project Manager shall prepare and submit contract modification requests when necessary. Upon approval of BARDA, the Senior Project Manager shall update the SOW to ensure that it reflects the project scope as agreed upon with BARDA.

1.1.2.4 Risk Management Plan

The Senior Project Manager shall maintain and manage the risk management plan to ensure it includes project risks per the approved project scope as agreed by BARDA, and proposes mitigation plan for each risk.

1.1.2.5 Monthly Reports, Financial Reports and Invoices

SMD shall deliver one invoice on a monthly basis to include all Costs and a Project Status Report. The monthly reports shall address the items below cross referenced to the SOW, WBS, IMS, and EVM or other Project Management Plan tool(s):

i.	Executive summary highlighting the progress, issues, and relevant manufacturing, non- clinical, clinical, and regulatory activities;

ii.	Progress in meeting contract milestones, detailing the planned progress and actual progress during the reporting period, explaining any differences between the two and corrective steps;

iii.	Updated IMS;

iv.	Updated EVM/other Project Monitoring Tool(s);

v.	Updated Risk Management Plan (every three months);

vi.	Three-month rolling forecast of planned activities;

vii.	Progress of regulatory submissions; and

viii.	Estimated and actual expenses.

1.1.2.6 PCT Reporting

SMD shall participate in regular meetings to coordinate and oversee the contract effort conjointly with the CO and COR. Such meetings may include, but are not limited to, meeting of SMD and subcontractors to discuss clinical manufacturing progress, product development, scale-up manufacturing development, preclinical/clinical study designs and regulatory issues; meetings with individual contractors and other government officials to discuss the technical, regulatory, and ethical aspects of the program; and meetings with technical consultants to discuss technical data provided by SMD estimated and actual expenses.

The SMD Senior Project Manager shall coordinate monthly teleconferences with the BARDA Project Coordinating Team (PCT) to occur once a month, which can be adjusted as necessary. The Senior Project Manager shall be responsible for providing any presentation materials and agenda to the BARDA CO/COR no later than 2 business days before the meeting. In addition, the SMD Senior Project Manager shall be responsible for providing meeting minutes to the BARDA CO/COR no later than 5 business days after conclusion of the meeting.

The SMD Senior Project Manager shall be responsible for holding “touch base” teleconferences with the BARDA CO/COR to occur at least bi-weekly, which can be adjusted as necessary. The SMD Senior Project Manager shall provide project task updates using the template to be provided by the BARDA COR/CO (Meeting summary can be provided by the Senior Project Manager via email as necessary and formal meeting minutes may not be required unless specified by the BARDA COR).

All contractual documentation and BARDA requests for information and regular project status updates shall be submitted by the Senior Project Manager by email.

1.1.3 Operations Management

1.1.3.1 Administrative and Legal Support

The project management team and legal staff will be responsible for developing and managing compliant subcontracts, consulting, and other legal agreements.

1.1.3.2 Contractual Data Management

SMD shall develop and implement a data management process including transmission, storage, confidentiality, and retrieval of all contractual data.

1.1.3.3 Procurement and vendor management.

SMD will track and manage purchases of material and supplies in scope of the contract and required to complete activities and deliverables within the scope of work for the Base period.

1.1.3.4 Accounting and Financial Tracking

The financial team and program management will be responsible for financial management and tracking on all activities conducted by SMD and any subcontractors.

1.1.3.5 Hiring

SMD will conduct activities to recruit, hire, and train personnel that are required to complete the contract work effort within schedule and within budget.

1.1.3.6 Project Communication

All communication between BARDA and SMD in regards to this SOW shall be the responsibility of the Senior Project Manager and always involve the BARDA COR/CO. The Senior Project Manager can include other SMD project members or delegate responsibilities to qualified individuals she if is not available. If it is not possible to involve the BARDA CO/COR due to a legitimately urgent deadline, the Senior Project Manager shall be responsible for providing the details of the communication to the BARDA COR/CO by email at her soonest availability which shall include a summary of the discussion and the list of all individuals involved.

1.1.4 Next Phase Planning

1.1.4.1 IPR

Upon completion of all deliverables and scope under the Base funding period, SMD shall prepare a technical progress report to summarize results achieved during this period, as well as challenges and lessons learned. Upon approval of the report by BARDA, SMD will prepare slides to be presented during an In-Process-Review (IPR) or Programmatic Review with BARDA. These meetings will be attended by BARDA, SMD, and other parties as necessary and take place either in person or via teleconference as determined by BARDA.

1.1.4.2 Next Phase Planning and Development

Upon IPR or Programmatic Review approval BARDA will issue directions to proceed. Pursuant to such directions, SMD will prepare a proposal for the next funding period (Option 1 and an update to the whole contract) and provide all justifications as requested by the Government.

1.2 Regulatory (WBS 1.2)

All intended submissions to FDA by SMD shall be provided to BARDA CO/COR for review at least 5 business days prior to SMD’s intended submission date. SMD shall make BARDA aware of any correspondence to/from FDA in real-time for any matter regarding this SOW.

1.2.1 Regulatory Plan and Data Development Plan

A document containing the current overview of the Regulatory Plan for the proposed device will be drafted. This plan will contain a brief overview of our past FDA-CDRH communications and a timeline that projects the future FDA-CDRH communications and their purpose for the remainder of the development activities of the proposed device.

Additionally, SMD will revise the Data Development Plan based on feedback received from FDA-CDRH on Dec 20, 2018. The updated document will include clinical workflows and information about integration of the device into the clinical workflow in SMD’s future submission. This document will also clarify how SMD will collect more than one image of a study burn and how it will be addressed in the data analysis. Per FDA-CDRH request, the revised Data Development Plan will also include a list of the nonclinical testing that will be performed prior to premarket submission to the FDA.

In the revised Data Development Plan, SMD shall recommend the Validation Study endpoint be based on image or wound level metrics rather than pixel-based metrics.

1.2.2 FDA-CDRH Pre-Submission Meeting S004

During the performance of the Expanded Proof-of-Concept (ePOC) clinical study, SMD will meet with the FDA-CDRH to inquire about a set of topics relating to the current device development status. These topics are expected to include the following:

i.	Communicate results of the ongoing ePOC Study;

ii.	Methods proposed to integrate the new SS MSI Subsystem data in the Algorithm Training Data Set;

iii.	Updates on burn injury population and imaging variables that may contribute to variations in the algorithm performance, including pediatric burn patients;

iv.	Proposed image/data acquisition protocol in a clinical setting;

v.	Methods proposed to address how multiple study burns covering different part of the same clinical burn would be treated in the ePOC Study Data Analysis.

vi.	Rationale for selecting the number of subjects for the side-by-side comparison of the SS MSI subsystem and the FW MSI Subsystem. Variables, parameters or device output to be evaluated in the agreement analysis that will justify future use of the SS MSI subsystem;

vii.	Mathematical model proposed for assessment of potential confounding variables in the ePOC Study.

Following submission of the pre-submission meeting package which has been previewed/approved by the BARDA CO/COR to the FDA-CDRH, SMD will meet with the FDA-CDRH in-person at their Silver Springs campus to obtain clarification on their response to the questions asked concerning the above topics. Meeting minutes shall be submitted to BARDA for approval prior to submission to FDA.

1.2.3 FDA-CDRH Pre-Submission Meeting S005

Similar to S004, SMD will request feedback from the FDA-CDRH in the same manner. The topics of S005 are expected to include the following:

i.	Final data and justification for the Snapshot Device from the ePOC study.

ii.	Primary and secondary endpoints of the Algorithm Validation Clinical Study;

iii.	Non-inferiority vs. superiority design of the Algorithm Validation Study;

iv.	Benchmark for standalone accuracy (Machine Learning algorithm against Clinical Judgment);

v.	Design of the Algorithm Training Clinical Study;

vi.	Methods used to estimate sample size for Algorithm Training and Algorithm Validation Clinical Studies; and

vii.	Updated image/data acquisition protocol in a clinical setting;

viii.	Image acquisition variations in the POC, ePOC, and Training Studies and justifications that these data can be combined for algorithm training; Rationale on how sample size is estimated for Validation Study.

1.2.4 Regulatory Authority Activities

The SMD Regulatory Affairs team shall coordinate all communications with the FDA throughout the interactive Breakthrough Device program sprints. Specific questions may be developed for any additional supplement which will be provided to BARDA for review. The regulatory team shall review key internal reports and documentation to ensure compliance with FDA regulations and alignment with the established regulatory pathway. The Regulatory Team will review clinical and engineering reports and documentation to ensure alignment with the FDA regulations as well as the Regulatory Plan.

1.3 ePOC Clinical Study and Algorithm Development (WBS 1.3)

The goal of the ePOC Clinical Study will be to collect data using the DV-FW and DV-SS devices to support the continued development of the DeepView device, to include the software, hardware and burn healing assessment Algorithm, via the four study goals:

i.	Confounding variables identification;

ii.	Expanded indication to include the pediatric patient population;

iii.	SS MSI subsystem to FW MSI subsystem comparison; and

iv.	Clinical Judgment Annotations (CJA) and Training Study sample size estimation.

To this end, SMD will adopt a two-stage approach. In the first stage, SMD will partner with two burn centers, Wake Forest Baptist Medical Center (WFBMC) and LSU – New Orleans Burn center (LSUHSC), where approximately 24 subjects will be enrolled to collect data using DV-FW and DV-SS devices side-by-side. No pediatric subject will be enrolled during Stage 1. Based on statistical analysis, SMD has concluded that imaging collected from approximately 40 study burn wounds using DV-FW and DV-SS will be sufficient to compare the device outputs. Based on subjects’ enrollment during the previous study it is estimated that 40 study burn wounds will be collected if 24 subjects complete the enrollment process. In the second stage, SMD will partner with additional burn centers (up to 3) to enroll an additional 100 subjects in total between all 5 study Sites, solely using the DV-SS device.

Approximately 24 pediatric subjects will be included in the enrollment process during Stage 2 of the ePOC study.

This phased approach is summarized in Table 1 below.

Table 1 – Staged Approach for Device Deployment in Clinic

	Stage 1 (DV-SS and DV-FW)	Stage 2 (DV-SS only)
Site 1 – Wake Forest	X subjects enrolled No pediatric subjects
Site 2 – New Orleans	24 - X subjects enrolled, based on Go/No-Go Decision described in 1.3.2.5. No pediatric subjects	5 Sites 100 subjects enrolled,
Site 3	n/a	including 24 pediatric subjects
Site 4	n/a
Site 5	n/a
	Total: 24 subjects	Total: 100 subjects
TOTAL ePOC study: 124 subjects

1.3.1 ePOC Clinical Study Site 1 – Wake Forest Baptist Medical Center (WFBMC) Burn Center (Winston-Salem, NC)

SMD will partner with WFBMC Burn Center as the first study Site to enroll subjects so that data can be collected using the DV-FW and DV-SS devices in a side-by-side manner. Once SMD and BARDA agree to select the DV-SS to replace the DV-FW subsystem, DV-SS only will be used to collect additional data, and additional subjects will be enrolled at Wake WFBMC center to support Phase 2 of the ePOC Study.

1.3.1.1 ePOC Clinical Study Initiation Contract Negotiation Site 1 – WFBMC

To initiate the ePOC Study, the SMD Clinical Trial Manager (CTM) and Clinical Research Associate (CRA) supported by SMD’s CEO/CMO will compile all necessary clinical study documentation, including a Clinical Trial Agreement (CTA) and initiate budget negotiations with the study Site. SMD clinical team will complete the following activities:

i.	Create a CTA and budget template;

ii.	Negotiate the appropriate terms of the CTA;

iii.	Develop a baseline study Site budget;

iv.	Determine the appropriate terms for the per Site / per patient costing;

v.	Determine who at the Site has the authority to review the clinical trial agreement and budget documents for the Site and gain approval of the CTA and per patient costs;

vi.	Determine who is eligible to execute the CTA on behalf of the clinical Site.

Upon completion of the ePOC Clinical Study Contracts Negotiation, a fully executed CTA will be obtained between the study Site and SMD.

1.3.1.2 ePOC Clinical Study Initiation Contracts Documentation Site 1 – WFBMC

IRB approved protocol. SMD will generate an institutional review board (IRB) protocol for the ePOC Study. This protocol will account for: up to five unique clinical study Sites, including WFBMC as first clinical study Site; at least 124 subjects (24 pediatric and 100 adult); modifications to the protocol methods and data collection according to lessons learned during the 2017-18 POC Study and new study objectives. The IRB protocol will include a methodology to compare the FW Imaging Subsystem to the SS Imaging Subsystem on a subset of the subjects enrolled. The IRB protocol will include image capture protocols for each image head (FW and SS). SMD will initiate the Trial Master File (TMF) for WFBMC study Site. This file will contain all essential documents for the study, such as approved clinical protocol, consent forms, assent forms, study team training log and documentation. As part of the ePOC Clinical Study initiation, the WFBMC IRB will review the ePOC clinical protocol prepared by SMD and approved by BARDA. Upon completed review, the IRB will provide approval via an approval letter which will be documented as part of the Trial Master File. Upon receipt of the IRB approval letter, SMD CTM and CRA will ensure that Regulatory Binders are created, and that a monitoring plan is in place before initiation of the ePOC Study.

Develop study Site training materials. SMD will develop materials intended to provide standard and study–specific training for clinical Site personnel in multiple areas including: clinical protocol training, related SOP training, processes and procedures training, EDC training, data collection training, SAE training, human subject protection training. A training log will be generated to document training performed at clinical Sites.

1.3.1.3 ePOC Clinical Study EDC and Other Supporting Agreements – WFBMC

Pathology laboratory agreement. SMD will discuss the clinical protocol with Cockerell pathology laboratory and enlist their support to complete the ePOC study via a signed contract.

EDC Configuration. SMD will ensure an agreement is in place with the selected electronic data capture (EDC) management system. The electronic data capture system will be updated to incorporate ePOC study protocol and allow for deployment at more than one clinical Site, including WFBMC. Upon signed agreement, SMD will ensure that the EDC database is built and ready for deployment to the study at the ePOC study Site, including edits checks and validation. SMD will ensure that CRFs are finalized, and will initiate clinical staff training on study Site to ensure that all Site users have proper access to the EDC system.

Truthing SOP. A standard operating procedure (SOP) for training members of the truthing panels formed in the ePOC Study will be authored. This SOP will include clear instructions on the methods truthing panels will follow to draw images that will be used as ground truth during algorithm development. A subset of these methods will include how panel members will extrapolate burn depth assessments beyond the boundaries of a punch biopsy taken from the burn. In accordance with the ePOC Clinical Study protocol, an independent burn expert who does not practice at the study Site WFBMC and does not directly care for any subject enrolled in the clinical study at WFBMC, will be engaged to provide independent truthing analysis of the DeepView imaging data throughout the whole enrollment phase at the clinical Site WFBMC. A signed agreement will be signed between SMD and this independent truthing surgeon.

1.3.1.4 ePOC Clinical Study Medical Device Deployment Site 1 – WFBMC

SMD will deploy one FW Investigational Device and One SS Investigational Device to WFBMC for data collection.

FW Investigational Device – the FW Investigational Devices will be similar to the DeepView Wound Imaging System Gen2. They will have the same hardware as the FW Devices used during the POC (BARDA contract HHSO100201300022C), including the FW imagers. They will differ from the FW Devices used during the POC (BARDA contract HHSO100201300022C) in that they will be loaded with software that meets the requirements of the clinical study.

SS Investigational Device – the SS Investigational Devices will be similar to the FW Investigational Devices, except they will have the SS Imaging Subsystem as the multispectral imaging hardware in place of the FW Imaging Subsystem.

1.3.1.5 ePOC Clinical Study Site Initiation Visit (SIV) Site 1 – WFBMC

SIV. SMD clinical team will attend the SIV in order to provide the necessary training (CTM/CRA) on procedures and the clinical protocol to ensure successful conduction of the ePOC study, which includes: image collection; biopsy collection; wound healing assessment; Clinical Judgement Annotation; EDC training; and training of the truthing panel according to the Truthing Panel SOP. SMD will provide answers to any medical questions related to performance of the trial and review the Investigator Site File to ensure all necessary documentation has been collected and prepared prior to study initiation. The ePOC Study PIs will be introduced to and trained on the truthing software tools in preparation for their initial truthing. Following the SIV, an SIV report shall be prepared and submitted to BARDA. Upon completion of the SIV report, and ensuring that all required documents are accurate and complete, WFBMC shall receive SMD approval (“Go Letter”) to begin screening and enrolling subjects in the ePOC Study. During the SIV, SMD shall ensure the study devices have been cleared for use in the hospital setting by the WFBMC Biomedical Engineering department.

Once the SIV is complete, WFBMC can begin enrolling subjects. Training will be documented in the training log.

1.3.1.6 ePOC Clinical Study Monitoring Site 1 – WFBMC

Upon completion on the SIV and approved Go letter issued to WFBMC Burn Center, subjects will be enrolled per the ePOC clinical protocol for data to be collected to facilitate the side-by-side comparison of the FW and SS Imaging Subsystems. Following completion of this comparison, side-by-side imaging will cease, and singe device imaging will take place for the remainder of the subjects enrolled.

Routine onsite monitoring visits (RMVs) will be scheduled approximately monthly during the study to ensure that the ePOC Study Site is following Good Clinical Practice (GCP) guidelines. These visits are critical for SMD to follow the progress of the ePOC study Site to enroll subjects in the ePOC Study protocol and gather required data. In-person meetings shall be held with the CTM, the CRA, and study investigators at the study Site at key time points to ensure subjects are enrolled appropriately and data is collected in accordance with the protocol, per the ePOC Study Monitoring Plan. These monthly monitoring visits will include Regulatory Management and Quality Assurance activities. Therefore, SMD will essentially serve as the CRO for the ePOC study. The CTM responsibilities will include maintenance of the Trial Master File (TMF), regular communication with the study PIs, ensuring enrollment is on pace, and ensuring that all data is collected according to the study protocol. The CTM will coordinate with the CMO and the Chief Scientist to ensure data is collected in a manner that is useful to the Data Analysis team. Any protocol adjustments or revisions will be overseen by the CTM (in consultation with the Chief Scientist and CEO/CMO to ensure that changes do not negatively affect the activities of the Data Analysis team and medical requirements). Any proposed clinical protocol revisions will be submitted to BARDA for discussion, and a gate check with BARDA must be cleared before the protocol revision can be submitted to the ePOC Study Site for review. Remote and on-Site monitoring activities during the duration of the ePOC Study enrollment at WFBMC will include the following:

i.	Monitor source documents to electronic data capture system for completeness and accuracy through verification of subject records and source documentation. Verify that all subjects meet inclusion/exclusion criteria and ensure proper informed consent.

ii.	Review all source records for patient safety and ensure complete documentation of all subject safety events;

iii.	Review regulatory binder to ensure complete, accurate, and up-to-date regulatory compliance at the Site.

iv.	Ensure compliance with protocol and all required guidelines;

v.	Provide Sites with necessary study supplies and develop a replenishment process;

vi.	Train Site personnel on study procedures and provide documentation of training. Ensure that study personnel are qualified by experience and training to perform assigned tasks. Conduct ongoing training and refresher courses as needed throughout the course of the study;

vii.	Ensure investigator involvement in the study and Institutional Review Board/Ethics Committee oversight;

viii.	Follow through after visits to see that all outstanding requests/needs are fulfilled;

ix.	Raise issues of significance to the appropriate level for resolution;

x.	Help Site navigate informed consent issues and support Institutional Review Board approval process;

xi.	Continued maintenance of the Investigator Site File and the Trial Master File (updated CVs, current licenses, Delegation of Authority, screening and enrollment logs);

xii.	Safety event reporting and follow-up.

1.3.1.7 ePOC Clinical Study Truthing Sessions Site 1 – WFBMC

The SMD clinical team will attend truthing sessions for all enrolled subjects to ensure adherence to the ePOC Clinical Study protocol. Truthing sessions may be combined whenever possible to truth multiple subjects simultaneously. SMD will assist in preparing a truthing packet that will include all the clinical data needed for the truthing panel to complete the truthing session with no interference with the decisions made by the truthing panel. SMD will record image feedback and image quality reporting upon completion of the truthing session. SMD will ensure data transfer back to the SMD facility, for the Algorithm Team to use the data for analysis.

1.3.1.8 ePOC Clinical Study Close-Out Site 1 – WFBMC

Upon completion of the enrollment process of the last subject enrolled at the clinical Site WFBMC, the SMD CTM/CRA shall perform a study Close Out Visit (COV), per the ePOC Study Monitoring Plan. The goal of this on-Site visit is to ensure that the ePOC Study protocol has been accurately followed by the research personnel and that clinical, imaging, and truthing data have been accurately recorded and transferred via the Data Pipeline to SMD for analysis.

The CTM/CRA will complete data verification for all subjects enrolled at WFBMC and ensure that all data was source data verified and all queries are resolved. SMD will collect WFBMC PI sign off on all CRF/eCRF casebooks. In addition, SMD will ensure that all required essential documents have been updated to reflect study closure and ensure that WFBMC IRB has been notified of study closure.

Upon completion of the closeout visit, SMD will prepare and submit a closeout visit report. SMD shall retain essential documents for 2 years (or length mandated by authorities, whichever is longer) after study completion.

1.3.2	ePOC Clinical Study Execution Site 2 – Louisiana State University Health Science Center (LSUHSC) Regional Burn Center (New Orleans, LA)

The second Site of the ePOC Study will be LSUHSC Regional Burn Center. Most activities that take place during the lifetime of the study will be similar to the activities that take place at WFBMC.

1.3.2.1 Site feasibility and Selection Site 2 – LSUHSC

Site qualification visit. As SMD will need to thoroughly vet the readiness and capacity of LSUHSC as a new study Sites to conduct the ePOC Study, SMD will design and develop a feasibility questionnaire which addresses all pertinent information to be used for evaluating a clinical research Site. SMD will conduct feasibility assessments to use LSUHSC as clinical Site to participate in this study. SMD will visit LSUHSC during a qualification visit during which SMD will perform evaluation of the investigator and research staff qualifications, facility and laboratory capabilities, Site logistics and Site infrastructure. In consultation with the Sponsor, BARDA, USG partners and other applicable health authorities, SMD will approve LSUHSC as the clinical investigative Site 2 for participation in the ePOC Study.

1.3.2.2 ePOC Clinical Study Initiation Contract Negotiation Site 2 – LSUHSC

SMD will complete activities described in section 1.3.1.1 at LSUHSC

Upon completion of the ePOC Clinical Study Contracts Negotiation, a fully executed CTA will be obtained between the study Site LSUHSC and SMD.

1.3.2.3 ePOC Clinical Study Initiation Contracts Documentation Site 2 – LSUHSC

IRB approved protocol. SMD will submit the clinical protocol to the LSUHSC IRB for approval. The IRB protocol will include a methodology to compare the FW Imaging Subsystem to the SS Imaging Subsystem on a subset of the subjects enrolled. SMD will initiate the Trial Master File for LSUHSC study Site, and develop study Site material per section 1.3.1.2.

1.3.2.4 ePOC Clinical Study EDC and other Supporting Agreements Site 2 – LSUHSC

EDC Configuration. SMD will ensure that the EDC database is built and ready for deployment to the study at the ePOC study Site, including edits checks and validation. SMD will ensure that CRFs are finalized, and will initiate clinical staff training on study Site to ensure that all Site users have proper access to the EDC system.

Truthing panel. In accordance with the ePOC Clinical Study protocol, an independent burn expert who does not practice at the study Site LSUHSC and does not directly care for any subject enrolled in the clinical study at LSUHSC, will be engaged to provide independent truthing analysis of the DeepView imaging data throughout the whole enrollment phase at the clinical Site LSUHSC. A signed agreement will be signed between SMD and this independent truthing expert.

1.3.2.5 ePOC Clinical Study Medical Device Deployment Site 2 – LSUHSC

Upon readiness of the LSUHSC clinical Site to enroll patients in the study, SMD and BARDA will enter a Go/No-Go decision gate to review the enrollment status at WFBMC. Based on the number of subjects enrolled at WFBMC, BARDA will provide their authorization to ship devices to LSUHSC to initiate subject enrollment for side-by-side imaging. Upon receipt of this authorization, SMD will deploy one FW Investigational Device and one SS Investigational Device to study Site 2 for data collection.

FW Investigational Device – the FW Investigational Devices will be similar to the DeepView Wound Imaging System Gen2. They will have the same hardware, including the FW imaging subsystems. They will differ from the Gen2 in that they will be loaded with software that meets the requirements of the clinical study.

SS Investigational Device – the SS Investigational Devices will be similar to the FW Investigational Devices, except they will have the SS Imaging Subsystem as the multispectral hardware in place of the FW Imaging Subsystem.

1.3.2.6 ePOC Clinical Study Site Initiation Visit (SIV) Site 2 – LSUHSC

SIV. SMD clinical team will attend the SIV at LSUHSC to perform the activities described in section 1.3.1.5.

Once the SIV is complete, LSUHSC can begin enrolling subjects. Training will be documented in the training log.

1.3.2.7 ePOC Clinical Study Monitoring Site 2 – LSUHSC

Upon completion on the SIV and approved Go letter issued to LSUHSC Burn Center, subjects will be enrolled per the ePOC clinical protocol for data to be collected to facilitate the side-by-side comparison of the FW and SS Imaging Subsystems. Following completion of this comparison, side-by-side imaging will cease, and single device imaging using the DV-SS device will take place for the remainder of the subjects enrolled.

Routine onsite monitoring visits (RMVs) will be scheduled approximately monthly at LSUHSC to perform the activities described in section 1.3.1.6

1.3.2.8 ePOC Clinical Study Truthing Sessions Site 2 – LSUHSC

The SMD clinical team will attend truthing sessions at LSUHSC for all enrolled subject to ensure adherence to the ePOC clinical protocol. Truthing sessions may be combined whenever possible to truth multiple subjects simultaneously. SMD will complete activities per description provided in section 1.3.1.7

1.3.2.9 ePOC Clinical Study Close-out Site 2 – LSUHSC

Upon completion of the enrollment process of the last subject enrolled at the clinical Site LSUHSC, the SMD CTM/CRA shall perform a study Close Out Visit (COV), per the ePOC Study Monitoring Plan. The goal of this on Site will be identical to what is described in section 1.3.1.8.

1.3.3	ePOC Clinical Study Execution Site 3

As a possible candidate for study Site 3, SMD is considering collaboration with the University of Tennessee Health Science Center - Firefighters Burn Center (Memphis, TN). If this Site is selected as Clinical Site 3 for the ePOC Study, SMD will perform the same steps as described for WFBMC. Activities that take place during the lifetime of the study will be similar to the activities that take place at WFBMC except for those specific activities related to Phase 1 comparing FW to SS head to head.

1.3.3.1 Site Feasibility and Selection – Site 3

Site qualification visit. As SMD will need to thoroughly vet the readiness and capacity of new study Sites to conduct the ePOC Study, SMD will design and develop a feasibility questionnaire which addresses all pertinent information to be used for evaluating a clinical research Site. SMD will identify, in collaboration with Sponsor and BARDA, local investigators, and conduct feasibility assessments to use the selected Sites and investigators to participate in this study. SMD will visit the candidate Site during a qualification visit during which SMD will perform evaluation of the investigator and research staff qualifications, facility and laboratory capabilities, Site logistics and Site infrastructure. In consultation with the Sponsor, BARDA, USG partners and other applicable health authorities, SMD will approve clinical investigative Site 3 for participation in the ePOC Study.

1.3.3.2 ePOC Clinical Study Initiation Contract Negotiation – Site 3.

SMD will complete activities described in section 1.3.1.1 at study Site 3.

Upon completion of the ePOC Clinical Study Contracts Negotiation, a fully executed CTA will be obtained between the study Site 3 and SMD.

1.3.3.3 ePOC Clinical Study Initiation Contracts Documentation – Site 3.

IRB approved protocol. SMD will submit the clinical protocol to the Site IRB for approval. The IRB protocol will include a methodology to compare the FW Imaging Subsystem to the SS Imaging Subsystem on a subset of the subjects enrolled. SMD will initiate the Trial Master File for study Site 3, and develop study Site material per section 1.3.1.2.

1.3.3.4 ePOC Clinical Study EDC and other Supporting Agreements – Site 3

EDC Configuration. SMD will ensure that the EDC database is built and ready for deployment to the study at the ePOC study Site, including edits checks and validation. SMD will ensure that CRFs are finalized, and will initiate clinical staff training on study Site to ensure that all Site users have proper access to the EDC system.

Truthing panel. In accordance with the ePOC Clinical Study protocol, an independent burn surgeon who does not practice at the study Site 3 and does not directly care for any subject enrolled in the clinical study at Site 3, will be engaged to provide independent truthing analysis of the DeepView imaging data throughout the whole enrollment phase at the clinical Site 3. A signed agreement will be signed between SMD and this independent truthing surgeon.

1.3.3.5 ePOC Clinical Study Medical Device Deployment – Site 3

When SMD has completed manufacturing SS Investigational Devices, SMD will deploy at least one of these devices at Site 3.

1.3.3.6 ePOC Clinical Study Site Initiation Visit (SIV) – Site 3

SIV. SMD clinical team will attend the SIV at Site 3 to perform the activities described in section 1.3.1.5. Once the SIV is complete and upon receipt of the Go-Letter, Site 3 can begin enrolling subjects. Training will be documented in the training log.

1.3.3.7 ePOC Clinical Study Monitoring – Site 3

Upon completion on the SIV and approved Go letter issued to Site 3, subjects will be enrolled per the ePOC clinical protocol for data to be collected using the SS Imaging Subsystem.

Routine onsite monitoring visits (RMVs) will be scheduled monthly at Site 3 to perform the activities described in section 1.3.1.6

1.3.3.8 ePOC Clinical Study Truthing Sessions – Site 3

The SMD clinical team will attend truthing sessions at Site 3 for all enrolled subjects to ensure adherence to the ePOC clinical protocol. Truthing sessions may be combined whenever possible to truth multiple subjects simultaneously. SMD will complete activities per description provided in section 1.3.1.7

1.3.3.9 ePOC Clinical Study Close-out Site 3

Upon completion of the enrollment process of the last subject enrolled at the clinical Site 3, the SMD CTM/CRA shall perform a study Close Out Visit (COV), per the ePOC Study Monitoring Plan. The goal of this on Site will be identical to what is described in section 1.3.1.8

1.3.4	ePOC Clinical Study Execution Site 4

The fourth Site of the ePOC study will be identified following similar process to selection of Site 3. To initiate subject enrollment at this center, SMD will perform the same steps as described for WFBMC. Activities that take place during the lifetime of the study will be similar to the activities that take place at WFBMC.

1.3.4.1 Site Feasibility and Selection

Site qualification visit. SMD will follow the activities 1.3.2.1 in order to qualify study Site 4.

1.3.4.2 ePOC Clinical Study Initiation Contract Negotiation – Site 4.

SMD will complete activities described in section 1.3.1.1 at study Site 4.

Upon completion of the ePOC Clinical Study Contracts Negotiation, a fully executed CTA will be obtained between the study Site 4 and SMD.

1.3.4.3 ePOC Clinical Study Initiation Contracts Documentation – Site 4.

IRB approved protocol. SMD will submit the clinical protocol to the Site 4 IRB for approval. SMD will initiate the Trial Master file for study Site 4, and develop study Site material per section 1.3.1.2.

1.3.4.4 ePOC Clinical Study EDC and other Supporting Agreements – Site 4

EDC Configuration. SMD will ensure that the EDC database is built and ready for deployment to Site 4 as described in section 1.3.1.3.

Truthing panel. In accordance with the ePOC clinical study protocol, an independent burn surgeon who does not practice at the study Site 4 will be engaged as described in section 1.3.1.3.

1.3.4.5 ePOC Clinical Study Medical Device Deployment – Site 4

When SMD has completed manufacturing SS Investigational Devices, SMD will deploy at least one of these devices at study Site 4.

1.3.4.6 ePOC Clinical Study Site Initiation Visit (SIV) – Site 4

SIV. SMD clinical team will attend the SIV at Site 4 to perform the activities described in section 1.3.1.5. Once the SIV is complete and upon receipt of the Go-Letter, Site 4 can begin enrolling subjects. Training will be documented in the training log.

1.3.4.7 ePOC Clinical Study Monitoring – Site 4

Upon completion on the SIV and approved Go letter issued to Site 4, subjects will be enrolled per the ePOC clinical protocol for data to be collected using the SS Imaging Subsystem.

Routine onsite monitoring visits (RMVs) will be scheduled monthly at Site 4 to perform the activities described in section 1.3.1.6.

1.3.4.8 ePOC Clinical Study Truthing Sessions – Site 4

The SMD clinical team will attend truthing sessions at Site 4 for all enrolled subject to ensure adherence to the ePOC clinical protocol. Truthing sessions may be combined whenever possible to truth multiple subjects simultaneously. SMD will complete activities per description provided in section 1.3.1.7.

1.3.4.9 ePOC Clinical Study Close-out Site 4

Upon completion of the enrollment process of the last subject enrolled at the clinical Site 4, the SMD CTM/CRA shall perform a study Close Out Visit (COV), per the ePOC Study Monitoring Plan. The goal of this on Site will be identical to what is described in section 1.3.1.8.

1.3.5	ePOC Clinical Study Execution Site 5

The fifth Site of the ePOC Study will be identified following similar process to selection of Site 3 and 4. Activities that take place during the lifetime of the study will be similar to the activities that take place at WFBMC.

1.3.5.1 Site feasibility and Selection – Site 5

Site qualification visit. SMD will follow the activities 1.3.2.1 in order to qualify study Site 5.

1.3.5.2 ePOC Clinical Study Initiation Contract Negotiation – Site 5.

SMD will complete activities described in section 1.3.1.1 at study Site 5.

Upon completion of the ePOC Clinical Study Contracts Negotiation, a fully executed CTA will be obtained between the study Site 5 and SMD.

1.3.5.3 ePOC Clinical Study Initiation Contracts Documentation – Site 5.

IRB approved protocol. SMD will submit the clinical protocol to the Site 5 IRB for approval. SMD will initiate the Trial Master file for study Site 5, and develop study Site material per section 1.3.1.2.

1.3.5.4 ePOC Clinical Study EDC and other Supporting Agreements – Site 5

EDC Configuration. SMD will ensure that the EDC database is built and ready for deployment to Site 5 as described in section 1.3.1.3.

Truthing panel. In accordance with the ePOC clinical study protocol, an independent burn surgeon who does not practice at the study Site 5 will be engaged as described in section 1.3.1.3.

1.3.5.5 ePOC Clinical Study Medical Device Deployment – Site 5

When SMD has completed manufacturing SS Investigational Devices, SMD will deploy at least one of these devices at study Site 5.

1.3.5.6 ePOC Clinical Study Site Initiation Visit (SIV) – Site 5

SIV. SMD clinical team will attend the SIV at Site 5 to perform the activities described in section 1.3.1.5. Once the SIV is complete and upon receipt of the Go-Letter, Site 5 can begin enrolling subjects. Training will be documented in the training log.

1.3.5.7 ePOC Clinical Study Monitoring – Site 5

Upon completion on the SIV and approved Go letter issued to Site 5, subjects will be enrolled per the ePOC clinical protocol for data to be collected using the SS Imaging Subsystem.

Routine on-Site monitoring visits (RMVs) will be scheduled monthly at Site 5 to perform the activities described in section 1.3.1.6.

1.3.5.8 ePOC Clinical Study Truthing Sessions – Site 5

The SMD clinical team will attend truthing sessions at Site 5 for all enrolled subject to ensure adherence to the ePOC clinical protocol. Truthing sessions may be combined whenever possible to truth multiple subjects simultaneously. SMD will complete activities per description provided in section 1.3.1.7.

1.3.5.9 ePOC Clinical Study Close-out Site 5

Upon completion of the enrollment process of the last subject enrolled at the clinical Site 5, the SMD CTM/CRA shall perform a study Close Out Visit (COV), per the ePOC Study Monitoring Plan. The goal of this on Site will be identical to what is described in section 1.3.1.8.

1.3.6	Device Support

Device deployment. SMD’s engineering team will ensure devices at all five centers are calibrated and functional throughout the duration of the ePOC Study. This includes deploying devices at clinical study centers prior to the SIV. Following the staged approach proposed in Table 1, investigational devices will be manufactured as shown in Table 2.

Table 2 – Investigational Devices Manufacturing Steps to support Staged Approach for Device

Deployment in Clinic

Stage	Device Designation	Type	Status	Location	Purpose
	GMP 1	FW	Existing	Site 1 Wake Forest	ePOC Stage 1: a) algorithm development data collection b) side by side comparison
	GMP 2	FW	Existing	Site 2 New Orleans	ePOC Stage 1: a) algorithm development data collection b) side by side comparison
	GMP 3	FW -> SS	Existing, to be Remanufactured into SS	Contract Manufacturer	Production process creation and update as Production Reference Device
Stage 1	GMP 4	FW -> SS	Existing, to be Remanufactured into SS	Site 1 Wake Forest	ePOC Stage 1: a) algorithm development data collection b) side by side comparison
	GMP 5	FW -> SS	Existing, to be Remanufactured into SS	Site 2 New Orleans	ePOC Stage 1: a) algorithm development data collection b) side by side comparison
	GMP 6	SS	To be manufactured	Spectral MD	For release control and testing
	GMP 7	SS	To be manufactured	Spectral MD	ePOC for clinical study execution backup
	GMP 8	SS	To be manufactured	Site 3	ePOC Stage 2: a) algorithm development data collection
	GMP 9	SS	To be manufactured	Spectral MD	ePOC for clinical study execution backup
Stage 2	GMP 1	FW -> SS	Existing, to be Remanufactured into SS after Stage 1	Site 4	ePOC Stage 2: a) algorithm development data collection
	GMP 2	FW -> SS	Existing, to be Remanufactured into SS after Stage 1	Site 5	ePOC Stage 2: a) algorithm development data collection

1.3.6.1 Field Service Box (FSB)

Field Service Boxes for the DV-FW and DV-SS devices will be assembled and utilized during routine device maintenance. The field boxes available from the previous BARDA contract will be used, and SMD will make three new additional Field Services Boxes.

FSB for the DV-SS devices will be different from the FSBs used for the DV-FW device due to the differences in the imaging modality calibration process and the tools required to perform the calibration.

1.3.6.2 Device Updates to Facilitate Clinical Study

SMD will perform engineering and software modifications to fix bugs or introduce new features to the investigational devices deployed at the clinical study Sites. Feedback and issues reporting by clinical study Site personnel or other sources with the device hardware or software will be recorded. Feedback will be entered into SMD’s ticket tracking system and subsequently addressed. Changes to investigational devices will be documented into SMD’s quality system. Upon release of a device update, the field service team will implement the update on the devices located at the clinical study Sites.

SMD shall make BARDA aware of any intended major change to the devices that would affect patient evaluation for generating clinically relevant images at least 5 business days prior to implementation.

1.3.6.3 Field Service Visits

Device maintenance and calibration will be conducted on devices deployed at the clinical study Sites. This will occur during routine Field Service Visits by SMD’s engineering team. Field Service Visits will occur monthly for each active clinical study Site. SMD will also perform service on an as-required basis. Prior to the start of these monthly visits, SMD will prepare and submit a field service procedure. This protocol will specify what assessment will be made, what maintenance will be done, and the criteria for when the device will need to be calibrated or maintained, for the DV-FW and DV-SS devices.

1.3.6.4 Re-manufacture of DeepView Devices with SS Prototype Imaging Subsystem (for clinical Sites #1 and #2).

Following completion of SS Subsystem design iteration 1, the FDA registered Contract Manufacturer (CM) selected by SMD will re-manufacture 2 FW Investigational Devices, with the SS Imaging Subsystem. These devices will be re-deployed at the ePOC Clinical Study Sites. These devices will differ from the FW devices only in that the FW imager will be replaced by the SS Imaging Subsystem. The re- manufacturing of these devices will begin once SS Imaging Subsystem design iteration 1 is ready for design transfer per our SOP201 (Design Controls).

1.3.7	Algorithm Development

1.3.7.1 ePOC Data Analysis Plan

Prior to initiation of the ePOC study, the Algorithm Team will draft a Data Analysis Plan for the ePOC Study. This plan will include detailed descriptions of the analysis methods that will be employed to investigate the four ePOC study objectives:

i.	Confounding variables identification;

ii.	Expanded indication for pediatric patient population;

iii.	SS MSI subsystem comparison to FW MSI subsystem; and

iv.	Clinical Judgment Annotations and Training Study ample size estimation.

The ePOC Data Analysis Plan will include how the analysis will address image / burn-level metrics and the correlation between images from the same burns and burns from the same patient.

1.3.7.2 Data Management

Throughout Phase I, the Algorithm Team will maintain a database of all image and non-image data collected from the ePOC Study. Prior to entering new image data into the database, the Algorithm Team will verify the ground truth masks are correct by following our internal mask verification procedure.

1.3.7.3 Algorithm Updates

Throughout the ePOC study, the Algorithm Team will re-train the Convolutional Neural Network (CNN) architectures developed in the prior BARDA contract. Re-training will occur intermittently following the transfer of ePOC Study data from the clinical study Sites to SMD. The Algorithm Team will develop iterative improvements to these CNN architectures by monitoring scientific reports and scientific literature in the field of Deep Learning and Image Processing.

1.3.7.4 SS MSI Subsystem Comparison to FW MSI Subsystem Report

SMD’s optics team is developing an MSI sensor, the SnapShot (SS) MSI subsystem, to eventually replace the large cart that is holding the current MSI sensor, the Filter Wheel (FW) MSI subsystem. An objective of the ePOC Study is to determine if new SS MSI subsystem can replace the current FW MSI subsystem in the DeepView device.

Based on metrics and performance criteria identified in the data analysis plan and outlined in Table 3, SMD will compare the spectra and algorithm performance between FW and SS subsystems. This comparison will be completed using data from the first 24 subjects that complete the ePOC Study.

Table 3 – FW and SS Comparison

	Test	Pass/Fail Criteria
Spectral Equivalence	Construct a confidence interval (CI) to compare the FW and SS spectral signatures after 24 adult subjects have completed the ePOC Clinical Study.	If the CI is narrower than the minimum allowable value, , the FW and SS imaging subsystems are spectrally equivalent, and the FW vs. SS comparison can be stopped.

Algorithm Equivalence	Construct a confidence interval (CI) to compare the FW and SS algorithm performances after 24 adult subjects have completed the ePOC Clinical Study.	If the CI is narrower than the minimum allowable value, 𝛿s , the FW and SS imaging subsystems have equivalent algorithm performance, and the FW vs. SS comparison can be stopped.

Final results of this comparison will be delivered in the SS MSI Subsystem comparison to FW MSI Subsystem report. SMD and BARDA will then enter a Go/No-Go decision gate to review the data and agree that sufficient data is provided to conclude on suitability of SS device to replace the FW device before the ePOC Study Stage 2 can be initiated.

1.3.7.5 ePOC Interim Analysis of Confounding Variables

Using data from the first 24 subjects obtained in Stage 1 of the ePOC Study from Study Sites 1 and 2, the Algorithm Team will investigate the impact of variables that potentially confound the accuracy of the burn healing assessment algorithm, using a multiple linear regression model. In this regression model, algorithm performance will be the dependent outcome variable and the potential confounding variables will be the predictors.

1.3.7.6 Interim Analysis of Clinical Judgment Annotations and Training Study Sample Size Estimation

The results of the ePOC Study will be used to estimate sample size and composition of the burn image database needed to achieve algorithm performance targets of TPR and TNR above the current standard of care which is clinician judgment. To achieve this, we will begin to document clinician judgment using a method called Clinical Judgment Annotations (CJA). We will estimate the TPR and TNR and their respective variances using this data. Then, the total required size of the algorithm training data set will be determined using a learning curve method. This study will be successful if the learning curve depicts the DeepView will eventually surpass the performance of clinical judgment, as quantified by the CJAs. Using data from the first 24 subjects obtained in the ePOC Study, SMD will conduct an interim analysis of these CJAs and provide the results in the Interim ePOC Data Analysis Report.

1.3.7.7 Interim ePOC Data Analysis Report

Upon transfer of the data for the first 24 subjects from the clinical study Sites to SMD, SMD will begin updating their results of each ePOC Clinical Study objective and then author and release an Interim ePOC Data Analysis Report for review by BARDA. This report will contain interim results on: confounding variables identification; adjustment methods for correlated burn images; clinical judgment annotations; and Training Study sample size estimation. This report will contain our final results on the SS MSI subsystem comparison to FW MSI Subsystem.

1.3.7.8 Final Analysis of Confounding Variables

Using the entire ePOC data set subjects, the Algorithm Team will finalize their investigation on the impact of variables that potentially confound the accuracy of the burn healing assessment algorithm.

1.3.7.9 Analysis of Expanded Indication for Pediatric Patient Population

Using the entire ePOC data set subjects, the Algorithm Team will finalize their investigation algorithm performance across the adult and pediatric age range.

1.3.7.10 Final Analysis of Clinical Judgment Annotations and Training Study Sample Size Estimation

Using the entire ePOC data set subjects, the Algorithm Team will finalize their estimation of the training database composition and sample size needed to achieve algorithm performance targets of TPR and TNR above the current standard of care, as identified by the Clinical Judgment Annotations.

1.3.7.11 Final ePOC Data Analysis Report

A report containing the results of the ePOC Study objectives will be authored. This report will contain the final results on the work outlined in the algorithm development tasks entitled: “Confounding Variables”; “Expanded Indication for Pediatric Patient Population”; “SS MSI subsystem comparison to FW MSI Subsystem”; and “Clinical Judgment Annotations and Training Study Sample Size Estimation.”

Conclusions that provide direction in future development of the DV-SSP device will be contained in this report. The burn detection algorithms trained with previously collected POC data perform extremely well, but with limited demographic variability due to enrollment from a single Site. Throughout the ePOC Study, the enrollment of subjects from multiple Sites will enable the collection of a data set more representative of the entire United States burn victim population. Algorithms trained on a training set representative of the population will generalize predictive ability across all demographic categories. Algorithm performance across the representative training database will exceed 88% sensitivity and 88% specificity using the same pixel-based performance metrics as the metrics used during the POC study under the previous contract. This report will be provided to the FDA in pre-submission S005 to obtain directional feedback.

1.3.8	Next Phase Study Planning

1.3.8.1 IRB Study Protocol for Algorithm Training Clinical Study

Based on the ePOC data analysis, study Site device user feedback, and in collaboration with the clinical study Site PIs and BARDA, SMD will develop an IRB protocol for the Algorithm Training Clinical Study that will take place in contract Phase II (Option I). This effort will begin with developing a list of lessons- learned from the ePOC Clinical Study that will be used to update study methods. Study objectives will be developed based on ePOC results and recommendations from the FDA-CDRH. This clinical study will be reviewed and included in the submission for the next contract Phase II (Option I).

1.3.8.2 Training Clinical Study Site Selection

SMD will begin engagement with up to 5 additional burn centers where the Training Clinical Study will be conducted during Phase II (Option 1).

1.3.8.3 Engagement with CROs

To plan and prepare for the large-scale multi-Site Training Clinical Study proposed in Phase II (Option 1) SMD will identify and engage with clinical research organizations (CROs) to discuss the support that will be needed to efficiently manage the next clinical study and estimate costs in order to discuss with BARDA.

1.4	Device Development (WBS 1.4)

1.4.1	SS Investigational Device Development

1.4.1.1 Initiate Device Design Controls

Engineering and Software Teams have already made significant progress in this area. Specifically, the following aspects of the SS Investigational Device have already been prototyped and tested for feasibility: (i) the SS Imaging Subsystem; (ii) mounting for the SS Imaging Subsystem to the DeepView cart in place of the FW Imaging Subsystem; and (iii) software integration of the SS Imaging Subsystem with the DeepView Cart. To prepare these devices for the ePOC Clinical Study, SMD will begin design controls on these devices. The master verification and validation plans for the DV-SS device will also be generated to describe the planned testing activities and will be submitted prior to initiating the ePOC study Stage 1. The level of design controls implemented for these devices will support their use for the clinical study as investigational devices.

1.4.1.2 Update User Needs and Design Specifications documents

SMD will continue design of the SS Imaging Subsystem by reviewing and updating the existing User Needs and Design Specifications documents. This will result in an updated set of design requirements that will drive the development of design outputs from the Engineering Team.

1.4.1.3 Verification of Design Inputs

The SS Imaging Subsystem designs will be reviewed, changes made where necessary, and documented as Design Inputs. Once documented, a verification plan will be drafted and approved, and then verification testing will proceed. Verification results will be analyzed and documented in a verification testing report. A summary of the verification testing results for the DV-SS device will be submitted prior to initiating the ePOC study Stage 1.

1.4.1.4 Transfer to Contract Manufacturing

SMD will work with the selected contract manufacturer (CM) to prepare the SS Investigational Device design for manufacturing, as described in 1.4.3 Contract Manufacturing

Manufacturing Validation Plan (MVP). SMD will review the processes in the manufacturing of the DV- SSP device and identify processes and equipment that will require installation and process validation. A plan will be developed for the validation of these processes.

Prepare for Manufacturing. To prepare for manufacturing of DV-SSP devices, SMD will work with the contract manufacturer to revise existing receiving and incoming inspection procedures, and order device components from qualified suppliers. Components will be inspected, and an inventory of qualified components will be generated.

Process Development and Qualifications. The manufacturing process will be developed and qualified. Process equipment will be built and debugged at the contract manufacturer. Installation Qualifications (IQ), Operational Qualifications (OQ), and Process Qualifications (PQ) will be generated.

1.4.1.5 Device Validation

SMD will work with the CM to build a SS Investigational Device, and use this device to perform and document the system level validation.

1.4.1.6 Device Labeling

Labeling text will be authored and Label Artwork will be designed to meet regulatory requirements for Investigational Device. Labeling will be applied to devices and packaging materials in a pre-production lot. Labels will be verified.

1.4.2	DV-SSP Development

1.4.2.1 Collect Voice of the Customer

Deep dive into the concepts and into User Needs and Stakeholder Needs, device history, use experience, technology, objectives, and market trends will be performed. DV-SSP concepts will be refined, compiled into a presentation, and reviewed by SMD. Concept refinement mockups and component models will be built and the usability will be evaluated. These mockups will be used in interviews with the intended users to further develop concept and inform decision on the form factor DV-SSP. Prior to these interviews, SMD will create and submit a user feedback questionnaire. This user feedback questionnaire shall be reviewed and approved by BARDA prior being utilized to collect user feedback.

1.4.2.2 SSP Concept Decision

At this Go / No-Go decision gate SMD will deliver a SSPc vs. SSPh Evaluation Report. This report will provide two final SSP concepts [cart-based (SSPc) and hand held (SSPh)] to BARDA to determine which device concept will be the final device design to be used as a minimum viable product (MVP). In addition, this evaluation report will include a comprehensive capability assessment demonstrating SMD’s ability to design, develop, and manufacture the transition to a SSPh device including the following items:

●	User Needs/Use Environment

●	Technology Availability, SMD Capability and Risk Analysis

●	Cost of Goods, Readiness of Prototypes and Time to Market Analysis

●	Regulatory Risk Analysis

The default development approach will be the SSPc device. BARDA shall approve this GO/NO SSPc vs SSPh Evaluation Report before SMD can initiate design controls based on the chosen MVP concept.

1.4.2.3 Initiate Design Controls

SMD will initiate design controls starting with documenting user needs, intended use and design and development plan which includes description of how design inputs/outputs will be documented and reviewed via planned design reviews. The master verification and validation plans will also be generated to describe the planned testing activities.

1.4.2.4 Risk Management File

A risk management file will be created and updated throughout the design development process and will include risk analysis results, risk evaluation results, risk control measures, residual risk evaluation results for each identified hazard, evaluation of overall residual risk including the evaluation and rationale for acceptance of the acceptable residual risks. The risk management file will contain risk assessment documents for device manufacturing, design, and use/application.

1.4.2.5 Device Specifications

Engineers will work with the agreed upon User Needs document to develop specifications for the DV- SSP device. Some design activities may be outsourced to User Interface, User Experience and Industrial Design firms.

1.4.2.6 Perform Prototype Design

Optical, electrical, mechanical, and software development will take place for the first prototype of the DV-SSP. This prototype will focus on generating design outputs for the aspects of the system that were not addressed in the development of the SS Imaging Subsystem design. This work will include ordering parts, assembling sub-systems, testing and updating the design documentation, and developing software for a user interface and camera controls.

1.4.2.7 Perform Prototype Verification

SMD will author and review a DV-SSP prototype verification plan. Once this plan is established, SMD will conduct verification testing to document that design outputs meet the design specifications. 3rd party EMI/EMC and Safety testing will not be performed at this stage. However, SMD will verify leakage current and ground continuity limits to ensure patient safety.

1.4.2.8 Perform Usability Analysis

SMD will conduct formative evaluation of the imaging device. This will involve interviews with potential device end users (e.g., burn and wound practitioners, vascular surgeons and podiatrists, emergency department clinicians) and visits to the use environment (e.g., burn and wound care centers, vascular and podiatrist offices, outpatient and inpatient surgical Sites, emergency departments) to discuss the proposed imaging technology and obtain feedback. This task will involve active gathering and documentation of human factors related user studies. The results will be evaluated for the need to update design inputs including risk management file. Any change(s) will be documented and further evaluated for verification impact.

1.4.2.9 Engineering Prototype (EP) Optical, Electrical, Mechanical, and Software Design

Optical, Electrical, Mechanical, and Software Design will develop the design inputs for the DV-SSP Engineering Prototype investigational device. Software will work with the selected User Experience firm to develop the user interface. The Mechanical design will be developed in collaboration with the Industrial Design firm and CM.

The CM will work in collaboration with SMD during the development of the DV-SSP Prototype device. They will participate in the generation of Design Specifications, the Risk Analysis, Design Outputs, Verification testing. The CM’s role in these processes may include engineering work, sourcing components, and providing guidance on design, especially in the design for manufacturability of the DV- SSP device.

1.4.2.10 EP Verification Testing

Verification on the DV-SSP EP investigational device will be carried out in collaboration with the Industrial Design firm, User Experience firm, and the CM. Optical, Mechanical, Electrical, and Software components of the DV-SSP EP investigational device will undergo formal verification. Verification plans and verification protocols will be authored to include the testing procedures and pass/fail criteria.

Verification testing will be conducted, results analyzed, and reports authored.

1.4.2.11 EP Transfer to Contract Manufacturing

The DV-SSP EP investigational device design will be transferred to the CM for development of the manufacturing process as described in 1.4.3 Contract Manufacturing.

1.4.2.12 EP System Validation Testing

Using an DV-SSP EP investigational device built at the CM, system validation will take place. A validation plan will be authored and approved, validation will take place in collaboration with the CM, and the results of validation will be documented. Based on risk, a subset of 60601 testing will be performed by a 3rd party at this stage. Validation reports will be authored detailing the results of all validation testing.

1.4.3 Contract Manufacturing

1.4.3.1 Contract Manufacturer Selection

The manufacture of devices for clinical studies will be done at a contract manufacturer and the DeepView product design will continue to be done in collaboration with commercial design facilities. To be able to manufacture the device with the highest quality and at commercial scales, SMD will evaluate and engage with an FDA registered and ISO 13485 certified contract manufacturing partner with experience in medical devices and commercial volumes. Within its established Supplier Qualification procedure (QA- SOP-007) SMD will select a CM that has demonstrated experience and success at producing medical devices and maintaining the highest level of quality systems, standards, and process controls.

1.4.3.2 Investigational Device Design Transfer

SMD will work with the selected contract manufacturer (CM) to transfer the FW and SS Investigational Device designs for manufacturing.

Manufacturing Validation Plan (MVP). SMD will review the processes in the manufacturing of the FW and SS Investigational Devices and identify processes and equipment that will require installation and process validation. A plan will be developed for the validation of these processes.

SMD will work with the contract manufacturer to revise and update receiving and incoming inspection procedures, and order device components from qualified suppliers. Components will be inspected, and an inventory of qualified components will be generated.

The manufacturing process for FW to SS remanufacture and SS Investigational Devices will be developed and qualified. Process equipment will be built and debugged at the contract manufacturer. Installation Qualifications (IQ), Operational Qualifications (OQ), and Process Qualifications (PQ) will be generated.

1.4.3.3 Stage 1 SS Investigational Device Manufacturing

In Stage 1 SMD will use the selected qualified contract manufacturer (CM) to remanufacture FW Investigational Devices into SS Investigational Devices, and also build new SS Investigational Devices to be deployed in clinic in accordance to the staged approach explained in Table 1.

1.4.3.4 Stage 2 SS Investigational Device Manufacturing

Upon completion of Stage 1 of the ePOC Study, SMD and BARDA will enter a Go/No-Go decision gate as described in 1.3.7.4 to make a decision on switching from FW device to SS device for entering Stage 2 of the ePOC Study. This determination will be made upon review of the SS MSI Subsystem comparison to FW MSI Subsystem Report and sufficient data to demonstrate that the SS device outputs and the FW device outputs are sufficiently equivalent.

Upon completion of this decision gate and upon receipt of BARDA’s approval, SMD will use the selected qualified contract manufacturer (CM) to build four SS Investigational Devices, as explained in Table 2.

Three of these devices will be deployed at clinical study Sites 3, 4 and 5 to image enrolled subjects. Two of these devices will be available as backup devices to support the ePOC Study. One device will be utilized in house to support release control and testing activities.

1.4.3.5 DV-SSP EP Investigational Device Design Transfer to Contract Manufacturing

In collaboration with SMD, the CM will work on the transfer of the DV-SSP EP. This process will be similar to the transfer in 1.4.3.2, and will include the development of manufacturing instructions for the device, as well as verification and validation of the manufacturing process.

1.4.4 Quality Assurance

During the duration of the Contract, SMD will create a plan for scheduling additional procedure releases coupled with and annual trainings and internal audits.

In the Base period, Internal audit of the entire SMD QMS will be performed by a qualified independent third party per the approved Quality Audit Plan (reviewed by BARDA during Feb 4, 2019 visit) to evaluate our current level of compliance to 21 CFR 820 and specific areas. These audits will allow SMD to correct any gaps or areas of concern within its QMS prior to the initiation of the Training Study in the next phase.

During the Base period, SMD will perform Quality System Improvement activities as discussed with BARDA during the on-Site visit at SMD on February 4th and 5th, 2019.

These improvement activities will include the following: (Table 4).

●	Risk Management: SMD will update existing procedures to clarify risk management process and documentation requirements as indicated in CAPA-19-01

●	Design Controls:

o	SMD will create lower-level procedures/SOPs that provide detailed instructions/steps related to creation and control of design input/output deliverables and documentation.

o	SMD Engineering will issue a Memo to DHF to indicate that the Trace Matrix TA-16- 001 is updated to reflect the Human Factors Validation which was completed as documented in Report C-REP-16-003.d

●	Personnel Training: SMD will update existing procedure to create forms that will define requirements for new employee training (on-boarding) and for individual employee training matrix based on assigned responsibilities.

●	Equipment Control: SMD will update procedure to clarify requirements for internal tracking and use of calibrated equipment.

●	Purchasing Controls: SMD will update existing procedure to clarify requirement for Supplier Quality Agreement based on supplier type.

1.5 DeepView Burn and Clinical Market Engagement (WBS 1.5)

1.5.1 Burn and Clinical Market Engagement

1.5.1.1 Market Analysis and Device User Needs Update

The market analysis for the proposed DV-SSP device will be updated and SMD’s existing User Needs document shall be updated based on: customer interaction and in collaboration with user experience and industrial design commercial partners. SMD shall submit the User needs document to BARDA per WBS section 1.4.1.2.

1.5.1.2 Clinical Engagement and Collect Feedback

SMD will maintain a system to receive feedback obtained from clinical study Sites 24-hours a day and seven days a week. SMD will engage with potential device end users (e.g., burn and wound practitioners, vascular surgeons and podiatrists, emergency department clinicians) and will visit the use environment (e.g., burn and wound care centers, vascular and podiatrist offices, outpatient and inpatient surgical Sites, emergency departments) to discuss the proposed imaging technology and obtain feedback.

SMD will maintain a plan for publishing and presenting information at burn and wound care conference will be generated. This plan will describe SMD’s plan to disseminate information about the continued development of the proposed device for burn triage. During these clinical engagements, SMD will start recruiting burn surgeons for the planned Algorithm Training Study.

1.5.1.3 Product Strategy for the Applications Beyond Burn Care

A product strategy shall be understood and developed. SMD has been developing DeepView to fulfill the needed clinical applications beyond burn care, which include Amputations, Burns, Chronic Wounds and Diabetic Foot Ulcers (A, B, C, and D), these applications makeup the full product scope for DeepView. SMD believes that a widely acceptable device will provide a Medical Counter Measure in the event of a mass casualty catastrophe, and will communicate the product strategy for the applications beyond burn care into the reports to be delivered to BARDA. In this way, the DeepView deployment and utilization during Mass Casualty event can be fully understood and planned to serve BARDA’s purpose.

Phase I (Base) Objectives

Objective: The goal of the Phase I (contract Base Phase) is to complete the following objectives: 1) accurately estimate subject sample size for the subsequent Algorithm Training Study; 2) conduct a thorough analysis of burn patient variables that may interact with the Machine Learning (ML) algorithm performance, including the pediatric burn patient population; 3) demonstrate the ML algorithm can perform effectively with data from the smaller and faster SS Imaging Subsystem; and 4) show that SMD can successfully conduct a multi-center clinical study.

Deliverable: Algorithm Training Clinical Study design and DV-SSP design reviewed by the FDA-CDRH in a pre-submission meeting (S005).

Go/No-Go: At the conclusion of the Base Phase of the contract, Spectral MD will have enrolled a total of 124 subjects, 24 of whom will be pediatric. This will allow us to determine a proper estimate for the Training and Validation studies as well as assuring that the technology will be able to serve the entire age range of the US population. In addition, a subset of these subjects will be studied with the old camera head (Filter Wheel) against the new camera head (SnapShot) in order to determine if the old camera can be abandoned in favor of the new one. Finally, we will complete the preliminary evaluation needed to determine how portable to make the new generation of the device which will be for ultimate commercial release.

Table 4 – Deliverables for Base Phase

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.1.1.1	Crossed Linked SOW and WBS	Crossed Linked SOW and WBS	SOW and WBS are updated to reflect contract scope and are agreed upon by BARDA	Q2 2019	Base
1.1.1.2	IMS Preparation	Updated Integrated Master Schedule	Integrated Master Schedule is updated to reflect contract scope and is agreed upon by BARDA	Q2 2019	Base
1.1.1.3	EVMS Framework Establishment	EVMS Framework Establishment	Budget spread files, resource loaded IMS are in place and approved by BARDA	Q2 2019	Base
1.1.1.4	Risk Management Plan Preparation	Risk Management Plan	Risk management plan is approved by BARDA	Q2 2019	Base
1.1.3.1	EVMS and Financial Tracking	Contract Performance Report	Contract Performance Report is submitted and approved by BARDA	Monthly	Base
1.1.3.5	Monthly Reports, Financial Reports and Invoices	Monthly Report, Direct Labor Invoice and Invoice for all Other Costs.	Monthly report to summarize monthly progress is submitted to BARDA, Invoice for Direct labor, Invoice for all other Costs.	Monthly	Base
1.1.5.1	IPR	In-person meeting to summarize Phase I (contract Base Phase) progress and justify continued funding of device development program.	Intent to exercise contract Option I	Q1 2021	Base
1.2.1	Regulatory Plan and Data Development Plan	Data Development Plan (DDP)	Updated DDP based on feedback received from FDA-CDRH on Dec 20, 2018	Q2 2019	Base
1.2.2	FDA-CDRH Pre- submission Meeting S004 Feedback	Documented feedback that directs actions toward successful completion of the ePOC Clinical Study.	Feedback on analysis of burn patient variables that may interact with CAD algorithm performance and methods proposed to replace FW Imaging Subsystem with SS Imaging Subsystem.	Q4 2019	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.2.3	FDA-CDRH Pre- submission Meeting S005 Feedback	Documented feedback that directs actions toward the successful initiation of the Algorithm Training Clinical Study in Contract Phase II (Option I).	Feedback on Algorithm Training Clinical Study design including sample size, burn population sampling methods, algorithm success criteria, and study methods.	Q1 2021	Base
1.3.1.2, 1.3.2.3, 1.3.3.3, 1.3.4.3, 1.3.5.3	ePOC Clinical Study Initiation Contracts Documentation	ePOC Clinical Protocol	ePOC clinical protocol is approved by BARDA and Clinical Site IRB at each clinical Site	Q2 2019, Q3 2019 and Q4 2019	Base
1.3.1.5, 1.3.2.6, 1.3.3.6, 1.3.4.6, 1.3.5.6	ePOC Clinical Study Site Initiation Visit (SIV)	SIV Go-Letter	SIV Go Letter is issued by SMD to each ePOC clinical Site	Q2 2019 and Q4 2019	Base
1.3.1.8 1.3.2.9, 1.3.3.9, 1.3.4.9, 1.3.5.9	ePOC Clinical Study Close- out	ePOC Clinical Study Close-out report	ePOC clinical Site closeout visit report is submitted to BARDA, for all Sites	Q4 2020	Base
1.3.6.3	Field Service Visits	Devices maintenance and field service protocol	SMD will submit a maintenance and field service procedure to specify what assessment will be made, what maintenance will be done, and the criteria for when the device will need to be calibrated or maintained, for the DV- FW and DV-SS devices.	Q2 2019	Base
1.3.7.1	ePOC Data Analysis Plan	Plan detailing analysis methods to be employed to investigate the ePOC study objectives.	Analysis methods for all four ePOC study objectives are established and agreed upon.	Q2 2019	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.3.7.4	SS MSI Subsystem Comparison to FW MSI Subsystem Report	Report presenting results of the comparison between the FW and SS MSI subsystem based on data collected on first 24 subjects using FW and SS side-by-side.	Data demonstrate that FW and SS MSI Subsystem show spectral equivalence and algorithm equivalence. Final decision is made to continue with only the SS MSI imaging subsystem in the ePOC study.	Q4 2019	Base
1.3.7.7	Interim ePOC Data Analysis Report

ePOC Interim Data Analysis Report that contains the following:

●      Interim Analysis of Confounding Variables Identification

●      Interim Analysis of Expanded Indication for Pediatric Patient Population

●      Interim Analysis of Clinical Judgment Annotations and Training Study Sample Size Estimation

			Interim analyses of the ePOC Study objectives are complete.	Q4 2019	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.3.7.11	ePOC Final Data Analysis Report

ePOC Study Data Analysis report that contains the following:

●      Final Analysis of Confounding Variables Identification

●      Final Analysis of Expanded Indication for Pediatric Patient Population

●      Final Analysis of Clinical Judgment Annotations and Training Study Sample Size Estimation

Report provides performance of the algorithm trained on the ePOC Study subjects’ data, representative of the population across demographic categories.

Final report with ePOC data analyses to lead to final decisions on the following aspects of the subsequent Algorithm Training Clinical Study:

●     Confounding variables that need further exploration are identified for inclusion into the enrollment criteria for the Algorithm Training Clinical Study

●     Proportion of pediatric subjects needed to complete Algorithm Training is identified for inclusion into the enrollment criteria for the Algorithm Training Clinical Study

●     Total sample size of the Algorithm Training Clinical Study is decided, based on the estimate sensitivity and specificity of clinical judgment as computed from ePOC clinical judgment annotations.

Algorithm performance to exceed 88% sensitivity and 88% specificity (using pixel-based metrics per POC Study).

				Q4 2020	Base
1.3.8.1	IRB Study Protocol for Algorithm Training Clinical Study	Initial draft of IRB protocol and objectives for Algorithm Training Study	IRB protocol drafted that addresses changes to study method and design in preparation for Phase I Review Meeting (e.g., IPR).	Q4 2020	Base
1.4.1.1	Initiate Device Design Control	Master verification and master validation plan for the DV-SS device	Describe the planned testing activities for SS Device.	Q2 2019	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.4.1.3	Verification of Design Inputs	Summary of the verification testing results for the DV-SS device.	SS Investigational Device design inputs are verified, and the system obtains images that are functionally equivalent to the old FW multispectral imager. The system is ready for transfer to manufacturing to be built for the ePOC Clinical Study.	Q2 2019	Base
1.4.1.2	Update DV-SSP User Needs and Design Specifications Documents	User Needs Document	User Needs are identified, reviewed by BARDA, and established in SMD’s quality system.	Q3 2019	Base
1.4.2.1	Collect Voice of the Customer	User feedback questionnaire	BARDA approves user feedback questionnaire prepared by SMD prior being utilized to collect user feedback	Q2 2019	Base
1.4.2.2	SSP Concept decision	SSPc vs SSPh devices evaluation report	Capability assessment report demonstrating SMD’s ability to design, develop, and manufacture the transition to a SSPh device. SSPc and SSPh specifications can be compared, to select Minimum Viable Product	Q3 2019	Base
1.4.2.3	Initiate Device Design Control	Master verification and master validation plan for the SSP device	Describe the planned testing activities for SSP device.	Q3 2019	Base
1.4.2.4	Risk Management File	Product Risk Analysis	Product risk analysis is conducted and results documented to include: results, risk evaluation results, risk control measures, residual risk evaluation results for each identified hazard, evaluation of overall residual risk including the evaluation and rationale for acceptance of the acceptable residual risks.	Throughout development	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.4.2.10	EP Verification Testing	Report documenting investigational DV-SSP EP verification testing	Investigational engineering prototype of the DV-SSP device is constructed and capable of capturing image data for burn analysis. The system is ready for use in Usability Analysis.	Q2 2020	Base
1.4.2.12	EP System validation Testing	Report documenting Investigational DV-SSP EP validation testing	Investigational DV-SSP EP device is built and passes validation testing	Q3 2020	Base
1.4.3.3	Remanufacture of FW into SS Investigational Device	Two FW devices are remanufactured by CM into (2) SS Investigational Devices Built	Two SS Investigational Devices for ePOC Study are ready to be delivered to study Sites 1 and 2.	Q2 2019	Base
1.4.3.4	Stage 2 SS Investigational Device Manufacturing	Four (4) SS Investigational Devices Built for ePOC Study	4 SS Investigational Devices Built for ePOC Study Stage 2 and in house to support release control and testing	Q4 2019	Base
1.4.4	Quality Assurance	Risk Management Procedure	Update existing procedure to clarify risk management process and documentation requirements as indicated in CAPA-19- 01.	Q2 2019	Base
1.4.4	Quality Assurance	Design Controls Procedures	Create lower-level procedures/SOPs that provide detailed instructions/steps related to creation and control of design input/output deliverables and documentation.	Q2 2019	Base
1.4.4	Quality Assurance	Personnel Training Design Controls: Engineering Memo to DHF	Memo to DHF will be issued by Engineering to indicate that the Trace Matrix TA-16-001 was inadvertently not updated to reflect the Human Factors Validation which was completed as documented in Report C-REP-16-003.	Q2 2019	Base

WBS #	Task Name	Deliverable	Success Criteria	Timing	Phase
1.4.4	Quality Assurance	Personnel Training Procedure	SMD will update existing procedure to create forms that will define requirements for new employee training (on-boarding) and for individual employee training matrix based on assigned responsibilities.	Q2 2019	Base
1.4.4	Quality Assurance	Equipment Control Procedure	Update procedure to clarify requirements for internal tracking and use of calibrated equipment.	Q2 2019	Base
1.4.4	Quality Assurance	Purchasing Controls Procedure	Update existing procedure to clarify requirement for Supplier Quality Agreement based on supplier type.	Q2 2019	Base
1.4.4	Quality Assurance	Internal QMS Audit	Internal audit of the entire SMD QMS will be performed by a qualified independent 3rd party per the approved Quality Audit Plan (reviewed by BARDA during Feb 4, 2019 visit).	Q3 2019	Base

Table 5 – Go / No-Go Decisions gates

WBS #	WBS Name	Go / No-Go Decision Gate	Entrance criteria	Decision	Timing	Option
1.3.2.5	ePOC Clinical Study Medical Device Deployment Site 2 – LSUHSC	Ship 1 FW and 1 SS devices to LSUHSC prior SIV	Contract documentation with LSUHSC in place and clinical Site ready to enter study	Decision made on shipping 1 FW and 1 SS devices to LSUHSC prior SIV and subject enrollments	Q3 2019	Base
1.3.7.4	SS MSI Subsystem Comparison to FW MSI Subsystem	SS MSI Subsystem versus FW MSI Subsystem	SMD provides data analysis based on data collected from the first 24 subjects in the ePOC Study	Determine if new SS MSI subsystem can replace the current FW MSI subsystem in the DeepView device.	Q4 2019	Base
1.4.2.2	SSP Concept Decision	SSPc or SSPh	SMD presents evaluation report between two final SSP concepts [cart-based (SSPc) and hand held (SSPh)] to BARDA	Make a decision on which of the two concepts will be final SSP product.	Q3 2019	Base

2. OPTION 1 (PHASE II: ALGORITHM TRAINING CLINICAL STUDY)

Objective: The main goal of the Option 1 portion of the contract is to successfully test the sufficient number of study subjects at multiple clinical sites as was determined from the Base contract and optimize the algorithm development to a clinically relevant statistical endpoint as determined by FDA during the Base period. The visual output from the device will be finalized in a clinically useful way for the practicing clinician. In addition, Spectral MD will lock down the design process for the new portable device.

SMD shall perform the following tasks and subtasks in accordance with the agreed upon IMS (defined in 1.1.1.2), which shall further detail the conduct of the specific tasks and subtasks.

2.1	Program Management (WBS 2.1)

2.1.1	Option 1 Initiation and Planning. The Option 1 Initiation and Planning scope in Phase II is consistent with Base Initiation and Planning scope in Phase I.

2.1.2	Project Monitoring and Tracking. The project monitoring and tracking scope in Phase II is consistent with project monitoring and tracking scope in Phase I.

2.1.3	Federal Reporting. The Federal Reporting scope in Phase II is consistent with Federal Reporting scope in Phase I.

2.1.4	Operations Management. The Operations Management scope in Phase II is consistent with Operations Management scope in Phase I.

2.1.5	Next Phase Planning. Phase II Review Meeting (with BARDA) (In Process Review). SMD will prepare and present the results of contract Phase II (Option I) to BARDA in project review meeting. This meeting will be attended by BARDA and SMD and take place at a location designated by BARDA.

2.2	Regulatory (WBS 2.2)

2.2.1	Regulatory Plan Update. The regulatory will begin with an update of the existing Regulatory Plan.

2.2.2	DV-SSP Labeling Development. In Phase II (contract Option I), SMD will devote a large effort on designing the ultimate contract deliverable, the DV-SSP device. This device will meet burn care user needs and be developed for the burn care market. The DV-SSP device is expected to include the SS Imaging Subsystem as the optical hardware. Upon completion of the DV-SSP design in the current contract Phase II (Option I), the Regulatory group will begin development of the device labeling. They will develop a plan for the language used in the labeling of the device, draft an Instruction for Use (IFU), draft labeling for device packaging, and work with a User Experience Design Firm to develop the IFU for consumers.

2.2.3	Pre-Submission Meeting S006. SMD will devote a substantial effort to complete development of the ML algorithm for the DV-SSP device. This will include a large multi-center clinical trial called the Algorithm Training Study, designed to collect multispectral images of burns that will complete the algorithm training database. Upon completion of this study a Final Report will be authored. The regulatory team will utilize the results of this final report to hold a pre-submission meeting with the FDA-CDRH. This meeting will have the following agenda topics:

i.	Update of Algorithm Development following completion of the Algorithm Training Study;

ii.	Review of the primary and secondary objectives of the Algorithm Validation Study to be performed in contract Phase III (Option II); and

iii.	Readiness for Algorithm Validation Clinical Study.

iv.	Review proposed human factor study protocol

v.	Discuss Validation Study protocol including:

a.	A description of how clinicians will be selected and how many clinicians will provide the annotations to compare with SMD’s device output.

b.	A description of how SMD will ensure the clinicians’ output in our Validation Study is representative of the current standard-of-care.

2.3	Algorithm Training Clinical Study (WBS 2.3)

2.3.1	Negotiate Contract with Clinical Research Organization (CRO). A CRO will be engaged and SMD will obtain a contract for this group to initialize and monitor the Algorithm Training Clinical Study.

2.3.2	Initialization Phase with CRO. Following contract negotiation, SMD will participate in an initialization phase with the CRO to evaluate the IRB protocol, review the EDC, and engagement with independent burn surgeons for “Truthing”.

2.3.3	Sites 1,2,3,4,5. Multiple study Sites will begin the Algorithm Training Study after study Site initialization. Unless determined otherwise, these Sites will be the same centers that participated in the ePOC Study. They will enroll subjects, and the CRO, supported by SMD, will conduct periodic SMVs throughout the duration of the study.

2.3.4	Sites 6,7,8,9,10. Up to five additional study Sites will be initialized to complete enrollment of subjects for the Algorithm Training Study if necessary.

2.3.5	Device Support for Training Study. SMD will support the imaging devices deployed in the clinical study as described in 1.3.6 Device Support. This includes: device deployment; field service boxes; device updates to address bugs or efficiency issues in software and hardware; and field service visits.

2.3.6	DV-SSP Algorithm

2.3.6.1	DV-SSP Algorithm programming. The Algorithm Team will begin programming the analyses that are scheduled to be performed with the Algorithm Training Study data. These programs will be tested and reviewed for errors. During this time, the Algorithm Team will also be optimizing algorithm performance and maintaining a database of all image data collected from the Algorithm Training Study. Upon transfer of the data to this database for the Interim Analysis Report, SMD will author and release the Algorithm Training Study Interim Analysis Report at approximately the halfway timepoint of the Training Study.

2.3.6.2	DV-SSP Algorithm Machine Learning Algorithm Development. SMD will conduct a second iteration of Machine Learning algorithm development for the DV-SSP. The result of this work will be the completion of the Algorithm Training Study Final Report and locking (i.e., freeze) of the ML algorithm in preparation for Algorithm Validation in contract Phase III (Option II).

2.3.7	Clinical Protocol for Algorithm Validation Clinical Study

2.3.7.1	Author IRB Study Protocol for Algorithm Validation. Based on the Training Study data analysis, study Site device user feedback, as well as additional clinical information from non-burn clinicians and in collaboration with the clinical study Site PIs and BARDA, SMD will develop an IRB protocol for the Algorithm Validation Clinical Study that will take place in contract Phase III (Option II).

2.4	Device Design (WBS 2.4)

2.4.1	Contract Manufacturing

2.4.1.1	Build SSP Investigational Devices. The contract manufacturer will assemble SSP Investigational Devices.

2.4.2	Requirements and Design Plan update. SMD will update the existing Design Requirements document for the DV-SSP device based on inputs collected in various clinics which include those treating amputations, burns, limb ischemia, and diabetic foot ulcers. This will result in an updated set of design requirements that will drive the development of design outputs from engineering.

2.4.3	DV-SSP Optical, Electrical, and Hardware Design Updates. DV-SSP device design will occur focusing on refining the design outputs generated in the contract Base Phase.

2.4.4	DV-SSP Software Updates. Software will continue development of the Application Software for the DV-SSP device that will include the user interface, imaging, and illumination system integration. They will do this work over two iterations of design. User interface design and usability development will be conducted with a user experience design firm that will assist in the development of the user interface workflow and graphical assets. These designs will follow design control procedures and result in software requirements and design documentation.

2.4.5	Perform Risk Management on Design. SMD will perform and document risk management tasks, for example a dFMEA (Design Failure Mode and Effect Analysis), on the DV-SSP design and packaging.

2.4.6	Confirm Design with Customers. Once the DV-SSP design is complete, SMD will conduct formative evaluation of the imaging device. This will involve interviews with potential device end users (e.g., burn practitioners and emergency department clinicians) and visits to the use environment (e.g., burn care centers and emergency departments) to discuss the proposed imaging technology and obtain feedback. Unlike task 2.5.5 User Feedback, where SMD passively obtains User Feedback, this task will involve active gathering and documentation of human factors related user studies.

2.4.7	DV-SSP Final Design Specifications. Following completion of the SSP optical, electrical, hardware, and software designs, a Final Design Specifications document for the SSP device will be approved.

2.4.8	DV-SSP Verification. Device verification will be carried out on DV-SSP components that are obtained from qualified suppliers. Optical, Mechanical, Electrical, and Software components of the DV-SSP device will undergo formal verification. Verification plans and verification protocols will be authored to include the testing procedures and pass/fail criteria and will be reviewed by quality and engineering prior to execution. Verification testing will be conducted, results analyzed, and verification reports authored. Verification reports will be reviewed by quality and engineering prior to approval.

2.4.9	DV-SSP Validation Plan. Following completion of DV-SSP Pre-verification and Pre-validation, a plan for device Verification and Validation will be authored. This plan will outline the pass/fail criteria necessary to evaluate the go/no-go milestone at the conclusion of this contract Phase II (Option I).

2.4.10	Design Document Approval. All design controls documentation for the DV-SSP device will be reviewed, updated, and approved.

2.4.11	DV-SSP Packaging Design. Engineering will develop interim packaging designs, order packaging design prototype materials, perform preliminary testing on prototype packaging, and compete the design of the DV-SSP packaging.

2.4.12	DV-SSP Supplier Activities. SMD will obtain quotes from suppliers for the DV-SSP design. From quotes, the suppliers will be selected, and supplier audits will occur prior to approval of the DV- SSP materials.

2.4.13	Phase 2 Design Review. A final design review will be performed following completion of all design activities. This will result in a formal design lock (i.e., freeze) in preparation for device validation to take place in contract Phase III (Option II).

2.4.14	Quality Assurance. Activities will be similar to the Base Phase Quality activities.

2.4.15	Expand functionality of DeepView such as to allow detection of additional markers of tissue viability assessment of healing and non-healing areas or other capabilities.

•	Goal: Leverage the capability to integrate into the current DeepView system additional novel technology and detection modality which can synergize and add overall value to the decision assist function.

•	Approach: If a new technology capability becomes available with well justifiable data, IP clarity and business alignment, then a case could be made wherein addition of the new detection modality. SMD would need to demonstrate why the new technology would be synergistic and transformative beyond the system being developed. A risk-benefit assessment should include clear impact on the timeline, risks to product clearance and market penetration, staged introduction as well as the advantages, value proposition, impact and sustainability.

•	Deliverables: The COA would identify the product deliverable as justifiable.

2.5	DeepView Burn and Clinical Market Engagement (WBS 2.5)

2.5.1	Market Analysis Update. The existing Burn and Wound Market Analysis will be updated and used to drive updates to the existing User Requirements document.

2.5.2	Cost-Effectiveness Analysis (CEA) using an established model. SMD will prepare a cost effectiveness analysis to measure the potential impact of its product on the care of US burn care.

•	Goal: Leverage the capability to conduct CEA and establish the value proposition of the DeepView product capability in Burn Care continuum

•	Approach: SMD would conduct market research to identify well qualified resources for conducting CEA and Budget Impact Modeling (BIM). An RFP will be issued to evaluate the capabilities of the CROs which can interact with KOLs, conduct analysis, develop algorithms and predictive models. Upon selection a COA would be executed for a well-defined Statement of work to be executed by the CRO.

•	Deliverables: A well-developed supportable model capable of demonstrating CEA and BIM under various scenarios. The Model and work should be publishable in peer-reviewed journals and workable in real-life scenarios to demonstrate value proposition of the DeepView device developed under the contract.

2.5.3	User Requirements Update. The existing User Requirements document will be updated based on feedback from the Market Analysis.

2.5.4	Market Release Plan Update. SMD will update the existing Market Release Plan generated in contract Phase I (Base Phase). A major update to this plan will be to explore distribution channels such as strategic partnerships.

2.5.5	Conference and Publication Strategy/Plan Update. This plan will be updated with a focus on disseminating data to clinical communities and to assemble a group of initial device users that will champion the first post-market clinical studies with the technology.

2.5.6	User Feedback. During the Algorithm Training Clinical Study, SMD will capture and record user feedback. This will result in updates to the user requirements, address device issues, and drive the generation of new device features.

Phase II (Option 1) Objectives

Objective: Finalize the design of the DV-SSP device in preparation for validation study.

Deliverable: Completed design of the ML algorithm, optical, hardware, and software components of the DV-SSP device.

Go/No-Go: At the conclusion of the Option 1 of the contract, Spectral MD will have completed enrollment of study subjects at multiple clinical sites. Multiple algorithms will have been tested to determine the optimal one for the upcoming Validation study based on the Objective. In addition, the data from the training study will allow the estimate of the proper number of subjects for the Validation study in Option 2. The visual output for the device has been finalized.

3. OPTION 2 (PHASE III: DEVICE VALIDATION CLINICAL STUDY)

Objective: The Option 2 portion of the contract will permit Spectral MD to enroll a sufficient number of study subjects at multiple clinical sites to validate the algorithm that was optimized and selected in Option 1. The validation data obtained during Option 2 will be submitted to the FDA for the final approval process and commercial release. In addition, the final manufacturing process to produce devices for commercial sales will have been optimized specifically for the FDA-cleared product.

SMD shall perform the following tasks and subtasks in accordance with the agreed upon IMS which shall further detail the conduct of the specific tasks and subtasks.

3.1	Program Management (WBS 3.1)

3.1.1	Option 2 Initiation and Planning. The Option 2 Initiation and Planning scope in Phase III is consistent with Option 1 Initiation and Planning scope in Phase I.

3.1.2	Project Monitoring and Tracking. The project monitoring and tracking scope in Phase II is consistent with project monitoring and tracking scope in Phase I.

3.1.3	Federal Reporting. The Federal Reporting scope in Phase II is consistent with Federal Reporting scope in Phase I.

3.1.4	Operations Management. The Operations Management scope in Phase II is consistent with Operations Management scope in Phase I.

3.1.5	Contract Close-out Review w/ BARDA. SMD will participate in activities required for contract close-out with the contract sponsor.

3.2	Regulatory (WBS 3.2)

3.2.1	Regulatory Plan Update. SMD will update the existing Regulatory plan.

3.2.2	US Regulatory Submissions

3.2.2.1	Submission Preparation. SMD will prepare a pre-market notification package to the FDA-CDRH for the DV-SSP device. This package will be completed following completion of all device validation processes.

3.2.2.2	Submit pre-market notification to FDA-CDRH. The pre-market notification will be approved by stakeholders and submitted to the FDA-CDRH.

3.2.2.3	FDA-CDRH Review. During the process of pre-market notification review by the FDA-CDRH, SMD will conduct work related to any inquiries or deficiencies requested by submission reviewers. This may include conducting more testing, providing additional test results, and updating labeling.

3.3	Algorithm Validation Clinical Study (WBS 3.3)

3.3.1	IRB Protocol Update and EDC Review. In collaboration with the CRO, SMD will review the Algorithm Validation Clinical Study Protocol, EDC, and make changes according to stakeholder feedback and clinical feedback.

3.3.2	Study Sites 1 through 10. Clinical study Sites that were involved in the Algorithm Training Clinical Study from the previous contract Phase II (Option I) will participate in the Algorithm Validation Clinical Study. Devices built using the qualified manufacturing process at the contract manufacturer will be obtained and deployed at these study Sites. Sites will initialize enrollment and collect data. The CRO, with the aid of SMD’s Clinical Team, will monitor study progress. Throughout the lifetime of the study, SMD will maintain and calibrate devices according to defined procedures.

3.3.3	Algorithm Validation

3.3.3.1	Validation Clinical Study data management. Algorithm Validation Study data will be reviewed and stored in a database managed by SMD.

3.3.3.2	Algorithm Validation. The Algorithm Validation Plan will be reviewed and updated. A protocol for algorithm validation will be authored and approved. Once the algorithm validation data set has been obtained from the clinical study Sites, SMD will perform validation testing. Modifications to the algorithm determined in contract Phase II (Option I) cannot be made to improve results from the validation data. Upon completion, a validation report will be generated and reviewed prior to release into the quality system.

3.4	DV-SSP Development (WBS 3.4)

3.4.1	Documentation Update (Requirements, Specifications, Design Plan, and Risk Management File). Engineering will review and, if required, update existing DV-SSP documentation including: requirements; specifications; validation plan; and Risk Management File.

3.4.2	Supplier Activities. Suppliers of materials and equipment for manufacturing of the DV-SSP device will be reviewed and updated agreements will be put in place. Supplier contracts will be updated.

3.4.3	Manufacturing Validation Plan (MVP). SMD will review the processes in the manufacturing of the DV-SSP device and identify processes and equipment that will require installation and process validation. A plan will be developed for the validation of these processes.

3.4.4	Contract Manufacturing

3.4.4.1	Prepare for Manufacturing. To prepare for manufacturing of DV-SSP devices, SMD will work with the contract manufacturer to revise existing receiving and incoming inspection procedures, and order device components from qualified suppliers. Components will be inspected, and an inventory of qualified components will be generated.

3.4.4.2	Process Development and Qualifications. The manufacturing process will be developed and qualified. Process equipment will be built and debugged at the contract manufacturer. Installation Qualifications (IQ), Operational Qualifications (OQ), and Process Qualifications (PQ) will be generated.

3.4.4.3	Pre-Production Build (devices for clinical validation). Following process development and qualification, 25 DV-SSP devices will be manufactured for Verification and Validation testing.

i.	Two devices will be built for 60601 Validation testing

ii.	Two devices will be built for Human Factors Validation

iii.	One device will be built for Market Validation

iv.	Twenty (20) devices will be built for the Algorithm Validation Clinical Study

3.4.5	DV-SSP Human Factors Validation

3.4.5.1	Human Factors Plan. Human factors verification and validation will be planned, and a protocol developed that will involve the study of device use scenarios by end users in the use environment to include burn and wound centers, outpatient and inpatient surgical Sites.

3.4.5.2	Conduct Formal Usability Testing (Verification & Validation). In a Site designed to mimic conditions of the clinical use case scenario, SMD will perform human factors testing with providers that meet the characteristics of the device user group. Production equivalent DV-SSP devices will be obtained for human factors testing.

3.4.5.3	Usability Engineering Report. Data from human factors testing will be analyzed and documented into a Usability Engineering Report. This report will be reviewed, including by members from Quality, prior to acceptance.

3.4.6	DV-SSP 60601 Standards Compliance Testing

3.4.6.1	Negotiate Contract with Test Laboratory. Standards testing will take place at an approved Test Laboratory. Prior to developing and performing standards testing, a contract will be negotiated.

3.4.6.2	Identification of Applicable Standards. SMD will work with the Test Laboratory to identify the standards testing procedures that apply to the DV-SSP device. They will include, but are not limited to, IEC 60601-1 testing including areas such as electromagnetic safety, and drop and/or tip testing.

3.4.6.3	Verification and Validation Plan and Protocol Development. The contracted Test Laboratory will develop the required plans and paperwork for standards testing. These documents will be approved with SMD prior to testing.

3.4.6.4	Standards Testing. The contracted Test Laboratory will conduct standards testing.

3.4.6.5	Standards Compliance Report. Standards testing data will be analyzed, a test report will be generated, and results will be reviewed by SMD prior to approval.

3.4.7	DV-SSP Labeling

3.4.7.1	Device and package Labeling Design and Verification. Labeling text will be authored, and Label Artwork will be designed in collaboration with a design firm. Label translations for additional languages will be performed where necessary. Labeling designs will be applied to devices and packaging materials in a pre-production lot. Labels will be verified.

3.4.7.2	Instructions for Use (IFU). The draft IFU will be reviewed and finalized in English language. In collaboration with a design firm, IFU formatting, artwork, printing, and binding processes will be developed. IFU Translations into additional languages will be performed as necessary. A pre- production order will be placed and the IFU will be approved.

3.4.8	Phase III (Option II) Review

3.4.8.1	Prep for Phase III Review. DV-SSP device and documentation will be compiled. These include but are not limited to: verification and validation testing results for the optical, mechanical, electrical, algorithm, and software subsystems; the manufacturing process validation; human factors usability testing; standards testing; and labeling.

3.5	DeepView Burn and Clinical Market Engagement (WBS 3.5)

3.5.1	Product Launch Plan Update. The existing Launch Plan will be updated based on market feedback. Details on the following will be researched and provided: estimates of device quantities by US regions; sales force training overview will be planned; and a sales force roll out plan will be developed.

Phase III (Option 2) Objectives

Objective: DV-SSP device ready for sale in US including: clearance from FDA-CDRH; GMP manufacturing capabilities; and marketing roll-out plan.

Deliverable: ML algorithm for burn healing assessment validated on independent set of human burn images; DV-SSP device clearance from FDA-CDRH; GMP manufacturing capabilities; and marketing roll-out plan.

Contract Output: At the conclusion of the BARDA-sponsored contract, Spectral MD will have an FDA-cleared, burn imaging device with the optimized algorithm that has been trained and successfully tested on a broad spectrum of subjects from pediatric to adults. In addition, Spectral MD would have obtained market feedback to promote commercial viability of the FDA-cleared device which also would meet the preparedness goals of BARDA and the USG.

4. Other Items

4.6	Facilities, Equipment and Other Resources. (Contract: Section J)

The Contractor shall provide equipment; facilities and other resources required for implementation of the SOW to comply with all Federal and HHS regulations in:

4.6.1	The humane care;

4.6.2	The acquisition, handling, storage and shipment of potentially dangerous biological and chemical agents, including Select agents under biosafety levels required for working with the biological agents under study;

4.6.3	Design and conduct of clinical trials in humans under GCP.

ATTACHMENT #2

INVOICE/FINANCING REQUEST INSTRUCTIONS - FOR COST-REIMBURSEMENT TYPE CONTRACTS

Format: Payment requests shall be submitted on the Contractor’s self-generated form in the manner and format prescribed herein and as illustrated in the Sample Invoice/Financing Request. Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, may be used in lieu of the Contractor’s self-generated form provided it contains all of the information shown on the Sample Invoice/Financing Request. DO NOT include a cover letter with the payment request.

Number of Copies: Payment requests shall be submitted in the quantity specified in the Invoice Submission Instructions in SECTION G of the Contract Schedule.

Frequency: Payment requests shall not be submitted more frequently than once every two weeks in accordance with the Allowable Cost and Payment Clause incorporated into this contract. Small business concerns may submit invoices/financing requests more frequently than every two weeks when authorized by the Contracting Officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by pre-contract cost provisions.

Billing of Costs Incurred: If billed costs include (1) costs of a prior billing period, but not previously billed, or (2) costs incurred during the contract period and claimed after the contract period has expired, the Contractor shall site the amount(s) and month(s) in which it incurred such costs.

Contractor’s Fiscal Year: Payment requests shall be prepared in such a manner that the Government can identify costs claimed with the Contractor’s fiscal year.

Currency: All government contracts are expressed in United States dollars. When the Government pays in a currency other than United States dollars, billings shall be expressed, and payment by the Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the Contracting Officer’s approval, including those set forth in an Advance Understanding in the contract, shall be identified and reference the Contracting Officer’s Authorization (COA) Number. In addition, the Contractor shall show any cost set forth in an Advance Understanding as a separate line item on the payment request.

Invoice/Financing Request Identification: Each payment request shall be identified as either:

(a) Interim Invoice/Contract Financing Request: These are interim payment requests submitted during the contract performance period.

(b) Completion Invoice: The completion invoice shall be submitted promptly upon completion of the work, but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which the contract is physically complete (whichever date is later). The Contractor shall submit the completion invoice when all costs have been assigned to the contract and it completes all performance provisions.

(c) Final Invoice: A final invoice may be required after the amounts owed have been settled between the Government and the Contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The Contractor shall furnish the information set forth in the instructions below. The instructions are keyed to the entries on the Sample Invoice/Financing Request.

(a) Designated Billing Office Name and Address: Enter the designated billing office name and address, as identified in the Invoice Submission Instructions in SECTION G of the Contract Schedule.

(b) Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number: Show the Contractor’s name and address exactly as they appear in the contract, along with the name, title, phone number, and e-mail address of the person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent. Provide the Contractor’s Vendor Identification Number (VIN), and Data Universal Numbering System (DUNS) number or DUNS+4. The DUNS number must identify the Contractor’s name and address exactly as stated on the face page of the contract. When an approved assignment has been made by the Contractor, or a different payee has been designated, provide the same information for the payee as is required for the Contractor (i.e., name, address, point of contact, VIN, and DUNS).

(c) Invoice/Financing Request Number: Insert the appropriate serial number of the payment request. Include numbering in format of year_month #.

(d) Date Invoice/Financing Request Prepared: Insert the date the payment request is prepared.

(e) Contract Number and Order Number (if applicable): Insert the contract number and order number (if applicable).

(f) Effective Date: Insert the effective date of the contract or if billing under an order, the effective date of the order.

(g) Total Estimated Cost of Contract/Order: Insert the total estimated cost of the contract, exclusive of fixed- fee. If billing under an order, insert the total estimated cost of the order, exclusive of fixed-fee. For incrementally funded contracts/orders, enter the amount currently obligated and available for payment.

(h) Total Fixed-Fee: Insert the total fixed-fee (where applicable) or the portion of the fixed-fee applicable to a particular invoice as defined in the contract.

(i) Two-Way/Three-Way Match: Identify whether payment is to be made using a two-way or three-way match. To determine required payment method, refer to the Invoice Submission Instructions in SECTION G of the Contract Schedule.

(j) Office of Acquisitions: Insert the name of the Office of Acquisitions, as identified in the Invoice Submission Instructions in SECTION G of the Contract Schedule.

(k) Central Point of Distribution: Insert the Central Point of Distribution, as identified in the Invoice Submission Instructions in SECTION G of the Contract Schedule.

(l) Billing Period: Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(m) Amount Billed - Current Period: Insert the amount claimed for the current billing period by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(n) Amount Billed - Cumulative: Insert the cumulative amounts claimed by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(o) Direct Costs: Insert the major cost elements. For each element, consider the application of the paragraph entitled “Costs Requiring Prior Approval” on page 1 of these instructions.

(1) Direct Labor: Include salaries and wages paid (or accrued) for direct performance of the contract. List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), breakdown by task performed by personnel, and amount claimed.

(2) Fringe Benefits: List any fringe benefits applicable to direct labor and billed as a direct cost. Do not include in this category fringe benefits that are included in indirect costs.

(3) Accountable Personal Property: Include any property having a unit acquisition cost of $5,000 or more, with a life expectancy of more than two years, and sensitive property regardless of cost see the HHS Contractor’s Guide for Control of Government Property (https://archive.org/details/contractorsguide00unit) (e.g. personal computers). Note this is not permitted for reimbursement without pre-authorization from the CO.

On a separate sheet of paper attached to the payment request, list each item for which reimbursement is requested. Include reference to the following (as applicable):

- Item number for the specific piece of equipment listed in the Property Schedule, and

- COA number, if the equipment is not covered by the Property Schedule.

The Contracting Officer may require the Contractor to provide further itemization of property having specific limitations set forth in the contract.

(4) Materials and Supplies: Include all consumable material and supplies regardless of amount. Detailed line-item breakdown (e.g. receipts, quotes, etc.) is required.

(5) Premium Pay: List remuneration in excess of the basic hourly rate.

(6) Consultant Fee: List fees paid to consultants. Identify consultant by name or category as set forth in the contract or COA, as well as the effort (i.e., number of hours, days, etc.) and rate billed.

(7) Travel: Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

(8) Subcontract Costs: List subcontractor(s) by name and amount billed. Provide subcontract invoices/receipts as backup documentation. If subcontract is of the cost-reimbursement variety, detailed breakdown will be required. Regardless, include backup documentation (e.g. subcontractor invoices, quotes, etc.).

(9) Other: Include all other direct costs not fitting into an aforementioned category. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(p) Cost of Money (COM): Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed, if applicable.

(q) Indirect Costs: Identify the indirect cost base (IDC), indirect cost rate, and amount billed for each indirect cost category.

(r) Fixed-Fee: Cite the formula or method of computation for fixed-fee, if applicable. The fixed-fee must be claimed as provided for by the contract.

(s) Total Amounts Claimed: Insert the total amounts claimed for the current and cumulative periods.

(t) Adjustments: Include amounts conceded by the Contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(u) Grand Totals

(v) Certification of Salary Rate Limitation: If required by the contract (see Invoice Submission Instructions in the Contract Schedule), the Contractor shall include the following certification at the bottom of the payment request:

“I hereby certify that the salaries billed in this payment request are in compliance with the HHS Salary Rate Limitation Provisions in Section H of the contract.”

**Note the Contracting Officer may require the Contractor to submit detailed support for costs claimed on payment requests. Every cost must be determined to be allocable, reasonable, and allowable per FAR Part 31.

Attachment 3 - SAMPLE INVOICE/PAYMENT REQUEST AND CONTRACT FINANCIAL REPORT

(a) (b)

Designated Billing Office Name and Address:

DHHS/OS/ASPR/AMCG

Attn: Contracting Officer

US DEPT OF HEALTH & HUMAN SERVICES

ASST SEC OF PREPAREDNESS & RESPONSE

ACQ MGMT, CONTRACTS, & GRANTS

O’NEILL HOUSE OFFICE BUILDING

Washington DC 20515

Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number:

ABC CORPORATION

100 Main Street

Anywhere, USA Zip Code

Name, Title, Phone Number, and E-mail Address of person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent.

VIN:

DUNS or DUNS+4:

(c) (d) (e) (f) (g) (h) (i) (j) (k)

Invoice/Financing Request No.:

Date Invoice Prepared:

Contract No. and Order No. (if applicable):

Effective Date:

Total Estimated Cost of Contract/Order:

Total Fixed-Fee (if applicable):

☐ Two-Way Match:

☐ Three-Way Match:

Office of Acquisitions:

Central Point of Distribution:

(l) This invoice/financing request represents reimbursable costs for the period from ______to
	Cumulative Percentage of Effort/Hrs.		Amount Billed
Expenditure Category*					Cost at Completi on	Contract Amount	Variance
	Negotiated	Actual	(m) Current	(n) Cumulative
A	B	C	D	E	F	G	H
(o) Direct Costs:
(1) Direct Labor
(2) Fringe Benefits
(3) Accountable Property
(4) Materials & Supplies
(5) Premium Pay
(6) Consultants
(7) Travel
(8) Subcontracts
(9) Other
Total Direct Costs
(p) Cost of Money
(q) Indirect Costs
(r) Fixed Fee
(s) Total Amount Claimed
(t) Adjustments
(u) Grand Totals

I certify that all payments are for appropriate purposes and in accordance with the contract.

(Name of Official)	(Title)

* Attach details as specified in the contract

Attachment 4

FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT	Project Task:	Contract No.:	Date of Report:	0990-0134 0990-0131
Note: Complete this Form in Accordance with Accompanying Instructions.	Reporting Period:	Contractor Name and Address:
Expenditure Category	Percentage of Effort/Hours		Cumulative Incurred Cost at End of Prior Period	Incurred Cost-- Current Period	Cumulative Cost to Date (D + E)	Estimated Cost to Complete	Estimated Cost at Completion (F + G)	Negotiated Contract Amount	Variance (Over or Under) (I - H)
	Negotiate	Actual
A	B	C	D	E	F	G	H	I	J

Attachment 5

INSTRUCTIONS FOR COMPLETING

“FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT”

GENERAL INFORMATION

Purpose. This Quarterly Financial Report is designed to: (1) provide a management tool for use by the Government in monitoring the application of financial and personnel resources to the BARDA funded contracts; (2) provide contractors with financial and personnel management data which is usable in their management processes; (3) promptly indicate potential areas of contract underruns or overruns by making possible comparisons of actual performance and projections with prior estimates on individual elements of cost and personnel; and (4) obtain contractor’s analyses of cause and effect of significant variations between actual and prior estimates of financial and personnel performance.

REPORTING REQUIREMENTS

Scope. The specific cost and personnel elements to be reported shall be established by mutual agreement prior to award. The Government may require the contractor to provide detailed documentation to support any element(s) on one or more financial reports.

Number of Copies and Mailing Address. An original and two (2) copies of the report(s) shall be sent to the contracting officer at the address shown on the face page of the contract, no later than 30 working days after the end of the period reported. However, the contract may provide for one of the copies to be sent directly to the Contracting Officer’s Representative.

REPORTING STATISTICS

A modification which extends the period of performance of an existing contract will not require reporting on a separate quarterly report, except where it is determined by the contracting officer that separate reporting is necessary. Furthermore, when incrementally funded contracts are involved, each separate allotment is not considered a separate contract entity (only a funding action). Therefore, the statistics under incrementally funded contracts should be reported cumulatively from the inception of the contract through completion.

Definitions and Instructions for Completing the Quarterly Report. For the purpose of establishing expenditure categories in Column A, the following definitions and instructions will be utilized. Each contract will specify the categories to be reported.

(1)	Key Personnel. Include key personnel regardless of annual salary rates. All such individuals should be listed by names and job titles on a separate line including those whose salary is not directly charged to the contract but whose effort is directly associated with the contract. The listing must be kept up to date.

(2)	Personnel--Other. List as one amount unless otherwise required by the contract.

(3)	Fringe Benefits. Include allowances and services provided by the contractor to employees as compensation in addition to regular salaries and wages. If a fringe benefit rate(s) has been established, identify the base, rate, and amount billed for each category. If a rate has not been established, the various fringe benefit costs may be required to be shown separately. Fringe benefits which are included in the indirect cost rate should not be shown here.

(4)	Accountable Personal Property. Include nonexpendable personal property with an acquisition cost of $1,000 or more and with an expected useful life of two or more years, and sensitive items regardless of cost. Form HHS 565, “Report of Accountable Property,” must accompany the contractor’s public voucher (SF 1034/SF 1035) or this report if not previously submitted. See “Contractor’s Guide for Control of Government Property.”

(5)	Supplies. Include the cost of supplies and material and equipment charged directly to the contract, but excludes the cost of nonexpendable equipment as defined in (4) above.

(6)	Inpatient Care. Include costs associated with a subject while occupying a bed in a patient care setting. It normally includes both routine and ancillary costs.

(7)	Outpatient Care. Include costs associated with a subject while not occupying a bed. It normally includes ancillary costs only.

(8)	Travel. Include all direct costs of travel, including transportation, subsistence and miscellaneous expenses. Travel for staff and consultants shall be shown separately. Identify foreign and domestic travel separately. If required by the contract, the following information shall be submitted: (i) Name of traveler and purpose of trip; (ii) Place of departure, destination and return, including time and dates; and (iii) Total cost of trip.

(9)	Consultant Fee. Include fees paid to consultant(s). Identify each consultant with effort expended, billing rate, and amount billed.

(10)	Premium Pay. Include the amount of salaries and wages over and above the basic rate of pay.

(11)	Subcontracts. List each subcontract by name and amount billed.

(12)	Other Costs. Include any expenditure categories for which the Government does not require individual line item reporting. It may include some of the above categories.

(13)	Overhead/Indirect Costs. Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(14)	General and Administrative Expense. Cite the rate and the base. In the case of nonprofit organizations, this item will usually be included in the indirect cost.

(15)	Fee. Cite the fee earned, if any.

(16)	Total Costs to the Government.

PREPARATION INSTRUCTIONS

These instructions are keyed to the Columns on the Quarterly Report.

Column A--Expenditure Category. Enter the expenditure categories required by the contract.

Column B--Percentage of Effort/Hours Negotiated. Enter the percentage of effort or number of hours agreed to during contract negotiations for each labor category listed in Column A.

Column C--Percentage of Effort/Hours-Actual. Enter the cumulative percentage of effort or number of hours worked by each employee or group of employees listed in Column A.

Column D--Cumulative Incurred Cost at End of Prior Period. Enter the cumulative incurred costs up to the end of the prior reporting period. This column will be blank at the time of the submission of the initial report.

Column E--Incurred Cost-Current Period. Enter the costs which were incurred during the current period.

Column F--Cumulative Incurred Cost to Date. Enter the combined total of Columns D and E.

Column G--Estimated Cost to Complete. Make entries only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column H--Estimated Costs at Completion. Complete only if an entry is made in Column G.

Column I--Negotiated Contract Amount. Enter in this column the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column J--Variance (Over or Under). Complete only if an entry is made in Column H. When entries have been made in Column H, this column should show the difference between the estimated costs at completion (Column H) and negotiated costs (Column I). When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column J by Column I, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications. List any modification in the amount negotiated for an item since the preceding report in the appropriate cost category.

Expenditures Not Negotiated. List any expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) in the appropriate cost category and complete all columns except for I. Column J will of course show a 100 percent variance and will be explained along with those identified under J above.

Attachment 6

INCLUSION ENROLLMENT REPORT

This report format should NOT be used for data collection from study participants

Study Title:
Total Enrollment:	Protocol Number:
Contract Number:
PART A. TOTAL ENROLLMENT REPORT: Number of Subjects Enrolled to Date (Cumulative) by Ethnicity and Race
Ethnic Category	Sex/Gender
	Females	Males	Unknown or Not Reported	Total
Hispanic or Latino
Not Hispanic or Latino
Unknown (Individuals not reporting ethnicity)
Ethnic Category: Total of All Subjects*
Racial Categories
American Indian/Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of All Subjects*
PART B. HISPANIC ENROLLMENT REPORT: Number of Hispanics or Latinos Enrolled to Date (Cumulative)
Racial Categories	Females	Males	Unknown or Not Reported	Total
American Indian or Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More Than One Race
Unknown or not reported
Racial Categories: Total of Hispanics or Latinos**
*These totals must agree **These totals must agree

Attachment 7 - Research Patient Care Costs

Research Patient Care Costs

(a) Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b) Research patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine research patient care costs. Research patient care rates or amounts shall be established by the Secretary of HHS or his/her duly authorized representative.

(c) Prior to submitting an invoice for research patient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for research patient care.

(d) The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e) Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

Attachment 8 - Report of Government Owned, Contractor Held Property

REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY
CONTRACTOR:	CONTRACT NUMBER:
ADDRESS:	REPORT DATE:
ADDRESS1:
ADDRESS2:	FISCAL YEAR:
CITY:
STATE:
ZIP:
CLASSIFICATION	BEGINNING OF		ADJUSTMENTS			END OF PERIOD
	#ITEMS	VALUE	GFP ADDE	CAP ADDE	DELETIONS	#ITEMS	VALUE
LAND >=$25K
LAND <$25K
OTHER REAL >=$25K
OTHER REAL <$25K
PROPERTY UNDER CONST
PROPERTY UNDER CONST
PLANT EQUIP >=$25K
PLANT EQUIP <$25K
SPECIAL TOOLING >=$25K
SPECIAL TOOLING <$25K
SPECIAL TEST EQUIP
SPECIAL TEST EQUIP
AGENCY PECULIAR
AGENCY PECULIAR <$25K
MATERIAL >=$25K
PROPERTY UNDER MFR
PROPERTY UNDER MFR
SIGNED BY:

SIGNATURE	DATE SIGNED:
NAME	Email
TITLE	TELEPHONE

Report of Government Owned, Contractor Held Property (Rev 10/2014)

End of Contract No. 75A50119C00033